                                                                 EXECUTION COPY
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                            MOORE NORTH AMERICA, INC.

                      ------------------------------------

                                CREDIT AGREEMENT

                           dated as of August 2, 2002

                      ------------------------------------

                                  $400,000,000
                         Senior Secured Credit Facility

                      ------------------------------------

                           SALOMON SMITH BARNEY INC.,
                   as Sole Lead Arranger and Sole Book Runner

                               CITICORP USA, INC.,
                             as Administrative Agent

                            THE BANK OF NOVA SCOTIA,
                              as Syndication Agent

                             FLEET NATIONAL BANK and
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                           as Co-Documentation Agents



================================================================================


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                                TABLE OF CONTENTS

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SECTION 1.          DEFINITIONS...............................................................................1

         1.1.       Defined Terms.............................................................................1
         1.2.       Rules of Construction....................................................................33

SECTION 2.          TERM LOANS...............................................................................34

         2.1.       Term Loans...............................................................................34
         2.2.       Repayment of Term Loans..................................................................36
         2.3.       Use of Proceeds..........................................................................36

SECTION 3.          AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS.........................................36

         3.1.       Revolving Credit Commitments.............................................................36
         3.2.       Commitment Fee...........................................................................37
         3.3.       Proceeds of Revolving Credit Loans.......................................................37
         3.4.       Swing Line Commitment....................................................................38
         3.5.       Issuance of Letters of Credit............................................................39
         3.6.       Participating Interests..................................................................40
         3.7.       Procedure for Opening Letters of Credit..................................................40
         3.8.       Payments in Respect of Letters of Credit.................................................40
         3.9.       Letter of Credit Fees....................................................................41
         3.10.      Letter of Credit Reserves................................................................42
         3.11.      Further Assurances.......................................................................43
         3.12.      Obligations Absolute.....................................................................43
         3.13.      Participations...........................................................................44

SECTION 4.          GENERAL PROVISIONS APPLICABLE TO LOANS...................................................44

         4.1.       Procedure for Borrowing..................................................................44
         4.2.       Conversion and Continuation Options......................................................45
         4.3.       Changes of Commitment Amounts............................................................46
         4.4.       Optional and Mandatory Prepayments; Repayments of Term Loans.............................47
         4.5.       Interest Rates and Payment Dates.........................................................52
         4.6.       Computation of Interest and Fees.........................................................52
         4.7.       Certain Fees.............................................................................53
         4.8.       Inability to Determine Interest Rate.....................................................53
         4.9.       Pro Rata Treatment and Payments..........................................................54
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                                       -i-


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         4.10.      Illegality...............................................................................56
         4.11.      Requirements of Law......................................................................57
         4.12.      Indemnity................................................................................61
         4.13.      Repayment of Loans; Evidence of Debt.....................................................61
         4.14.      Replacement of Lenders...................................................................63
         4.15.      Aggregate Maximum Loans Borrowed.........................................................63

SECTION 5.          REPRESENTATIONS AND WARRANTIES...........................................................63

         5.1.       Financial Condition......................................................................63
         5.2.       No Change................................................................................64
         5.3.       Existence; Compliance with Law...........................................................65
         5.4.       Power; Authorization.....................................................................65
         5.5.       Enforceable Obligations..................................................................66
         5.6.       No Legal Bar.............................................................................66
         5.7.       No Material Litigation...................................................................66
         5.8.       Investment Company Act...................................................................66
         5.9.       Federal Regulation.......................................................................66
         5.10.      No Default...............................................................................67
         5.11.      Taxes....................................................................................67
         5.12.      Subsidiaries.............................................................................67
         5.13.      Ownership of Property; Liens.............................................................68
         5.14.      ERISA....................................................................................68
         5.15.      Collateral Documents.....................................................................68
         5.16.      Copyrights, Patents, Permits, Trademarks and Licenses....................................69
         5.17.      Environmental Matters....................................................................70
         5.18.      Accuracy and Completeness of Information.................................................71
         5.19.      Labor Matters............................................................................71
         5.20.      Solvency.................................................................................72
         5.21.      Use of Proceeds..........................................................................72
         5.22.      Canadian Property........................................................................72

SECTION 6.          CONDITIONS PRECEDENT.....................................................................72

         6.1.       Conditions to Initial Loans and Letters of Credit........................................72
         6.2.       Conditions to All Loans and Letters of Credit............................................76
         6.3.       Permitted Acquisitions...................................................................77

SECTION 7.          AFFIRMATIVE COVENANTS....................................................................78

         7.1.       Financial Statements.....................................................................78
         7.2.       Certificates; Other Information..........................................................80
         7.3.       Payment of Obligations...................................................................81
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                                      -ii-


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         7.4.       Conduct of Business and Maintenance of Existence.........................................81
         7.5.       Maintenance of Property; Insurance.......................................................82
         7.6.       Inspection of Property; Books and Records; Discussions...................................82
         7.7.       Notices..................................................................................83
         7.8.       Environmental Laws.......................................................................84
         7.9.       Additional Collateral and Guarantees.....................................................85
         7.10.      Post-Closing Matters.....................................................................86
         7.11.      Compliance with Law......................................................................86
         7.12.      Security Interests; Further Assurances...................................................86
         7.13.      Required Interest Rate Agreements........................................................87
         7.14.      Use of Proceeds and Letters of Credit....................................................87
         7.15.      Taxes....................................................................................87
         7.16.      Existing Senior Notes....................................................................87

SECTION 8.          NEGATIVE COVENANTS.......................................................................88

         8.1.       Indebtedness.............................................................................88
         8.2.       Limitation on Liens......................................................................90
         8.3.       Limitation on Contingent Obligations.....................................................93
         8.4.       Prohibition of Fundamental Changes.......................................................94
         8.5.       Prohibition on Sale of Assets............................................................94
         8.6.       Limitation on Investments................................................................97
         8.7.       Capital Expenditures.....................................................................99
         8.8.       Hedge Agreements........................................................................100
         8.9.       Financial Covenants.....................................................................100
         8.10.      Clauses Restricting Subsidiary Distributions............................................101
         8.11.      Limitation on Dividends.................................................................102
         8.12.      Transactions with Affiliates............................................................102
         8.13.      Limitation on Changes in Fiscal Year....................................................103
         8.14.      Limitation on Lines of Business.........................................................103
         8.15.      Amendments to Certain Documents.........................................................103
         8.16.      Limitation on Prepayments and Amendments of Certain Debt; Refinancing of
                        Existing Senior Notes...............................................................103
         8.17.      No Further Negative Pledge..............................................................104

SECTION 9.          EVENTS OF DEFAULT.......................................................................104


SECTION 10.         THE AGENTS AND THE ISSUING LENDER.......................................................107

         10.1.      Appointment.............................................................................107
         10.2.      Delegation of Duties....................................................................108
         10.3.      Exculpatory Provisions..................................................................108
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         10.4.      Reliance by Agents......................................................................109
         10.5.      Notice of Default.......................................................................109
         10.6.      Non-Reliance on Agents and Other Lenders................................................109
         10.7.      Indemnification.........................................................................110
         10.8.      Agent in Its Individual Capacity........................................................110
         10.9.      Successor Administrative Agent..........................................................111
         10.10.     Issuing Lender as Issuer of Letters of Credit...........................................111
         10.11.     Other Agents............................................................................111
         10.12.     Parallel Debt...........................................................................112

SECTION 11.         MISCELLANEOUS...........................................................................113

         11.1.      Amendments and Waivers..................................................................113
         11.2.      Notices.................................................................................115
         11.3.      No Waiver; Cumulative Remedies..........................................................117
         11.4.      Survival of Representations and Warranties..............................................117
         11.5.      Indemnification; Payment of Expenses and Taxes..........................................117
         11.6.      Successors and Assigns; Participations and Assignments..................................119
         11.7.      Adjustments; Set-off....................................................................123
         11.8.      Counterparts............................................................................124
         11.9.      Governing Law; Third Party Rights.......................................................124
         11.10.     Submission to Jurisdiction; Waivers.....................................................124
         11.11.     [Reserved]..............................................................................125
         11.12.     Interest................................................................................125
         11.13.     Severability............................................................................126
         11.14.     Integration.............................................................................126
         11.15.     Acknowledgments.........................................................................126

SECTION 12.         COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS..................................127

         12.1.      Collateral Account......................................................................127
         12.2.      Proceeds of Destruction, Taking and Collateral Dispositions.............................128
         12.3.      Application of Proceeds.................................................................129
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                                      -iv-


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SCHEDULES

Schedule I        List of Addresses for Notices; Lending Offices;
                     Commitment Amounts
Schedule II       Pricing Grid
Schedule III      Subsidiary Guarantors
Schedule 5.1(c)   Certain Financial Items
Schedule 5.3      Existence; Compliance with Law
Schedule 5.7      Litigation
Schedule 5.10     No Default
Schedule 5.11     Taxes
Schedule 5.12     Subsidiaries
Schedule 5.15(b)  UCC and Other Necessary Filings
Schedule 5.17     Environmental Matters
Schedule 7.9      Subsidiaries Exempt from Subsection 7.9
Schedule 7.10     Post-Closing Matters
Schedule 8.1(a)   Existing Indebtedness
Schedule 8.2(h)   Existing Liens
Schedule 8.3(d)   Existing Contingent Obligations
Schedule 8.5      Dispositions
Schedule 8.6      Existing Investments
Schedule 8.12     Existing Affiliate Transactions

EXHIBITS

Exhibit A         Form of Revolving Credit Note
Exhibit B-1       Form of Tranche A Term Note
Exhibit B-2       Form of Tranche B Term Note
Exhibit C         Form of Swing Line Note
Exhibit D         Form of Assignment and Acceptance
Exhibit E-1       Form of U.S. Collateral Agreement
Exhibit E-2A      Form of Canadian-Ontario Collateral Agreement
Exhibit E-2B      Form of Canadian-Quebec Collateral Agreement
Exhibit F         Form of L/C Participation Certificate
Exhibit G         Form of Non-Bank Certificate
Exhibit H-1       Form of Subsidiary Guarantee
Exhibit H-2       Form of Parent Guarantee
Exhibit I         Form of Swing Line Loan Participation Certificate
Exhibit J-1       Form of Opinion of Latham & Watkins
Exhibit J-2       Form of Opinion of Foreign Counsel
Exhibit J-3       Form of Opinion of Domestic Local Counsel
Exhibit K         Form of Closing Certificate
Exhibit L         Form of Solvency Certificate

Exhibit M-1       Form of Control Agreement - Deposit Account
Exhibit M-2       Form of Control Agreement - Securities Account
Exhibit N         Form of Perfection Certificate

         CREDIT AGREEMENT, dated as of August 2, 2002, among MOORE NORTH AMERICA, INC., a Delaware corporation ("Borrower"), the Guarantors named herein, the several lenders from time to time party hereto (the "Lenders") and CITICORP USA, INC. as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, Borrower will (1) repay both the existing $42.75 million 7.84% Series A Senior Notes due 2006 and the $57.25 million 8.05% Series B Senior Notes due 2009 (including any prepayment fees) (together, the "Existing Senior Notes"), on or about September 4, 2002; (2) repay outstanding loans under the Existing Senior Credit Facility (as defined herein); and (3) provide funds for working capital needs (collectively, the "Transactions");

         WHEREAS, to finance the Transactions and to pay fees and expenses in connection therewith, Borrower has requested that the Lenders establish the credit facilities set forth herein;

         NOW, THEREFORE, Borrower, the Administrative Agent and the Lenders agree as follows:

         SECTION 1. DEFINITIONS

         1.1. Defined Terms. As used in this Agreement, the terms defined in the caption hereto shall have the meanings set forth therein, and the following terms have the following meanings:

         "Accepting Tranche B Lenders": as defined in subsection 4.4(e).

         "Acquisition": any transaction or series of related transactions for
(a) the direct or indirect (i) acquisition of all or substantially all of the Property of a Person, or of any business or division of a Person or (ii) acquisition of in excess of 50% of the Capital Stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary of such Person, or (b) a merger or consolidation or any other combination with another Person.

         "Acquisition Consideration": the purchase consideration for any Acquisition and all other payments made and liabilities incurred by any Credit Party or any of its Subsidiaries in exchange for, or as part of, or in connection with any Acquisition, whether paid in cash or by exchange of Capital Stock or of assets or otherwise and whether payable on or prior


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                                      -2-


to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments and liabilities representing the purchase price and any assumptions of liabilities, "earn-outs" and other Profit Payment Agreements, consulting agreements, service agreements and non-competition agreements and other liabilities of every type and description.

         "Additional Term Loan B Facility": as defined in subsection 2.1(c).

         "Adjustment Date": as defined in the definition of Applicable Margin.

         "Administrative Agent": as defined in the Preamble hereto.

         "Affiliate": of any Person (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) any Person who is a director or officer
(i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, whether by ownership of securities, contract, proxy or otherwise, or (y) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

         "Agents": the collective reference to the Administrative Agent, the Syndication Agent, the Sole Lead Arranger and any other agent for the Lenders designated in connection with the syndication and in accordance with Section 10 by the Administrative Agent with respect to the Credit Documents in a written notice to Borrower, including the Co-Documentation Agent.

         "Agreement": this Credit Agreement, as amended, supplemented or modified from time to time.

         "Alternate Base Rate": for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

         1. the rate of interest announced publicly by Citibank N.A. in New York, New York, from time to time, as Citibank N.A.'s base rate;

         2. the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offer-ing rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank N.A., by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank N.A. in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and
    (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank N.A. for determining the then current annual assessment payable by Citibank N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

         3. 0.5% per annum plus the Federal Funds Rate.

         "Alternate Base Rate Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

         "Applicable Acquisition Documents": as defined in subsection 6.3(iv).

         "Applicable Margin": for Tranche A Term Loans, Tranche B Term Loans, Revolving Credit Loans and Swing Line Loans of the Types set forth below, the rate per annum set forth under the relevant column heading opposite such Loans below:

                                 Alternate
                                 Base Rate           Eurodollar
                                   Loans                Loans
                                   -----                -----
Tranche A Term Loans               1.00%                2.00%
Tranche B Term Loans               2.00%                3.00%
Revolving Credit Loans             1.00%                2.00%
Swing Line Loans                   1.00%           Not applicable

; provided that, from and after the date on which Borrower shall have delivered financial statements for the first fiscal quarter ending at least six months after the Closing Date, the Applicable Margin with respect to Tranche A Term Loans, Revolving Credit Loans and Swing


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                                      -4-


Line Loans will be adjusted on each Adjustment Date (as defined below) to the applicable rate per annum set forth in the pricing grid attached hereto as
Schedule II based on the Leverage Ratio as determined from the most recently delivered financial statements delivered pursuant to subsection 7.1. Changes in the Applicable Margin resulting from changes in the Leverage Ratio shall become effective on the date (the "Adjustment Date") on which such financial statements are delivered to the Lenders (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this definition; provided that (a) the Applicable Margin shall be initially the rate per annum set forth under the relevant column heading above; (b) if for any reason the financial statements required by subsection 7.1 are not timely delivered to the Lenders, during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered in compliance with subsection 7.1, the Applicable Margin shall be the highest Applicable Margin; (c) any change in the Applicable Margin as a result of a change in the Leverage Ratio shall apply to all Loans for each day during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change in the Applicable Margin; (d) if an Event of Default exists on any Adjustment Date or other date upon which the Applicable Margin would otherwise be adjusted hereunder, the Applicable Margin shall in no event be reduced on such Adjustment Date or other date from the Applicable Margin in effect immediately prior to such Adjustment Date or other date until such Event of Default is cured or waived; and (e) for so long as the Loans are rated by Moody's and S&P at least BBB- and Baa3, the Applicable Margin shall be the lowest Applicable Margin set forth on Schedule II (regardless of the Leverage Ratio) (it being understood that at any time that this clause (e) does not apply, the Applicable Margin will be determined as set forth above).

         "Approved Fund": any fund that is advised or managed by (a) a Lender,
(b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

         "Asset Sale": any sale, sale-leaseback, transfer, lease, conveyance or other disposition by any Credit Party or any of its Subsidiaries of any of its Property, including the Capital Stock of any Subsidiary, except (1) sales and dispositions permitted by subsections 8.5(a), (b), (c), (e), (f) and (g), and
(2) any such transaction or series of transactions which, if an Asset Sale, would not generate Net Proceeds in excess of $100,000 (or, when taken together with all other such transactions, in excess of $500,000 in any fiscal year).

         "Assignee": each Person acquiring Loans as Commitments pursuant to subsection 11.6(c).

         "Assignment and Acceptance": an assignment and acceptance substantially in the form of Exhibit D.

         "Available Revolving Credit Commitment": as to any Lender, at a particular time, an amount equal to (a) the amount of such Lender's Revolving Credit Commitment at such time less (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender pursuant to subsection 3.1, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans; provided that, for purposes of calculating the Revolving Credit Commitments pursuant to subsection 3.2, the amount referred to in this clause
(ii) shall be zero, (iii) such Lender's L/C Participating Interest in the aggregate amount available to be drawn at such time under all outstanding Letters of Credit issued by the Issuing Lender and (iv) such Lender's Revolving Credit Commitment Percentage of the aggregate outstanding amount of L/C Obligations; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

         "Available Tranche A Term Credit Commitment": as to any Lender, at a particular time, but prior to the Tranche A Term Loan Termination Date, an amount equal to (a) the original amount of such Lender's Tranche A Term Loan Commitment less (b) the aggregate amount of such Lender's Tranche A Term Loans made to Borrower pursuant to subsection 2.1(a).

         "Available Tranche B Term Credit Commitment": as to any Lender, at a particular time, but prior to the Tranche B Term Loan Termination Date, an amount equal to (a) the original amount of such Lender's Tranche B Term Loan Commitment less (b) the aggregate amount of such Lender's Tranche B Term Loans made to Borrower pursuant to subsections 2.1(b) and 2.1(d).

         "Bankruptcy Code": Title I of the Bankruptcy Reform Act of 1978, as amended and codified at Title 11 of the United States Code.

         "Base Amount": as defined in subsection 8.7.

         "Board": the Board of Governors of the Federal Reserve System, together with any successor.

         "Borrower": as defined in the Preamble hereto.

         "Borrowing Date": any Business Day specified in a notice pursuant to
(a) subsection 3.4 or 4.1 as a date on which Borrower requests the Swing Line Lender or the Lenders to make Loans hereunder or (b) subsection 3.5 as a date on which Borrower requests the Issuing Lender to issue a Letter of Credit hereunder.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "BVBA": Moore Group Services bvba, a 99.99% direct Subsidiary of MCL organized under the laws of Belgium.

         "Canadian Collateral Agreement": the collateral agreement substantially in the form of Exhibit E-2A or Exhibit E-2B, as appropriate, executed and delivered by each Grantor that is organized or continued under the laws of Canada or any province thereof and each Grantor that owns any Property of the type that would constitute Collateral located in, or with respect to which the enforceability, creation and/or perfection of a security interest in or Lien thereon is governed by the laws, of Canada or any political subdivision or province thereof in accordance with the requirements of this Agreement and in form and substance reasonably satisfactory to the Administrative Agent and conforming to the requirements of Canadian law, as amended, amended and restated, supplemented or modified from time to time.

         "Capital Expenditures": for any period, all amounts which would, in accordance with GAAP, be set forth as capital expenditures (including any amount attributable to capitalized interest) on the consolidated statement of cash flows or other similar statement of MCL and its Subsidiaries for such period but shall exclude any expenditures made with the proceeds of condemnation, eminent domain, appropriation or similar proceedings affecting real property or with insurance proceeds.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof (or, with respect to non-U.S. banking institutions, similar instruments) having combined capital and surplus of not less than $500,000,000 (or the foreign currency equivalent thereof); (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
(d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or
(h) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management.

         "CERCLA": as defined in subsection 5.17(g).

         "Change in Law": with respect to any Lender (or Participant or Assignee), the adoption of, or change in, any law, rule, regulation, policy, guideline, request (including, without limitation, a request of any Governmental Authority to change the Lender's (or Participant's or Assignee's) applicable lending office) or directive (whether or not having the force of law) or any change in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Lender (or Participant or Assignee), in each case after the Closing Date.

         "Change of Control": (a) an event whereby any "person" or "group" (as such terms are used in Sections 12(d) and 13(d) of the Exchange Act) (other than one or more Permitted Holders) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 30% or more of the outstanding voting power of the outstanding voting Capital Stock of MCL; provided, however, in the case of a Permitted Holder (1) the event whereby such Permitted Holder acquired such voting power or voting Capital Stock was approved by the board of directors of MCL and (2) the chief executive officer and any three principal executive officers as of the date the Permitted Holder acquired such voting power or voting Capital Stock shall continue to hold such offices for a period of one year from the date thereof (other than a failure to hold such office due to death, disability, voluntary resignation or termination for cause); (b) the board of directors of MCL shall cease to consist of at least a majority of Continuing Directors; (c) the failure of MCL to own, beneficially, directly or indirectly at least 100% of the issued and outstanding Capital Stock of Moore Holdings U.S.A. Inc.; or (d) the failure of Moore Holdings U.S.A. Inc. to own, beneficially, directly or indirectly at least 100% of the issued and outstanding Capital Stock of Borrower.

         "Closing Date": the date not later than August 2, 2002, on which the Lenders make their initial Loans or the Issuing Lender issues the initial Letter of Credit.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Co-Documentation Agent": each of Fleet National Bank and Canadian Imperial Bank of Commerce.

         "Collateral": all Property and assets of the Grantors, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "Collateral Account": the collateral account or sub-account established and maintained by the Administrative Agent (or a Lender that agrees to be an administrative sub-agent for the Administrative Agent) in its name as Administrative Agent for the benefit of the Secured Parties, in accordance with the provisions of subsection 12.1.

         "Commercial L/C": a commercial documentary Letter of Credit under which the Issuing Lender agrees to make payments in Dollars for the account of Borrower, on behalf of Borrower or a Subsidiary, in respect of obligations of Borrower or such Subsidiary in connection with the purchase of goods or services in the ordinary course of business.

         "Commitment": as to any Lender at any time, such Lender's Swing Line Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and/or Revolving Credit Commitment; collectively, as to all the Lenders from time to time, the "Commitments".

         "Commitment Fee Rate": 1/2 of 1% per annum calculated in accordance with subsection 3.2.

         "Commitment Percentage": as to any Lender at any time, its Tranche A Term Loan Commitment Percentage, Tranche B Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as the context may require.

         "Commodities Account": as defined in the U.S. Collateral Agreement.

         "Confidential Information Memorandum": as defined in subsection 5.18.

         "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Borrower and its Subsidiaries at such date.

         "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

         "Consolidated EBITDA": for any period, Consolidated Net Income for such period, minus any reversal of any reserve to the extent included in Consolidated Net Income, plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or write-off of debt discount, debt issuance, and net costs associated with Interest Rate Agreements to which any Credit Party is a party (including commitment fees and other periodic bank charges), (c) depreciation and amortization expense and (d) franchise taxes; provided that (i) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded, (ii) the impact of foreign currency and hedging translations and transactions shall be excluded and (iii) all other extraordinary or non-recurring gains, losses and charges shall be excluded (including any gain or loss from the sale of Property).

         "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period less interest income for such period to the extent deducted from Consolidated Interest Expense less the sum of (i) the aggregate amount actually paid by MCL and its Subsidiaries during such period on account of Capital Expenditures and (ii) income and franchise taxes paid by MCL and its Subsidiaries during such period to (b) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Dividend Payments, if any, made to Persons other than MCL or any Subsidiary of MCL and
(c) scheduled payments made during such period on account of principal of Indebtedness of MCL or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans) made to Persons other than MCL or any Subsidiary of MCL; provided, however, that for purposes of clause (c) the aggregate principal amount of repayments of the Existing Senior Notes (including any prepayment or make-whole fees) shall be excluded from such definition.

         "Consolidated Indebtedness": at a particular date, the aggregate stated balance sheet amount of all Indebtedness of MCL and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date.

         "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Financing Leases) of MCL and its Subsidiaries for such period with respect to all outstanding Indebtedness of MCL and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) determined in accordance with GAAP minus interest income for such period; provided, however, that any and all prepayments or make-whole amounts with respect to the Existing Senior Notes shall be excluded from this definition.

         "Consolidated Net Income": for any period, net income of MCL and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that: (i) the net income (but not net loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall not be included whether or not dividends or distributions have been paid (in cash or otherwise) to MCL or any of its Subsidiaries, (ii) the net income of any Person that is not a direct or indirect wholly owned Subsidiary of MCL shall only be included to the extent dividends or other distributions are actually paid in cash and (iii) the net income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is prohibited or not permitted at the date of determination.

         "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

         "Contested Collateral Lien Conditions": with respect to any Permitted Lien of the type described in clauses (a), (b) and (d) of subsection 8.2, the following conditions:

    (i) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

    (ii) at the option and upon request of the Administrative Agent, the appropriate Credit Party shall have deposited with the Administrative Agent a sum sufficient to pay and discharge such Lien and the Administrative Agent's reasonable estimate of all interest and penalties related thereto; and

    (iii) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be pari passu or superior to the Lien and security interest created and evidenced by the Security Documents.

         "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, with-out limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or indemnities provided pursuant to transactions permitted hereunder. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by Borrower in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by Borrower in good faith.

         "Continuing Directors": the directors of MCL on the Closing Date and each other director if, in each case, such other director's nomination for election to the board of directors of MCL is recommended by at least a majority of the then Continuing Directors or by a nominations committee thereof.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the Property owned by it is bound.

         "Control Agreement": as defined in the U.S. Collateral Agreement.

         "Credit Documents": the collective reference to this Agreement, the Notes, the Security Documents, the Guarantees and all other documents delivered to any Agent and/or any Lender in connection herewith or therewith, and, solely for purposes of subsections 9(a) and (d) and subsection 11.15, the Fee Letter.

         "Credit Parties": the collective reference to Borrower and the Guarantors.

         "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Deposit Account": as defined in the U.S. Collateral Agreement.

         "Destruction": any and all damage to, or loss or destruction of, or loss of title to (other than pursuant to any sale or disposition made on an arm's-length basis or otherwise permitted hereunder), all or any portion of the Collateral.

         "Dividend Payments": dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Capital Stock of any Credit Party or any of its Subsidiaries, but excluding dividends paid through the issuance of additional shares of Capital Stock and any redemption or exchange of any Capital Stock of such Person through the issuance of Capital Stock of such Person.

         "Dollars" and "$": lawful money of the United States.

         "Domestic Subsidiary": each Subsidiary of a Person other than a Foreign Subsidiary of such Person.

         "Eligible Assignee": (a) a Lender or any Affiliate or Approved Fund of such Lender, (b) a commercial bank having total assets the Dollar equivalent of which is in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, the Dollar equivalent of which is in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company or other financial institution or fund reasonably acceptable to the Administrative Agent and Borrower), (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, the Dollar equivalent of which is in excess of $250,000,000 or (e) any other Person approved by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrower; provided, however, that "Eligible Assignee" shall not include any Credit Party, any Affiliate thereof or any Affiliate of any of them.

         "Employee Benefit Plan": an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which any Credit Party or any of its Subsidiaries could incur liability.

         "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority or Requirements of Law (including, without limitation, common law) relating to pollution or protection of the environment (including, without limitation, ambient air, soil, subsurface strata, surface water, groundwater and natural resources such as flora, fauna and wetlands) or health, including, without limitation, release or threatened re-lease, manufacture, storage, treatment, handling, transport or disposal of Hazardous Materials, as now or may at any time hereafter be in effect.

         "Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorizations required under any Environmental Law.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Entity": any member of an ERISA Group.

         "ERISA Event": (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer any Pension Plan;
(f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan;
(g) the receipt by any ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to MCL or any of its Subsidiaries.

         "ERISA Group": Borrower, any Subsidiary of Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any Subsidiary of Borrower, are treated as a single employer under Section 414 of the Code.

         "Eurocurrency Liabilities": as defined in Regulation D of the Board.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate": with respect to any Interest Period for any Eurodollar Loans, the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank N.A. in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Loans of Citibank N.A. for a period equal to such Interest Period.

         "Eurodollar Lending Office": as to any Lender, the office of such Lender which shall be making or maintaining Eurodollar Loans.

         "Eurodollar Loans": any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

         "Eurodollar Rate": with respect to any Interest Period for any Eurodollar Loans, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

         "Event of Default": any of the events specified in Section 9; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Excess Cash Flow": for any fiscal year of MCL, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA of MCL for such fiscal year, (ii) decreases in Consolidated Working Capital of MCL for such fiscal year, and (iii) an amount equal to the aggregate net non-cash loss on the disposition of property by MCL and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at Consolidated Net Income of MCL, over (b) the sum, without duplication, of (i) the aggregate amount actually paid by MCL or any of its Subsidiaries in cash dur-ing such fiscal year on account of capital expenditures (other than capital expenditures made with the proceeds of eminent domain or condemnation proceedings to the extent such proceeds are not included in the determination of Consolidated EBITDA for such fiscal year and capital expenditures funded with the proceeds of the incurrence of Indebtedness, the issuance of Capital Stock or Asset Sales), (ii) the aggregate amount of payments of principal in respect of any Indebtedness during such fiscal year (other than (A) pursuant to subsection 4.4(b), (B) payments of principal in respect of any revolving credit facility to the extent that there is not an equivalent reduction in the commitments in respect of such facility and (C) any repayment of Indebtedness to the extent made with the proceeds of the incurrence of Indebtedness or the issuance of Capital Stock), (iii) cash interest expense (including fees paid in connection with letters of credit and surety bonds and commitment fees and other periodic bank charges) of MCL or any of its Subsidiaries, (iv) the amount of taxes actually paid in cash by MCL or any of its Subsidiaries for such fiscal year either during such fiscal year or within a normal payment period thereof, (v) to the extent added to Consolidated Net Income in calculating Consolidated EBITDA for such fiscal year, the net cash cost of Interest Rate Agreements and franchise taxes, (vi) the amount of cash actually paid by MCL or any of its Subsidiaries in connection with clause (iii) of the proviso in the definition of Consolidated EBITDA, (vii) increases in Consolidated Working Capital of MCL for such fiscal year, and (viii) an amount equal to the aggregate net non-cash gain on the disposition of property by MCL or any of its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at Consolidated Net Income.

         "Exchange Act": the Securities Exchange Act of 1934, as amended.

         "Excluded Taxes": in the case of each Lender and Administrative Agent, taxes (including franchise taxes) imposed on its overall net income by (i) the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or Administrative Agent is incorporated or organized or (ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent or such Lender maintains an office (including any minimum taxes imparted in lieu of a tax on overall net income).

         "Existing or Additional Tranche B Lenders": as defined in subsection 2.1(d).

         "Existing Senior Credit Facility": the Amended and Restated Credit Agreement dated as of August 5, 1999 among FRDK, Inc. as Borrower, MCL as guarantor, the subsidiary guarantors named therein, the Lenders named therein and The Bank of Nova Scotia as agent.

         "Existing Senior Notes": as defined in the Recitals hereto.

         "Existing Term Loan B Facility Increase": as defined in subsection 2.1(c).

         "Facility": each of (a) the extensions of credit made hereunder in the form of Tranche A Term Loans (the "Term Loan A Facility"), (b) the extensions of credit made hereunder in the form of Tranche B Term Loans (the "Term Loan B Facility") and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility"), and "Facilities" means the collective reference to the Term Loan A Facility, the Term Loan B Facility and the Revolving Credit Facility.

         "Federal Funds Rate": for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter": the letter among Borrower, MCL, Citicorp USA, Inc. and Salomon Smith Barney Inc. relating to the payment of certain fees in respect of the Facilities.

         "Financing Lease": (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of MCL and its consolidated Subsidiaries and (b) any other such lease to the extent that the then present value of any rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

         "Foreign Plan": any employee benefit plan within the meaning of Section 3(3) of ERISA (irrespective of whether such plan is subject to ERISA) maintained or contributed to by MCL or any of its Subsidiaries with respect to employees employed outside the United States.

         "Foreign Stock Pledge": each stock pledge in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by the stockholders of Moore Belgium NV, Moore Group Services bvba, Moore International BV, Moore Business Forms Holdings UK Limited, Peak Technologies Holdings Ltd., Moore Brasil Ltda, Moore de Mexico Holdings, S.A. de C.V., and any Credit Party or any of its Subsidiaries that executes the Security Agreements from time to time pursuant to subsection 7.9, in accordance with the requirements of this Agreement and in form and substance reasonably satisfactory to the Administrative Agent and conforming to applicable law, in each case, as amended, amended and restated, supplemented or modified from time to time.

         "Foreign Subsidiary": each Subsidiary of any Person which is not organized under the laws of the United States or any state thereof or the District of Columbia.

         "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation, and, in the case of each Credit Party, Indebtedness in respect of the Loans.

         "GAAP": generally accepted accounting principles in Canada as in effect from time to time, except that for purposes of subsection 8.9 and subsection 8.10, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in subsection 5.1(b). In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Credit Parties and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating each Credit Party's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by each Credit Party, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC (or the equivalent of any of the foregoing in Canada).

         "Governmental Authority": any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Grantors": each Person that grants a security interest in or Lien on its Property pursuant to the Security Documents, which shall include Borrower, Moore Holdings U.S.A. Inc., The Nielsen Company, Litho Industries, Inc., Peak Technologies Inc., MH Holdings Limited, Quality Color Press, and any Credit Party or any of its Subsidiaries that executes the Security Agreements from time to time pursuant to subsection 7.9.

         "Guarantees": the collective reference to the Parent Guarantee and the Subsidiary Guarantee and any guarantee which may from time to time be executed and delivered pursuant to subsection 7.9.

         "Guarantors": the collective reference to the Parent Guarantors and the Subsidiary Guarantors.

         "Hazardous Materials": any pollutants, contaminants, chemicals, materials or constituents, wastes or hazardous, toxic or other substances that may give rise to liability, or are subject to regulation, under any Environmental Law, including, without limitation, asbestos, petroleum and any petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls and urea-formaldehyde insulation.

         "Hedge Agreements": all interest rate swaps, caps or collar agreements, forwards or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Highest Lawful Rate": as defined in subsection 11.12.

         "Increased or Additional Tranche B Term Loan": as defined in subsection 2.1(c).

         "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under Financing Leases of such Person and the obligations (including contingent obligations) of such Person under and in respect of synthetic lease transactions under which such Person or any Affiliate of such Person is the lessee, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit (whether drawn or undrawn), surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Contingent Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of subsection 8.1 and subsection 9(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership in-terest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

         "Indemnitee": as defined in subsection 11.5(b).

         "Initial Tranche B Term Loan" or "Initial Tranche B Term Loans": as defined in subsection 2.1(b).

         "Installment Amount": for each Tranche and on each Installment Payment Date, the relevant amount of principal of such Tranche required to be repaid pursuant to subsection 4.4(c) or (d), as the case may be.

         "Installment Payment Date": each Tranche A Installment Payment Date and each Tranche B Installment Payment Date.

         "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Interest Payment Date": (a) as to Alternate Base Rate Loans, the last day of each March, June, September and December, commencing on the first such day to occur after any Alternate Base Rate Loans are made or any Eurodollar Loans are converted to Alternate Base Rate Loans, (b) as to any Eurodollar Loan in respect of which Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which Borrower has selected a longer Interest Period than the periods described in clause (b), the last day of each three calendar month interval during such Interest Period and, in addition, the last day of such Interest Period.

         "Interest Period": with respect to any Eurodollar Loan:

         (a) initially, the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to such Eurodollar Loan and ending (x) until the earlier of (1) the completion of the syndication of the Loans and Commitments shall have been completed (as determined by the Administrative Agent in its sole discretion) and (2) 30 days after the Closing Date, seven days thereafter and (y) in all other cases, one, two, three or six months thereafter (or, with the consent of each applicable Lender, nine or twelve months thereafter) as selected by Borrower in its notice of borrowing as provided in subsection 4.1 or its notice of conversion as provided in subsection 4.2; and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending (x) until the earlier of (1) the completion of the syndication of the Loans and Commitments shall have been completed (as determined by the Administrative Agent in its sole discretion) and (2) 30 days after the Closing Date, seven days thereafter and (y) in all other cases, one, two, three or six months thereafter (or, with the consent of each applicable Lender, nine or twelve months thereafter) as selected by Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan;

provided that the foregoing provisions relating to Interest Periods are subject to the following:

         (A) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

         (B) any Interest Period that would otherwise extend beyond (i) in the case of an Interest Period for a Term Loan, the final Installment Payment Date shall end on such Installment Payment Date or, if such Installment Payment Date shall not be a Business Day, on the next preceding Business Day; and (ii) in the case of any Interest Period for a Revolving Credit Loan, the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, or if the Revolving Credit Termination Date shall not be a Business Day, on the next preceding Business Day;

         (C) if Borrower shall fail to give notice as provided above in clause
    (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into an Alternate Base Rate Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 4.2); and

         (D) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

         "Investment": for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of equity interests, bonds, notes, debentures or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); (c) any capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) any other Person; and (d) the entering into, or direct or indirect incurrence, of any Contingent Obligation with respect to Indebtedness or other liability of any other Person.

         "Investment Election Notice": as defined in subsection 12.2.

         "Issuing Lender": collectively, Citibank N.A. and any of its Affiliates, as issuers of the Letters of Credit.

         "Law": any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or Canada or any state, province or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "L/C Application": as defined in subsection 3.5(a).

         "L/C Obligations": the obligations of Borrower to reimburse the Issuing Lender for any payments made by the Issuing Lender under any Letter of Credit that have not been reimbursed by Borrower pursuant to subsection 3.8(a).

         "L/C Participating Interest": an undivided participating interest in the face amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto.

         "L/C Participation Certificate": a certificate in substantially the form of Exhibit F.

         "L/C Sub-Account": as defined in subsection 12.1(d).

         "Lenders": as defined in the Preamble hereto.

         "Letters of Credit": the collective reference to the Commercial L/Cs and the Standby L/Cs; individually, a "Letter of Credit".

         "Leverage Ratio": as of any day, the ratio of Consolidated Indebtedness as of such day to Consolidated EBITDA for the period of the then immediately preceding four completed fiscal quarters ending on or immediately prior to such day. For purposes of calculating the Leverage Ratio, Consolidated EBITDA shall be calculated on a pro forma basis for actual trailing four quarter EBITDA of the acquired entity adjusted from time to time to give effect to any Permitted Acquisition consummated in the relevant period as if such acquisition occurred on the first day of such period.

         "Lien": any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim, charge, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

         "Loans": the collective reference to the Swing Line Loans, the Term Loans, and the Revolving Credit Loans; individually, a "Loan".

         "Majority Facility Lenders": with respect to each Facility, the holders of in excess of 50% of the aggregate unpaid principal amount of the Term Loans or the Revolving Credit Exposure, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of in excess of 50% of the aggregate amount of Revolving Credit Commitments).

         "Material Adverse Effect": a material adverse effect on (i) the business, assets, results of operations, properties, condition (financial or otherwise), contingent liabilities, prospects (as such prospects relate to the initial and updated annual financial projections of MCL and its Subsidiaries) or material agreements (that are filed or are required to be filed in any report with the SEC pursuant to the Exchange Act) of MCL and its Subsidiaries, taken as a whole; (ii) the ability of Borrower, MCL, The Nielsen Company and Peak Technologies Inc. to perform their respective obligations under any Credit Document; (iii) the ability of any Credit Party or any of its Subsidiaries taken as a whole (other than Borrower, MCL, The Nielsen Company and Peak Technologies Inc.) to perform their respective obligations under any Credit Document; (iv) the material rights and remedies of the Lenders under any Credit Document; or
(v) the value of the Collateral or the validity, enforceability, perfection or priority of the Liens granted to the Administrative Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral pursuant to the Security Documents.

         "Material Subsidiary": any Subsidiary that would be a "significant subsidiary" of MCL within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 (replacing references to 10 per cent therein with 5 per cent), or any group of Subsidiaries forming or constituting a related business segment or business unit that would comprise a Material Subsidiary if merged or consolidated into one Person.

         "MCL": Moore Corporation Limited, a Canadian corporation.

         "Moody's": Moody's Investors Service, Inc.

         "Multiemployer Plan": a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions (ii) to which any ERISA Entity has within the preceding five plan years made contributions, or (iii) with respect to which Borrower or a Subsidiary could incur liability.

         "Net Proceeds": the aggregate cash proceeds received (subject to the provisions of subsections 8.5(d), (h) and (l), to the extent applicable) by any Credit Party or any of its Subsidiaries in respect of:

         (a) (i) any issuance or borrowing of any debt securities (including debt securities convertible into, or exchangeable or exercisable for, Capital Stock) or loans by any Credit Party or any of its Subsidiaries other than debt or loans permitted to be incurred or borrowed pursuant to subsection 8.1 (other than any Subordinated Indebtedness) or (ii) any issuance by any Credit Party or any of its Subsidiaries of Capital Stock;

         (b) any Asset Sale or any insurance recoveries in respect of any Destruction or any proceeds or awards on account of any Taking; provided that (i) so long as no Event of Default then exists, the net proceeds of any such insurance recoveries in respect of any Destruction or net award of any such Taking shall constitute Net Proceeds only to the extent such recoveries are not reinvested in properties or assets owned (or to be owned) by a Credit Party or any of its wholly owned Subsidiaries having a fair market value at least equal to the amount of such net proceeds or net awards within 270 days from the date of such Asset Sale, Destruction or Taking, and (ii) if the property subject to such Destruction or Taking constituted Collateral under the Security Documents then (x) such net insurance proceeds or net awards shall be deposited and maintained in the Collateral Account pending the reinvestment contemplated in clause (b)(i) of this definition and applied in accordance with subsection 12.2; provided that there -------- shall be no obligation to deposit any such net proceeds unless and until, and only to the extent that, the aggregate amount at any time outstanding (and not applied in accordance with this Agreement) exceeds $15,000,000 (such $15,000,000 to be calculated net of the amount to be reinvested under any then existing binding contract entered into by MCL or any of its Subsidiaries to reinvest such net proceeds), and (y) any property purchased with the net proceeds or net awards thereof shall be mortgaged or pledged, as the case may be, to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties in accordance with subsection 7.9; and

         (c) [Reserved]

         (d) any cash payments received in respect of promissory notes delivered to any Credit Party or any of its Subsidiaries in respect of an Asset Sale delivered to any Credit Party or any of its Subsidiaries in respect of an Asset Sale;

in each case net of (without duplication) (w) to the extent such Indebtedness and such Lien are permitted hereunder, the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of any Credit Party or any of its Subsidiaries (that are collateral for any such debt securities or loans) that are sold or otherwise disposed of in connection with such Asset Sale or subject to the applicable Destruction or Taking, (x) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting the applicable event or events described in clauses (a) through (d) above, (y) any taxes (including any withholding) reasonably attributable to the applicable event or events described in clauses (a) through (d) above and reasonably estimated by any Credit Party to be actually payable and (z) in the case of any receipt of proceeds by a Subsidiary, any amount required to be distributed to the holders of any minority equity interest in the respective Subsidiary (or in any other Subsidiary which directly or indirectly holds equity interests in such Subsidiary).

         "Non-Bank Certificate": a certificate substantially in the form of Exhibit G.

         "Non-Funding Lender": as defined in subsection 4.9(c).

         "Non-Qualified Subsidiary": each subsidiary of MCL that is not a Qualified Subsidiary.

         "Notes": the collective reference to the Swing Line Notes, the Revolving Credit Notes and the Term Loan Notes; each of the Notes, a "Note".

         "Obligations": as defined in the U.S. Collateral Agreement.

         "Officers' Certificate": as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents or by its Chief Financial Officer or its Treasurer or any Assistant Treasurer or, in the case of Foreign Subsidiaries, officers or persons performing comparable functions.

         "Other Taxes": as defined in subsection 4.11(d)(ii).

         "Parent Guarantee": the Parent Guarantee, substantially in the form of Exhibit H-2, to be made by each direct and indirect holding company of Borrower in favor of the Ad-ministrative Agent for the benefit of the Secured Parties, as the same may be amended, modified or supplemented from time to time.

         "Parent Guarantor": each of MCL, Moore Holdings U.S.A. Inc. and each direct and indirect holding company of Borrower existing on the Closing Date or thereafter created or acquired.

         "Participants": as defined in subsection 11.6(b).

         "Participating Lender": any Revolving Credit Lender (other than the Issuing Lender) with respect to its L/C Participating Interest in each Letter of Credit.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

         "Pension Plan": an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which any Credit Party or any of its Subsidiaries could incur liability.

         "Perfection Certificate": as defined in subsection 6.1(p).

         "Permitted Acquisitions": as defined in subsection 8.6(h).

         "Permitted Holder": (i) any "person" or "group" (as such terms are used in Sections 12(d) and 13(d) of the Exchange Act) which, as of the Closing Date, own 10% or more of the outstanding voting power of the outstanding Capital Stock of MCL, (ii) each Person who is, as of the Closing Date, a director of MCL and
(iii) each person or group who is an Affiliate of one or more of the persons or groups described in clause (i) or (ii) of this definition.

         "Permitted Liens": Liens permitted to exist under subsection 8.2.

         "Person": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PPSA": the Personal Property Security Act (Ontario) and any other applicable Canadian, provincial or territorial personal property security or similar legislation, together with all rules, regulations and interpretations thereunder or related thereto.

         "Profit Payment Agreement": any agreement to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

         "Pro Forma Balance Sheet": as defined in subsection 5.1(a).

         "Property": any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Capital Stock or other ownership interests of any Person.

         "Qualified Subsidiary": each wholly owned Domestic Subsidiary of MCL which is a Guarantor and a party to the Security Documents.

         "Real Property": all right, title and interest of any Person (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by any Company, whether by lease, license or other use or occupancy agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof or thereon.

         "Refinancing": the refinancing, renewal, extension, replacement, defeasance or refunding, in whole or in part, of any Indebtedness; provided that
(i) any such Refinancing is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith; and (ii) such Refinancing has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced.

         "Refunded Swing Line Loans": as defined in subsection 3.4(b).

         "Register": as defined in subsection 11.6(d).

         "Regulation U": Regulation U (12 C.F.R. Part 221) of the Board of Governors of the United States Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Regulation X": Regulation X (12 C.F.R. Part 224) of the Board of Governors of the United States Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in Section 4241 of ERISA.

         "Required Lenders": at a particular time, the holders of in excess of 50% of the sum of (i) the Term Loans then outstanding, (ii) the unutilized Tranche A Term Loan Commitment and the unutilized Tranche B Term Loan Commitment and (iii) the Revolving Credit Commitments, or if the Revolving Credit Commitments have been terminated in full, the Revolving Credit Exposure. The Term Loans and the Revolving Credit Commitments of any Non-Funding Lender shall be disregarded in determining Required Lenders at any time.

         "Requirement of Law": as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, order or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": with respect to any Person, the president, chief executive officer, the chief operating officer, the chief financial officer, treasurer, corporate controller or any vice president of such Person.

         "Revolving Credit Commitment": as to any Lender, its obligations to (i) make Revolving Credit Loans to Borrower pursuant to subsection 3.1 and (ii) purchase its L/C Participating Interest in any Letter of Credit, in an aggregate amount not to exceed the amount set forth under such Lender's name in Schedule I opposite the caption "Revolving Credit Commitment" or in Schedule 1 to the Assignment and Acceptance by which such Lender acquired its Revolving Credit Commitment, as the same may be reduced from time to time pursuant to subsection
4.3 or 4.4 or adjusted pursuant to subsection 11.6(c); collectively, as to all the Lenders, the "Revolving Credit Commitments". The original aggregate principal amount of the Revolving Credit Commitments is $125,000,000.

         "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment.

         "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date.

         "Revolving Credit Exposure": the sum of (i) the aggregate unpaid principal amount of the Revolving Credit Loans, (ii) participations in Swing Line Loans, (iii) the aggregate amount available to be drawn at such time under all outstanding Letters of Credit and (iv) L/C Obligations.

         "Revolving Credit Facility": as defined in the definition of Facility.

         "Revolving Credit Lender": any Lender with a Revolving Credit
Commitment.

         "Revolving Credit Loans": as defined in subsection 3.1(a).

         "Revolving Credit Note": as defined in subsection 4.13(e).

         "Revolving Credit Termination Date": the earlier of (a) August 2, 2007 or, if such date is not a Business Day, the immediately preceding Business Day and (b) such other earlier date as the Revolving Credit Commitments shall terminate hereunder.

         "Sale and Leaseback Transaction": any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

         "Secured Parties": the collective reference to the Administrative Agent, each other Agent, the Lend ers and each party to an Interest Rate Agreement relating to the Loans if at the date of entering into such Interest Rate Agreement such Person was a Lender or an Affiliate of a Lender and such Person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such Person (i) appoints the Administrative Agent as its agent under the applicable Credit Documents and (ii) agrees to be bound by the provisions of Section 12.3 of this Agreement.

         "Securities Account": as defined in the U.S. Collateral Agreement.

         "Security Agreements": the collective reference to the U.S. Collateral Agreement, the Canadian Collateral Agreement and each Foreign Stock Pledge and any security or collateral agreement which may from time to time be executed and delivered by any Credit Party or any of its Subsidiaries pursuant to subsection 7.9, in each case as amended, amended and restated, supplemented or modified from time to time.

         "Security Documents": the collective reference to the Security Agreements, all UCC, PPSA or other financing statements and other instruments of perfection, including the Perfection Certificate, required by this Agreement or the Security Agreements to be executed, delivered and/or filed or recorded, and any other documents utilized to pledge to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, any Property as collateral for the Obligations in each case, as amended, amended and restated, supplemented or modified from time to time.

         "Sole Lead Arranger": Salomon Smith Barney Inc.

         "Solvent" and "Solvency": when used with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "S&P": Standard and Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

         "Standby L/C": an irrevocable letter of credit under which the Issuing Lender agrees to make payments in Dollars for the account of Borrower, on behalf of Borrower or any Subsidiary of Borrower in respect of obligations of Borrower or such Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which Borrower or such Subsidiary is or proposes to become a party in Borrower's or such Subsidiary's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might customarily be issued.

         "Subordinated Indebtedness": Indebtedness that is subordinated on terms and conditions and pursuant to documentation reasonably satisfactory to the Administrative Agent.

         "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. A Subsidiary shall be deemed wholly owned by a Person who owns directly or indirectly all of the voting shares of stock or other interests of such Subsidiary having voting power under ordinary circumstances to vote for directors or other managers of such corporation, partnership or other entity, except for directors' qualifying shares.

         "Subsidiary Guarantee": the Subsidiary Guarantee, substantially in the form of Exhibit H-1, to be made by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, modified or supplemented from time to time.

         "Subsidiary Guarantor": each of (1) each Subsidiary of MCL listed on
Schedule III and (2) each Subsidiary of MCL which pursuant to subsection 7.9 becomes a party to the Subsidiary Guarantee.

         "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 3.4.

         "Swing Line Lender": Citibank N.A., in its capacity as lender of the Swing Line Loans and any other Lender approved by Borrower and the Administrative Agent.

         "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit I.

         "Swing Line Loans": as defined in subsection 3.4(a).

         "Swing Line Note": as defined in subsection 4.13(e).

         "Syndication Agent": The Bank of Nova Scotia.

         "Taking": any taking of any Property or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use of any Property or any portion thereof, by any Governmental Authority, civil or military.

         "Tax Returns": all returns, declarations, reports, estimates, information returns, statements and forms or other documents (including any related or supporting information) required to be filed in respect of any Taxes.

         "Taxes": (i) any and all present or future taxes, duties, levies, fees, imposts, deductions, charges or withholdings, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing and (ii) any transferee, successor, joint and several, contractual or other liability (including, without limitation, liability pursuant to Treasury

Regulation (section)1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (i).

         "Term Loan" and "Term Loans": as defined in subsection 2.1(c).

         "Term Loan A Facility": as defined in the definition of Facility.

         "Term Loan B Facility": as defined in the definition of Facility.

         "Term Loan B Facility Increase": as defined in subsection 2.1(c).

         "Term Note": a Tranche A Term Note or a Tranche B Term Note, as the context shall require, and collectively, the "Term Notes".

         "Tranche": the Tranche A Term Loan(s) or the Tranche B Term Loan(s) or the Revolving Credit Commitment, as the case may be.

         "Tranche A Installment Payment Date": as defined in subsection 4.4(c).

         "Tranche A Lender": each Lender that has a Tranche A Term Loan Commitment or is the holder of a Tranche A Term Loan.

         "Tranche A Maturity Date": August 2, 2007 or, if such date is not a Business Day, the immediately preceding Business Day.

         "Tranche A Term Loan": as defined in subsection 2.1.

         "Tranche A Term Loan Commitment": as to any Tranche A Lender, its obligation to make a Tranche A Term Loan to Borrower pursuant to subsection 2.1 in an aggregate amount not to exceed the amount set forth under such Lender's name in Schedule I opposite the caption "Tranche A Term Loan Commitment" or in
Schedule 1 to the Assignment and Acceptance pursuant to which a Lender acquires its Tranche A Term Loan Commitment, as the same may be adjusted pursuant to subsection 11.6(c); collectively, as to all the Tranche A Lenders, the "Tranche A Term Loan Commitments". The original aggregate principal amount of the Tranche A Term Loan Commitments is $75,000,000.

         "Tranche A Term Loan Commitment Percentage": as to any Tranche A Lender at any time, the percentage of the aggregate Tranche A Term Loan Commitments then constituted by such Lender's Tranche A Term Loan Commitment (or, after the Tranche A Term Loans are made, the percentage of the aggregate outstanding principal amount of the Tranche A Term Loans then constituted by the principal amount of such Tranche A Lender's Tranche A Term Loan).

         "Tranche A Term Loan Commitment Termination Date": the earlier of (a) February 5, 2004, if the Tranche A Term Loan(s) have not been made on or prior to such date, or if such date is not a Business Day, the immediately preceding Business Day and (b) the date the Tranche A Term Loan Commitment is reduced to $0.

         "Tranche A Term Note": as defined in subsection 4.13(e).

         "Tranche B Installment Payment Date": as defined in subsection 4.4(d).

         "Tranche B Lender": each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan, and, if applicable any Existing or Additional Tranche B Lender.

         "Tranche B Maturity Date": August 2, 2008 or, if such date is not a Business Day, the immediately preceding Business Day.

         "Tranche B Prepayment Acceptance Date": as defined in subsection
4.4(e).

         "Tranche B Prepayment Amount": as defined in subsection 4.4(e).

         "Tranche B Prepayment Option Notice": as defined in subsection 4.4(e).

         "Tranche B Term Loan": as defined in subsection 2.1(c).

         "Tranche B Term Loan Commitment": as to any Tranche B Lender, its obligation to make a Tranche B Term Loan to Borrower pursuant to subsection 2.1 in an aggregate amount not to exceed the amount set forth under such Lender's name in Schedule I opposite the caption "Tranche B Term Loan Commitment" or in
Schedule 1 to the Assignment and Acceptance pursuant to which a Lender acquires its Tranche B Term Loan Commitment, as the same may be adjusted pursuant to subsection 11.6(c), or, if applicable, the Tranche B Term Loan Commitment, as to any Tranche B Lender, shall include its obligation to make a Tranche B Term Loan under the Additional Term Loan B Facility to Borrower pursuant to and in accordance with subsection 2.1(c); collectively, as to all the Tranche B Lenders, the "Tranche B Term Loan Commitments". The original aggregate principal amount of the Tranche B Term Loan Commitments is $200,000,000, as such amount may be increased pursuant to subsection 2.1(c).

         "Tranche B Term Loan Commitment Percentage": as to any Tranche B Lender at any time, the percentage of the aggregate Tranche B Term Loan Commitments then constituted by such Lender's Tranche B Term Loan Commitment (or, after the Tranche B Term Loans are made, the percentage of the aggregate outstanding principal amount of the Tranche

B Term Loans then constituted by the principal amount of such Tranche B Lender's Tranche B Term Loan).

         "Tranche B Term Loan Commitment Termination Date": the earlier of (a) September 20, 2002 and (b) the date the Tranche B Term Loan Commitment is reduced to $0.

         "Tranche B Term Note": as defined in subsection 4.13(e).

         "Transaction Documents": the collective reference to each document pursuant to which each of the Transactions will be consummated.

         "Transactions": as defined in the Recitals hereto.

         "Transferee": as defined in subsection 11.6(f).

         "Type": as to any Loan, its nature as an Alternate Base Rate Loan or Eurodollar Loan.

         "UCC": the Uniform Commercial Code as in effect in the applicable jurisdiction.

         "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments thereof.

         "United States": the United States of America.

         "United States Person": any Person organized under the laws of the United States or any state thereof or the District of Columbia.

         "U.S. Collateral Agreement": the collateral agreement substantially in the form of Exhibit E-1 to be entered into by the Grantors from time to time party thereto in favor of the Administrative Agent for its benefit and for the benefit of the other Secured Parties, as the same may be amended, modified or supplemented from time to time.

         "Withdrawal Liability": liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

         1.2. Rules of Construction. (a) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be a reference to New York, New York time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         (b) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, restate, amend and restate, supplement or modify"; and "amended," "amending" and "amendment" shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and including"; "to" and "until" shall mean "to but excluding"; and "through" shall mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document;
(iv) "including" (and similar terms) shall mean "including without limitation" (and similarly for similar terms); (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) "satisfactory to" the Administrative Agent shall mean in form, scope and substance and on terms and conditions satisfactory to the Administrative Agent; (vii) references to "the date hereof" shall mean the date first set forth above; and (viii) "asset" and "property" shall have the same meaning and effect and refer to all tangible and intangible assets and property, whether real, personal or mixed and of every type and description.

         (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subsection is to a Section or such other subsection of this Agreement.

         SECTION 2. TERM LOANS

         2.1. Term Loans. Subject to the terms and conditions hereof:

         (a) Tranche A Term Loans. Each Tranche A Lender severally agrees to make a loan in Dollars (individually, a "Tranche A Term Loan"; and collectively, the "Tranche A Term Loans") to Borrower at any time or from time to time after the Closing Date but prior to the Tranche A Term Loan Commitment Termination Date, in an amount equal to the portion of such Lender's Tranche A Term Loan Commitment as requested by Borrower to be made on such day (subject to a maximum of two drawings total) in an aggregate amount not to exceed at any time outstanding such Lender's Tranche A Term Loan Commitment. The minimum amount drawn on any permitted funding date shall be $20 million; provided, however, in the event the initial drawing exceeds $55 million, the second drawing must be in a minimum amount of at least $5 million and made in increments of $1 million.

         (b) Tranche B Term Loans. Each Tranche B Lender severally agrees to make a loan in Dollars (individually, an "Initial Tranche B Term Loan"; and collectively, the "Initial Tranche B Term Loans") to Borrower (i) on the Closing Date and (ii) at any time (but only once) prior to the Tranche B Term Loan Commitment Termination Date, in an amount equal to such Lender's Tranche B Term Loan Commitment as requested by Borrower to be made on such day in an aggregate amount not to exceed at any time outstanding such Lender's Tranche B Term Loan Commitment. The amounts drawn on the Closing Date and on the date prior to the Tranche B Term Loan Commitment Termination Date shall each be $100 million.

         (c) Increased or Additional Tranche B Term Loans. Borrower may, at any time prior to the Tranche B Maturity Date, request an increase to the principal amount of the Term Loan B Facility of no more than $150 million in the form as agreed between Borrower and the Administrative Agent of (i) an increase to the then existing Term Loan B Facility in a principal amount of at least $50 million (an "Existing Term Loan B Facility Increase") and/or (ii) the creation of an additional Term Loan B Facility in a principal amount of at least $100 million (an "Additional Term Loan B Facility") (either (i), (ii) or (i) and (ii)) to be referred to as the "Term Loan B Facility Increase"). Each Existing or Additional Tranche B Lender severally agrees to make a loan, in Dollars (individually, an "Increased or Additional Tranche B Term Loan"; together with the Initial Tranche B Term Loans, the "Tranche B Term Loans"; together with the Tranche A Term Loans, the "Term Loans"), in accordance with subsection 2.1(d).

         (d) Conditions to Increased or Additional Tranche B Term Loans. Any Term Loan B Facility Increase will only become effective (i) if at the time of and after giving effect to such increase, Borrower is in pro forma compliance with subsection 8.9, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom and (iii) existing Lenders or other financial institutions reasonably acceptable to the Administrative Agent commit (in their absolute and sole discretion) in writing to be Lenders and fund the Term Loan B Facility Increase (the "Existing or Additional Tranche B Lenders"), it being expressly agreed and understood that no Lender need agree to any such commitment or extend any additional credit. The existing Lenders shall have the first right, but no obligation, to commit all or a portion of any Term Loan B Facility Increase. If the existing Lenders do not commit to provide the full amount of the Term Loan B Facility Increase, then Borrower may offer the uncommitted amount of the Term Loan B Facility Increase to other financial institutions reasonably acceptable to the Administrative Agent; provided, that the minimum commitment of each such new financial institution equals or exceeds $5,000,000. The terms and conditions of any Additional Term Loan B Facility shall be the same as those applicable to the existing Term Loan B Facility provided that (i) the interest rate for the Additional Term Loan B Facility may be higher or lower than the rate otherwise applicable to the existing Term Loan B Facility, (ii) the final maturity date for the Additional Term Loan B Facility may be later than the final maturity date of the existing Term Loan B Facility and (iii) the amortization schedule for the Additional Term Loan B Facility may differ from that applicable to the existing Term Loan B Facility so long as the weighted average life to maturity of the Additional Term Loan B Facility is no shorter than the weighted average life to maturity of the existing Term Loan B Facility. The terms "Tranche B Term Loans", "Tranche B Term Note", "Term Loans", "Tranche B Lender", "Tranche B Term Loan Commitment" and "Tranche B Term Loan Commitment Percentage" shall include any Loan, Lender or Commitment under or pursuant to any Term B Loan Facility Increase.

         (e) Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee from and including the Closing Date to but excluding the Tranche A Term Loan Commitment Termination Date or Tranche B Term Loan Commitment Termination Date, as the case may be, computed at the Commitment Fee Rate on the average daily amount of the Available Tranche A Term Credit Commitment or the Available Tranche B Term Credit Commitment, as the case may be, of such Lender during the period for which payment is made. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Tranche A Term Loan Commitment Termination Date or Tranche B Term Loan Commitment Termination Date, as the case may be, commencing on the first such date to occur on or following the Closing Date (or, if earlier, the Tranche A Term Loan Commitment Termination Date or Tranche B Loan Commitment Termination Date, as the case may be).

         2.2. Repayment of Term Loans. Borrower may repay the Term Loans as provided in subsection 4.4(a) and shall repay the Term Loans as provided in subsections 4.4(b), (c) and (d), in each case subject to the provisions of subsection 4.4(e) (to the extent applicable).

         2.3. Use of Proceeds. The proceeds of the Term Loans shall be used to finance a portion of the Transactions and Permitted Acquisitions and to pay fees, expenses and financing costs in connection therewith and to fund working capital requirements.

         SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

         3.1. Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to the extent of its Revolving Credit Commitment to extend credit to Borrower at any time and from time to time on any Borrow-ing Date during the Revolving Credit Commitment Period (i) by purchasing an L/C Participating Interest in each Letter of Credit issued by the Issuing Lender and
(ii) by making loans in Dollars (individually, a "Revolving Credit Loan", and collectively, the "Revolving Credit Loans") to Borrower from time to time. Notwithstanding the above, in no event shall any Revolving Credit Loans be made, or Letter of Credit be issued, if the aggregate amount of the Revolving Credit Loans to be made or Letter of Credit to be issued would, after giving effect to the use of proceeds, if any, thereof, exceed the aggregate Available Revolving Credit Commitments nor shall any Letter of Credit be issued if after giving effect thereto the sum of the undrawn amount of all outstanding Letters of Credit and the amount of all L/C Obligations would exceed $30,000,000.

         (b) During the Revolving Credit Commitment Period, Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and/or by having the Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon or if drawn upon, reimbursing the Issuing Lender for such drawing, and having the Issuing Lender issue new Letters of Credit.

         (c) Each borrowing of Revolving Credit Loans pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount of the lesser of
(i) $3,000,000 or a whole multiple of $1,000,000 in excess thereof in the case of Alternate Base Rate Loans, and $3,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans, and (ii) the Available Revolving Credit Commitments, except that any borrowing of Revolving Credit Loans to be used solely to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans.

         3.2. Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender (other than any Non-Funding Lender) a commitment fee from and including the Closing Date to but excluding the Revolving Credit Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made (whether or not Borrower shall have satisfied the applicable conditions to borrow or for the issuance of a Letter of Credit set forth in Section 6). Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, as the case may be, commencing on the first such date to occur on or following the Closing Date (or, if earlier, the Revolving Credit Termination Date).

         3.3. Proceeds of Revolving Credit Loans. Borrower shall use the proceeds of Revolving Credit Loans to finance Permitted Acquisitions and to pay fees, expenses and financing costs in connection therewith and to provide for the ongoing working capital and gen-eral corporate purposes of Borrower, its Subsidiaries and the Guarantors on and after the Closing Date.

         3.4. Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees, so long as the Administrative Agent has not received notice that an Event of Default has occurred and is continuing, to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to Borrower at any time and from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $15,000,000; provided that no Swing Line Loan may be made if the aggregate principal amount of the Swing Line Loans to be made would exceed the aggregate Available Revolving Credit Commitments at such time. Amounts borrowed by Borrower under this subsection 3.4 may be repaid and, through but excluding the Revolving Credit Termination Date, reborrowed. All Swing Line Loans (1) shall be made as Alternate Base Rate Loans, (2) shall not be entitled to be converted into Eurodollar Loans and (3) must be repaid in full within seven days of making of such Loan or, if sooner, upon the making of any Revolving Credit Loan and shall in any event mature no later than the Revolving Credit Termination Date. Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 1:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $100,000 or a whole multiple of $50,000 in excess thereof. The Swing Line Lender shall, before 5:00 p.m. (New York City time) on such requested Borrowing Date, make available to the Administrative Agent for the account of Borrower in same day funds, the proceeds of such Swing Line Loans. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to Borrower by crediting the account of Borrower at the office of the Swing Line Lender with such proceeds. The proceeds of Swing Line Loans may be used solely for the purposes referred to in subsection 3.3.

         (b) The Swing Line Lender at any time in its sole and absolute discretion may, and on the fifteenth day (or if such day is not a Business Day, the next Business Day) and last Business Day of each month shall, on behalf of Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Revolving Credit Lender, including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 9 shall have occurred and be continuing (in which event the procedures of paragraph (c) of this subsection 3.4 shall apply), each such Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for the account of the Swing Line Lender at the office of the Swing Line Lender specified in subsection 11.2 (or such other location as the Swing Line Lender may direct) prior to 12:00 noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

         (c) If, prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this subsection 3.4, one of the events described in paragraph
(f) of Section 9 shall have occurred and be continuing, each Revolving Credit Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loan. Each such Lender will immediately transfer to the Swing Line Lender in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

         (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's participating interest in a Refunded Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided that, in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

         (e) The obligation of each Revolving Credit Lender to purchase participating interests pursuant to subsection 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of MCL or any of its Subsidiaries; (iv) any breach of this Agreement by MCL or any of its Subsidiaries or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         3.5. Issuance of Letters of Credit. (a) Borrower may from time to time request the Issuing Lender to issue a Standby L/C or a Commercial L/C by delivering to the Administrative Agent at its address specified in subsection
11.2 (or such other location as the Issuing Lender may direct) a letter of credit application in the Issuing Lender's then customary form (the "L/C Application") completed to the satisfaction of the Issuing Lender, together with the proposed form of such Letter of Credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and informa-tion as the Issuing Lender may reasonably request; provided that if the Issuing Lender informs Borrower that it is for any reason unable to open such Letter of Credit, Borrower may request any Lender to open such Letter of Credit upon the same terms offered to the Issuing Lender and each reference to the Issuing Lender for purposes of subsections 3.5 through 3.13, 6.1 and 6.2 shall be deemed to be a reference to such Issuing Lender.

         (b) Each Standby L/C and Commercial L/C issued hereunder shall be issued for the account of Borrower and shall, among other things, (i) be in such form requested by Borrower as shall be acceptable to the Issuing Lender in its sole discretion and (ii) have an expiry date occurring not later than 365 days after the date of issuance of such Letter of Credit and, in the case of Standby L/Cs, may be automatically renewed on its expiry date for an additional period equal to the initial term. Each L/C Application and each Letter of Credit shall be subject to the International Standby Practices (ISP 98) of the International Chamber of Commerce (in the case of Standby L/Cs) or the Uniform Customs (in the case of Commercial L/Cs) and, to the extent not inconsistent therewith, the laws of the State of New York.

         3.6. Participating Interests. Effective in the case of each Standby L/C and Commercial L/C (if applicable) as of the date of the opening thereof, the Issuing Lender agrees to allot and does allot, to itself and each other Revolving Credit Lender, and each such Lender severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application (if applicable), an L/C Participating Interest in a percentage equal to such Lender's Revolving Credit Commitment Percentage.

         3.7. Procedure for Opening Letters of Credit. The Issuing Lender will notify each Lender after the end of each calendar month of any L/C Applications received by the Issuing Lender from Borrower during such month. Upon receipt of any L/C Application from Borrower, the Issuing Lender will process such L/C Application, and the other certificates, documents and other papers delivered to the Issuing Lender in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to Borrower and, after the end of the calendar month in which such Letter of Credit was opened, to the other Lenders; provided that no such Letter of Credit shall be issued if subsection 3.1 would be violated thereby.

         3.8. Payments in Respect of Letters of Credit. (a) Borrower agrees forthwith upon demand by the Issuing Lender and otherwise in accordance with the terms of the L/C Application relating thereto, (i) to reimburse the Issuing Lender for any payment made by the Issuing Lender under any Letter of Credit issued for the account of Borrower and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to (a) on or prior to the date which is one Business Day after the day on which the Issuing Lender demands reimbursement from

Borrower for such payment, the Alternate Base Rate plus the Applicable Margin for the Revolving Credit Loans and (b) thereafter, the Alternate Base Rate plus the Applicable Margin for the Revolving Credit Loans plus 2%. Each drawing under any Letter of Credit shall (unless an event of the type described in paragraph
(f) of Section 9 shall have occurred and be continuing, in which case the procedures specified in this subsection 3.8 for payments in respect of Letters of Credit shall apply) constitute a request by Borrower to the Administrative Agent for a borrowing pursuant to subsection 3.1(a) of Alternate Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to subsection 3.4 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of payment of the relevant drawing.

         (b) In the event that the Issuing Lender makes a payment under any Letter of Credit and is not reimbursed in full therefor forthwith upon demand of the Issuing Lender, and otherwise in accordance with the terms of the L/C Application relating to such Letter of Credit, the Issuing Lender will promptly notify each other Revolving Credit Lender. Forthwith upon its receipt of any such notice, each such other Lender will transfer to the Issuing Lender, in immediately available funds, an amount equal to such other Lender's pro rata share (based on its Revolving Credit Commitment) of the L/C Obligation arising from such unreimbursed payment. Promptly, upon its receipt from such other Lender of such amount, the Issuing Lender will complete, execute and deliver to such other Lender an L/C Participation Certificate dated the date of such receipt and in such amount.

         (c) Whenever, at any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any other Revolving Credit Lender such other Lender's pro rata share of the L/C Obligation arising therefrom, the Issuing Lender receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, the Issuing Lender will promptly distribute to such other Lender its pro rata share thereof in like funds as received; provided that in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it in like funds as such reimbursement or payment is required to be returned by the Issuing Lender.

         3.9. Letter of Credit Fees. (a) In lieu of any letter of credit commissions and fees provided for in any L/C Application relating to Standby or Commercial L/Cs (other than standard issuance, amendment and negotiation fees), Borrower agrees to pay the Administrative Agent, (i) for the account of the Issuing Lender and the Participating Lenders, with respect to each Standby or Commercial L/C issued for the account of Borrower, a Standby or Commercial L/C fee, as the case may be, equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans per annum; and (ii) in addition to the Standby or Commer-cial L/C fee referred to in subsection 3.9(a)(i) above, for the account of the Issuing Lender and not on account of its L/C Participating Interest therein, 0.25% per annum, each on the daily average amount available to be drawn under each Standby L/C in the case of a Standby L/C and on the maximum face amount of each Commercial L/C in the case of a Commercial L/C, in either case, payable, in arrears, on the last day of each fiscal quarter of Borrower. The Administrative Agent will disburse any Standby or Commercial L/C fees received pursuant to subsection 3.9(a)(i) to the respective Lenders promptly following the receipt of any such fees. Notwithstanding the foregoing, Borrower agrees to pay standard issuance, amendment and negotiation fees to the Issuing Lender.

         (b) For purposes of any payment of fees required pursuant to this subsection 3.9, the Administrative Agent agrees to provide to Borrower a statement of any such fees to be so paid; provided that the failure by the Administrative Agent to provide Borrower with any such invoice shall not relieve Borrower of its obligation to pay such fees.

         3.10. Letter of Credit Reserves. (a) If any Change in Law shall either
(i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by the Issuing Lender or (ii) impose on the Issuing Lender any other condition regarding this Agreement (with respect to Letters of Credit) or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost of the Issuing Lender of issuing or maintaining any Letter of Credit (which increase in cost shall be the result of the Issuing Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Lender, Borrower shall immediately pay to the Issuing Lender, from time to time as specified by the Issuing Lender, additional amounts which shall be sufficient to compensate the Issuing Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the rate applicable to Alternate Base Rate Loans pursuant to subsection 4.5(b). Borrower shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 3.10(a) unless the Issuing Lender has given written notice to Borrower of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender became entitled to claim such amounts. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by the Issuing Lender to Borrower concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

         (b) In the event that any Change in Law with respect to the Issuing Lender shall, in the reasonable opinion of the Issuing Lender, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Lender or any corporation controlling the Issuing Lender, and such Change in Law shall have the effect of reducing the rate of return on the Issuing Lender's or such corporation's capital, as the case may be, as a consequence of the Issuing Lender's obligations under such Letter of Credit to a level below that which the Issuing Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account the Issuing Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Lender to be material, then from time to time following notice by the Issuing Lender to Borrower of such Change in Law, within 15 days after demand by the Issuing Lender, Borrower shall pay to the Issuing Lender such additional amount or amounts as will compensate the Issuing Lender or such corporation, as the case may be, for such reduction. The Issuing Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) or (b) of this subsection 3.10 with respect to the Issuing Lender, it will, if requested by Borrower and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event; provided that such avoidance or minimization can be made in such a manner that the Issuing Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. Borrower shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 3.10(b) unless the Issuing Lender has given written notice to Borrower of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender became entitled to claim such amounts. A certificate, in reasonable detail setting forth the calculation of the amounts involved, submitted by the Issuing Lender to Borrower concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

         (c) Borrower and each Participating Lender agree that the provisions of the foregoing paragraphs (a) and (b) shall apply equally to each Participating Lender in respect of its L/C Participating Interest in such Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Lender or, in the case of paragraph (b), any corporation controlling such Participating Lender.

         3.11. Further Assurances. Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender more fully to effect the purposes of this Agreement and the issuance of Letters of Credit hereunder.

         3.12. Obligations Absolute. The payment obligations of Borrower under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

         (i) the existence of any claim, set-off, defense or other right which Borrower or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, the Administrative Agent or any Lender, or any other Person, whether in connection with this Agreement, any Credit Document, the transactions contemplated herein, or any unrelated transaction;

         (ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect, except arising from the gross negligence or willful misconduct on the part of the Issuing Lender;

         (iii) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate or other document which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or willful misconduct on the part of the Issuing Lender; or

         (iv) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Lender.

         3.13. Participations. The obligation of each Revolving Credit Lender to purchase participating interests pursuant to subsection 3.6 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Issuing Lender, Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of Borrower; (iv) any breach of this Agreement by Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS

         4.1. Procedure for Borrowing. (a) Borrower may borrow under the Commitments on any Business Day; provided that, with respect to any borrowing, Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 a.m. (or, with respect to Swing Line Loans, 1:00 p.m.), New York City time, (i) three Business Days prior to the requested Borrowing Date if all or any part of the Loans are to be Eurodollar Loans and (ii) one Business Day prior to the requested Borrowing Date (or, in the case of Swing Line Loans and, if the Closing Date occurs on the date this Agreement is executed and delivered, Loans made on the Closing Date, on the requested Borrowing Date) if the borrowing is to be solely of Alternate Base Rate Loans) and specifying

(a) the amount of the borrowing, (b) whether such Loans are initially to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof, (c) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans and (d) whether the Loan is a Tranche A Term Loan or a Tranche B Term Loan, a Swing Line Loan or Revolving Credit Loan. Upon receipt of such notice the Administrative Agent shall promptly notify each affected Lender thereof. Not later than 11:00 a.m., New York City time, on the Borrowing Date specified in such notice, each affected Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 11.2 (or at such other location as the Administrative Agent may direct) an amount in immediately available funds equal to the amount of the Loan to be made by such Lender (except that proceeds of Swing Line Loans will be made available to Borrower in accordance with subsection 3.4(a)). Loan proceeds received by the Administrative Agent hereunder shall promptly be made available to Borrower by the Administrative Agent's crediting the account of Borrower, at the office of the Administrative Agent specified in subsection 11.2, with the aggregate amount actually received by the Administrative Agent from the Lenders and in like funds as received by the Administrative Agent.

         (b) Any borrowing of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (ii) no more than seven Interest Periods shall be in effect at any one time.

         4.2. Conversion and Continuation Options. (a) Subject to subsection 4.12, Borrower may elect from time to time to convert Eurodollar Loans into Alternate Base Rate Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 11:00 a.m., New York City time, at least three Business Days prior to the proposed conversion date. Borrower may elect from time to time to convert all or a portion of the Alternate Base Rate Loans (other than Swing Line Loans) then outstanding to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 11:00 a.m., New York City time, at least three Business Days prior to the proposed conversion date, specifying the Interest Period selected therefor. Such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day; provided that no such conversion shall be made when any Event of Default has occurred and is continuing and the Required Lenders have, by prior written notice to Borrower, determined that such conversion is not appropriate. Upon receipt of any notice pursuant to this subsection 4.2, the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of the outstanding Loans (other than Swing Line Loans) may be converted as provided herein; provided that partial conversions of Alternate Base Rate Loans shall be in the aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Required Lenders have, by written notice to Borrower, determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 4.1(b) would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of continuations of Revolving Credit Loans) or the final Installment Payment Date of the Term Loans.

         4.3. Changes of Commitment Amounts. (a) Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate or from time to time to permanently reduce the Revolving Credit Commitments or the Tranche A Term Loan Commitments, subject to the provisions of this subsection 4.3.

         To the extent, if any, that the sum of the amount of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding and the amounts available to be drawn under outstanding Letters of Credit exceeds the amount of the Revolving Credit Commitments as then reduced, Borrower shall be required to make a prepayment equal to such excess amount, the proceeds of which shall be applied, first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any L/C Obligations then outstanding, and fourth, to cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Any such termination of the Revolving Credit Commitments shall be accompanied by prepayment of the excess of the sum of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding over the then outstanding Revolving Credit Commitments and by cash collateralization of any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Upon termination of the Revolving Credit Commitments, any Letter of Credit then outstanding that has been so cash collateralized shall no longer be considered a "Letter of Credit" as defined in subsection 1.1 and any L/C Participating Interests heretofore granted by the Issuing Lender to the Lenders in such Letter of Credit shall be deemed terminated (subject to automatic reinstatement in the event that such cash collateral is returned and the Issuing Lender is not fully reimbursed for any such L/C Obligations) but the Letter of Credit fees payable under subsection 3.9 shall continue to accrue to the Issuing Lender and the Participating Lenders (or, in the event of any such automatic reinstatement, as provided in subsection 3.9) with respect to such Letter of Credit until the expiry thereof (provided that in lieu of paying a Standby or Commercial L/C fee, as the case may be, equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans per annum, Borrower shall pay to the Administrative Agent an amount equal to 0.25% per annum).

         (b) In the case of termination of the Revolving Credit Commitments, interest accrued on the amount of any prepayment relating thereto and any unpaid commitment fee accrued hereunder shall be paid on the date of such termination. Any such partial reduction of the Revolving Credit Commitments shall be in an amount of $5,000,000 or a whole multiple of $100,000 in excess thereof and shall, in each case, reduce permanently the amount of the Revolving Credit Commitments then in effect.

         4.4. Optional and Mandatory Prepayments; Repayments of Term Loans.

         (a) Optional Prepayments. Subject to subsection 4.12, Borrower may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, by irrevocable written notice to the Administrative Agent by 12:00 noon, New York City time, on the same Business Day in the case of Alternate Base Rate Loans, and one Business Day's notice in the case of Eurodollar Loans, specifying the date and amount of prepayment and whether the prepayment is of Revolving Credit Loans or Term Loans. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Partial prepayments of Term Loans shall be in an aggregate principal amount equal to the lesser of (a) (i) $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Eurodollar Loans or (ii) $500,000 or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (b) the aggregate unpaid principal amount of the applicable Term Loan. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount equal to the lesser of (a)(i) $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Eurodollar Loans or (ii) $500,000 or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (b) the aggregate unpaid principal amount of the Revolving Credit Loans (or the aggregate unpaid principal amount of Revolving Credit Loans maintained as Alternate Base Rate Loans (in the case of a prepayment of such Revolving Credit Loans) or as Eurodollar Loans with a single Interest Period (in the case of a prepayment of such Revolving Credit Loans)), as the case may be. Prepayments of the Term Loans pursuant to this subsection 4.4(a) shall be applied in accordance with subsection 4.4(f) below.

         (b) Mandatory Prepayments. (i) So long as any Term Loans are outstanding, if, subsequent to the Closing Date, any Credit Party or any of its Subsidiaries shall issue any Capital Stock (other than to any Credit Party or any of its wholly owned Subsidiaries) (it being understood that the issuance of debt securities convertible into, or exchangeable or exercisable for, Capital Stock shall be governed by subsection 4.4(b)(ii) below), 50% of the Net Proceeds thereof shall be applied within five Business Days of receipt thereof toward the prepayment of the Term Loans in accordance with subsection 4.4(f) below; provided, however, that the foregoing shall not apply to employee benefit and stock option plans and Capital Stock issued in connection with Permitted Acquisitions.

         (ii) If, subsequent to the Closing Date, any Credit Party or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (including pursuant to debt securities which are convertible into, or exchangeable or exercisable for, Capital Stock but excluding any Indebtedness permitted by subsection 8.1 other than subsection 8.1(g)), 100% of the Net Proceeds thereof shall be applied within five Business Days of receipt thereof toward the prepayment of the Term Loans in accordance with subsection 4.4(f) below.

         (iii) If, subsequent to the Closing Date, any Credit Party or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, 100% of such Net Proceeds shall be applied within five Business Days of receipt thereof toward the prepayment of the Term Loans in accordance with subsection 4.4(f) below; provided that such Net Proceeds need not be applied to the prepayment of Term Loans until the date that the aggregate amount of Net Proceeds received by any Credit Party or any of its Subsidiaries from any Asset Sales exceeds $5,000,000 (and has not yet been applied to the prepayment of Term Loans hereunder).

         (iv) If, subsequent to the Closing Date, any Credit Party or any of its Subsidiaries shall receive proceeds from insurance recoveries in respect of any Destruction in excess of $10,000,000 (but in any event excluding proceeds of business interruption insurance) or any proceeds or awards in respect of Taking, 100% of the Net Proceeds thereof shall be applied within five Business Days of receipt thereof toward the prepayment of the Term Loans in accordance with subsection 4.4(f) below (it being agreed that subject to subsection 8.5(l), any amounts paid or payable in connection with a Destruction or Taking which are not then required to be used to pay or prepay Loans, shall be paid to the applicable Credit Party or Subsidiary of a Credit Party).

         (v) If (a) for any fiscal year of MCL commencing with its fiscal year ending on December 31, 2003, there shall be Excess Cash Flow for such fiscal year and (b) at the last day of such fiscal year the Leverage Ratio was equal to or greater than 2.0 : 1.0, 50% of such Excess Cash Flow shall be applied not later than 30 days after the delivery of annual financial statements in accordance with subsection 7.1(a) toward prepayment of the Term Loans in accordance with subsection 4.4(f) below.

         (c) Repayment of Tranche A Term Loans. The Tranche A Term Loans shall be repaid in consecutive quarterly installments on the dates set forth below (each such day, a "Tranche A Installment Payment Date"), commencing on March

31, 2004, in an aggregate amount equal to the percentage specified of the outstanding Tranche A Term Loans on March 31, 2004, for each such Tranche A Installment Payment Date (in each case subject to reduction as described in subsections 4.4(a), (b) and (f)).

           Installment Payment Date                   Installment Amount
           ------------------------                   ------------------
           March 31, 2004                                   6.6666%
           June 30, 2004                                    6.6666%
           September 30, 2004                               6.6666%
           December 31, 2004                                6.6666%
           March 31, 2005                                   6.6666%
           June 30, 2005                                    6.6666%
           September 30, 2005                               6.6666%
           December 31, 2005                                6.6666%
           March 31, 2006                                   6.6666%
           June 30, 2006                                    6.6666%
           September 30, 2006                               6.6666%
           December 31, 2006                                6.6666%
           March 31, 2007                                   6.6666%
           June 30, 2007                                    6.6666%
           August 2, 2007                                   6.6676%

Amounts repaid on account of the Tranche A Term Loans pursuant to this subsection or otherwise may not be reborrowed. Accrued interest on the amount of any prepayment shall be paid on the Interest Payment Date next succeeding the date of any partial prepayment and on the date of such prepayment in the case of a prepayment in full of the Tranche A Term Loans.

         (d) Repayment of the Tranche B Term Loans. The Tranche B Term Loans shall be repaid in consecutive quarterly installments on the dates set forth below (each such day, a "Tranche B Installment Payment Date"), commencing on September 30, 2002, in an aggregate amount equal to the percentage specified of the outstanding Tranche B Term Loans on September 30, 2002, for each such Tranche B Installment Payment Date (in each case subject to reduction as described in subsections 4.4(a), (b) and (f)).

            Installment Payment Date                   Installment Amount
            ------------------------                   ------------------
            September 30, 2002                                  .25%
            December 31, 2002                                   .25%
            March 31, 2003                                      .25%
            June 30, 2003                                       .25%
            September 30, 2003                                  .25%
            December 31, 2003                                   .25%
            March 31, 2004                                      .25%

            Installment Payment Date                   Installment Amount
            ------------------------                   ------------------
            June 30, 2004                                       .25%
            September 30, 2004                                  .25%
            December 31, 2004                                   .25%
            March 31, 2005                                      .25%
            June 30, 2005                                       .25%
            September 30, 2005                                  .25%
            December 31, 2005                                   .25%
            March 31, 2006                                      .25%
            June 30, 2006                                       .25%
            September 30, 2006                                  .25%
            December 31, 2006                                   .25%
            March 31, 2007                                      .25%
            June 30, 2007                                       .25%
            September 30, 2007                                23.75%
            December 31, 2007                                 23.75%
            March 31, 2008                                    23.75%
            August 2, 2008                                    23.75%

Amounts repaid on account of the Tranche B Term Loans pursuant to this subsection or otherwise may not be reborrowed. Accrued interest on the amount of any prepayments shall be paid on the Interest Payment Date next succeeding the date of any partial prepayment and on the date of such prepayment in the case of a prepayment in full of the Tranche B Term Loans.

         (e) Tranche B Prepayment Option Notice. Notwithstanding the other provisions of this subsection 4.4, with respect to the amount of any mandatory prepayment described therein that is allocated to Tranche B Term Loans (such amount or, if less, the aggregate principal amount of Tranche A Term Loans then outstanding (after application of the portion of the optional or mandatory prepayment required to be applied thereto), the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans remain outstanding, the Administrative Agent shall promptly provide to each Tranche B Lender a notice of such prepayment (each, a "Tranche B Prepayment Option Notice") as described below. Each Tranche B Prepayment Option Notice shall be in writing, shall refer to this subsection 4.4(e) and shall (i) set forth the Tranche B Prepayment Amount and the portion thereof that the applicable Tranche B Lender will be entitled to receive if it accepts such mandatory prepayment in accordance with this subsection 4.4(e), (ii) state that Borrower is offering to prepay on a specified date (each, a "Tranche B Prepayment Acceptance Date"), which shall be not fewer than four days or more than six days after the date of the Tranche B Prepayment Option Notice, the Tranche B Term Loans of such Tranche B Lender in an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Tranche B Lender's Tranche B Prepayment

Option Notice as being applicable to such Tranche B Lender, (iii) request such Tranche B Lender to notify Borrower and the Administrative Agent in writing, no later than the second day prior to the Tranche B Prepayment Acceptance Date, of such Tranche B Lender's acceptance or rejection of such offer of prepayment and
(iv) inform such Tranche B Lender that failure by such Tranche B Lender to accept or reject such offer in writing on or before the second day prior to the Tranche B Prepayment Acceptance Date shall be deemed an acceptance of such prepayment offer. Each Tranche B Prepayment Option Notice shall be given by telecopy, confirmed by hand delivery, overnight courier service or registered or certified mail, in each case addressed as provided in subsection 11.2. On the Tranche B Prepayment Acceptance Date, Borrower shall pay the Administrative Agent in immediately available funds (i) the aggregate amount necessary to prepay the portion of the Tranche B Prepayment Amount in respect of which the Tranche B Lenders have accepted prepayment as described above (such Tranche B Lenders, the "Accepting Tranche B Lenders"), and the Administrative Agent shall apply such amount on behalf of Borrower in inverse order against the remaining installments of principal due in respect of the Tranche B Term Loans of the Accepting Tranche B Lenders, and (ii) the aggregate amount of the portion of the Tranche B Prepayment Amount not accepted by the Tranche B Lenders, and the Administrative Agent shall apply such amount on behalf of Borrower pro rata against the remaining installments of principal due in respect of the Tranche A Term Loans.

         (f) Application of Optional and Mandatory Term Loan Prepayments. Optional prepayments of Term Loans pursuant to subsection 4.4(a) shall be applied as elected by Borrower. Mandatory prepayments of Terms Loans pursuant to subsection 4.4(b) shall be applied pro rata to the Tranche A Term Loans and the Tranche B Term Loans; within each Tranche prepayments will be applied to the remaining installments of principal on a pro rata basis for the Tranche A Term Loans and in inverse order for the Tranche B Term Loans. Except as otherwise may be directed by Borrower, any prepayment of Loans pursuant to this subsection 4.4 shall be applied, first, to any Alternate Base Rate Loans of the applicable Tranche then outstanding and the balance of such prepayment, if any, to the Eurodollar Loans of the applicable Tranche then outstanding; provided that prepayments of Eurodollar Loans, if not on the last day of the Interest Period with respect thereto, shall, at the option of Borrower, be prepaid subject to the provisions of subsection 4.12 or the amount of such prepayment (after application to any Alternate Base Rate Loans) shall be deposited with the Administrative Agent as cash collateral for the Loans on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied in the order of the Interest Periods of the applicable Tranche next ending most closely to the date such prepayment is required to be made and on the last day of each such Interest Period. After such application, unless an Event of Default shall have occurred and be continuing (in which case such interest shall be held as cash collateral or applied by the Administrative Agent to any Obligations then due and payable), any remaining interest earned on such cash collateral shall be paid to Borrower.

         (g) Application of Prepayments After No Term Loans Outstanding. After such time as no Term Loans remain outstanding, the Revolving Credit Commitments shall be permanently reduced pro rata in an amount equal to the remaining amount of any such required prepayment that would have been applied to the Term Loans (at the same time that the prepayment of the Term Loans would have been made and assuming an unlimited amount thereof then outstanding) and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, plus the aggregate principal amount of Swing Line Loans, plus the aggregate amount of all L/C Obligations would exceed the Revolving Credit Commitments, Borrower shall, first, prepay outstanding Swing Line Loans, second, prepay outstanding Revolving Credit Loans and, third, provide cash collateral for L/C Obligations in a manner acceptable to the Administrative Agent, in an amount equal to 105% of such L/C Obligations.

         4.5. Interest Rates and Payment Dates. (a) Eurodollar Loans shall bear interest for each day during each Interest Period applicable thereto, commencing on (and including) the first day of such Interest Period to, but excluding, the last day of such Interest Period, on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

         (b) Alternate Base Rate Loans shall bear interest for the period from and including the date such Loans are made to, but excluding, the maturity date thereof, or to, but excluding, the conversion date if such Loans are earlier converted into Eurodollar Loans on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

         (c) Upon the occurrence and during the continuance of an Event of Default, the Loans shall, without limiting the rights of the Lenders under
Section 9, bear interest (which shall be payable on demand) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the otherwise then applicable interest rate plus 2%.

         (d) Except as otherwise expressly provided for in this subsection 4.5, interest shall be payable in arrears (i) for Eurodollar Loans, at the end of each Interest Period (or, for any Interest Period longer than three months, at three month intervals following the first day of such Interest Period) and on the final maturity of the Loans, and (ii) for Alternate Base Rate Loans, quarterly in arrears and on the final maturity of the Loans.

         4.6. Computation of Interest and Fees. (a) Interest in respect of Alternate Base Rate Loans shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be (except when the Alternate Base Rate is determined pursuant to clause (3) of the definition thereof). Interest in respect of Eurodollar Loans and Alternate Base Rate Loans under clause (3) of the definition thereof (and all fees here-under) shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. The Administrative Agent shall as soon as practicable notify Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify Borrower and the Lenders of the effective date and the amount of each such change.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of Borrower or any Lender, deliver to Borrower or such Lender a statement showing the quotations used by the Administrative Agent in determining the Eurodollar Rate.

         4.7. Certain Fees. Borrower agrees to pay to the Administrative Agent, for its own account, a non-refundable agent's fee in an amount previously agreed to with the Administrative Agent, payable annually in advance on the Closing Date and on each anniversary thereof unless all Loans have been (or are on such date) repaid and all Commitments hereunder have been (or are on such date) terminated.

         4.8. Inability to Determine Interest Rate. In the event that the Administrative Agent or the Required Lenders shall have reasonably determined (which determination shall be conclusive and binding upon Borrower) that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Loans that Borrower has requested be made as Eurodollar Loans, (ii) any Eurodollar Loans that will result from the requested conversion of all or part of the Alternate Base Rate Loans into Eurodollar Loans or (iii) the continuation of any Eurodollar Loan as such for an additional Interest Period, or (b) dollar deposits in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not generally available to the Lenders in their respective Eurodollar Lending Offices' interbank eurodollar markets, the Administrative Agent shall forthwith give telecopy notice of such determination, confirmed in writing, to Borrower and the Lenders at least one day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period. If such notice is given (i) any requested Eurodollar Loans shall be made as Alternate Base Rate Loans, (ii) any Alternate Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Alternate Base Rate Loans, and (iii) any outstanding Eurodollar Loans shall be converted on the last day of the then current Interest Period applicable thereto into Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made and no Alternate Base Rate Loans shall be converted to Eurodollar Loans.

         4.9. Pro Rata Treatment and Payments. (a) Except to the extent otherwise provided herein, each borrowing of Loans by Borrower from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the relevant Commitment Percentages of the Lenders with respect to the Loans borrowed or the Commitments to be reduced.

         (b) Whenever any payment received by the Administrative Agent under this Agreement or any Note or any other Credit Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to pay interest on and then principal of any portion of the Revolving Credit Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or Borrower; second, to pay interest on and then principal of any Swing Line Loan; third, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent; fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and any of their Affiliates; fifth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and any of their respective Affiliates; sixth, to pay interest then due and payable in respect of the Loans and L/C Obligations; seventh, to pay or prepay principal amounts on the Loans and L/C Obligations and to provide cash collateral for outstanding undrawn Standby L/Cs and Commercial L/Cs in the manner described in subsection 4.4(g), ratably to the aggregate principal amount of such Loans, L/C Obligations and outstanding undrawn Standby L/Cs and Commercial L/Cs; and eighth, to the ratable payment of all other Obligations.

         (c) If any Lender (a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Revolving Credit Loan or (y) given notice to Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loan, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, (i) any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

         (A) in the case of any such payment made on any date when and to the extent that in the determination of the Administrative Agent, Borrower would be able under the terms and conditions hereof to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Section 6 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Lenders; and

         (B) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans; and

(ii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made. Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to subparagraph (i)(A) of this paragraph (c) as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

         (d) All payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set-off, counterclaim or other defense and shall be made to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office located at Two Penns Way, Suite 200, New Castle, Delaware 19720, in lawful money of the United States and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of subsection 4.9(b) upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

         (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount which would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent in accordance with subsection 4.1 and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 4.9(e) shall be conclusive absent manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder (in lieu of any otherwise applicable interest), on demand, from Borrower, without prejudice to any rights which any such Borrower or the Administrative Agent may have against such Lender hereunder. Nothing contained in this subsection 4.9 shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

         (f) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

         (g) All payments and optional prepayments (other than prepayments as set forth in subsection 4.11 with respect to increased costs) of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Loans with the same Interest Period shall not be less than $5,000,000 plus a whole multiple of $1,000,000 in excess thereof.

         4.10. Illegality. Notwithstanding any other provision herein, if any Change in Law occurring after the date that any lender becomes a Lender party to this Agreement shall make it unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, the commitment of such Lender hereunder to make Eurodollar Loans or to convert all or a portion of Alternate Base Rate Loans into Eurodollar Loans shall forthwith be suspended until such time, if any, as such illegality shall no longer exist and such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans for the duration of the respective Interest Periods (or, if permitted by applicable law, at the end of such Interest Periods) and all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Lender's Alternate Base Rate Loans. Borrower hereby agrees to pay any Lender, promptly upon its demand, any amounts payable pursuant to subsection 4.12 in connection with any conversion in accordance with this subsection 4.10 (such Lender's notice of such costs, as certified in reasonable detail as to such amounts to Borrower through the Administrative Agent, to be conclusive absent manifest error).

         4.11. Requirements of Law. (a) In the event that any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority occurring after the date that any lender becomes a Lender party to this
Agreement:

         (i) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

         (ii) does or shall impose on such Lender any other condition which is applicable to lenders generally;

and the result of any of the foregoing is to increase the cost to such Lender or its Eurodollar Lending Office of making, converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as determined by such Lender with respect to such Eurodollar Loans, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Alternate Base Rate plus 1%.

         (b) In the event that any Change in Law occurring after the date that any lender becomes a Lender party to this Agreement with respect to any such Lender shall, in the reasonable opinion of such Lender, require that any Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such Change in Law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to Borrower of such Change in Law as provided in paragraph (c) of this subsection 4.11, within 15 days after demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation on an after-tax basis, as the case may be, for such reduction.

         (c) Borrower shall not be required to make any payments to any Lender for any additional amounts pursuant to this subsection 4.11 unless such Lender has given written no-tice to Borrower, through the Administrative Agent, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender has notified Borrower through the Administrative Agent of any increased costs pursuant to paragraph
(a) of this subsection 4.11, Borrower at any time thereafter may, upon at least three Business Days' notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and subject to subsection 4.12, prepay (or convert into Alternate Base Rate Loans) all (but not a part) of the Eurodollar Loans of the applicable Lender then outstanding. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this subsection 4.11 with respect to such Lender, it will, if requested by Borrower and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, without limitation, endeavoring to change its Eurodollar Lending Office); provided that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Lender requests compensation from any Borrower under this subsection 4.11, Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the Requirement of Law giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (d) (i) All payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any Note shall be made without setoff, counterclaim or other defense and free and clear of, and without deduction or withholding for, any and all Taxes (other than Excluded Taxes). If Borrower shall be required by law to deduct or withhold any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder or under any Note to any Lender or Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this subsection 4.11(d)) such Lender or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made (without taking into account Excluded Taxes, but taking into account any related expenses incurred by such Lender or Administrative Agent), (b) Borrower shall make such deductions or withholdings,
(c) Borrower shall timely pay the full amount deducted or withheld to the relevant authority in accordance with applicable law and (d) Borrower shall furnish to Administrative Agent the original copy of a receipt evidencing payment thereof (or other proof of payment reasonably satisfactory to the Administrative Agent) within 30 days after such payment is made.

         (ii) In addition, Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

         (iii) Borrower hereby agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes (other than Excluded Taxes) or Other Taxes (including, without limitation, any Taxes (other than Excluded Taxes) or Other Taxes imposed on amounts payable under this subsection 4.11(d)) paid by Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that Borrower shall not be obligated to so indemnify in respect of interest or penalties attributable to any Taxes or Other Taxes: (1) to the extent that such interest or penalties resulted from the failure of the Administrative Agent or such Lender to notify Borrower of the imposition of such Taxes or Other Taxes within 60 days after the Administrative Agent or the Lender (as the case may be) actually received written notice of such imposition from the applicable taxing authority or (2) such interest or penalties resulted from the gross negligence or willful misconduct of the Administrative Agent or such Lender. Payments due under this indemnification shall be made within 30 days of the date Administrative Agent or such Lender makes written demand therefor together with a reasonable explanation of such demand.

         (iv) Each Lender or Assignee that is not a United States Person (as defined in Section 7701(a)(30) of the Code) for federal income tax purposes either (1) (i) agrees to furnish to Borrower, with a copy to the Administrative Agent, either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (or successor form) (wherein such Lender claims entitlement on the Closing Date or such Assignee claims entitlement on the date it becomes an Assignee to a complete exemption from U.S. federal withholding tax with respect to all interest payments hereunder (or, in the case of an Assignee, an exemption or reduction in U.S. federal withholding tax at least as extensive as the exemption or reduction to which the assignor Lender was entitled at the time of such assignment)) and (ii) agrees (for the benefit of Borrower and the Administrative Agent), to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, to provide to Borrower, with a copy to the Administrative Agent, a new Form W-8ECI or Form W-8BEN (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder or (2) in the case of any such Lender or Assignee that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) agrees to furnish to Borrower, with a copy to the Administrative Agent, either (a) a Non-Bank Certificate and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) or (b) an Internal Revenue Form W-8ECI (or successor form), certifying (in each case) to such Lender's legal entitlement on the Closing Date (or, in the case of an Assignee, its legal entitlement on the date it becomes an Assignee) to a complete exemption from U.S. federal withholding tax with respect to all interest payments hereunder (or, in the case of an Assignee, an exemption or reduction in U.S. federal withholding tax at least as extensive as the exemption or reduction to which the assignor Lender was entitled at the time of such assignment), and (ii) agrees (for the benefit of Borrower and the Administrative Agent) to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, to provide to Borrower, with a copy to the Administrative Agent, a new Form W-8BEN or W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder. Notwithstanding any provision of this subsection
4.11 to the contrary, Borrower shall have no obligation to pay any amount to or for the account of any Lender or Assignee (or the Eurodollar Lending Office of any Lender or Assignee) on account of any Taxes pursuant to this subsection 4.11 (which failure shall include, solely for purposes of this sentence, an inability to provide new forms because a Lender or Assignee could not lawfully do so at such time(s)), to the extent that such amount results from the failure of any Lender or Assignee to comply with its obligations pursuant to this clause 4.11(d)(iv), unless such failure would not have occurred but for a Change in Law.

         (v) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this subsection 4.11(d) as a result of a Change in Law, then such Lender will, at the request of Borrower, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is, in such Lender's reasonable discretion, determined not to be materially disadvantageous to and not to cause material hardship to such Lender; provided that any fees, charges, costs or expenses that would be incurred by such Lender in connection with such change shall be borne by Borrower, and the mere existence of such fees, charges, costs or expenses shall not be deemed to be materially disadvantageous to or to cause material hardship to such Lender if Borrower pays all such fees, charges, costs and expenses before any change is made to such Lender's applicable lending office (or otherwise provides assurance reasonably satisfactory to such Lender that all such fees, charges, costs and expenses will be paid).

         (vi) If and to the extent that any Lender determines (in its sole discretion) that it has actually realized a net refund, net credit or other similar net Tax benefit as a result of any additional amounts paid by Borrower on account of such Lender pursuant to this subsection 4.11(d), such Lender shall, to the extent such Lender determines in its sole discretion that such Lender may do so without prejudice to the retention of such net refund, net credit or other net Tax benefit and without any other adverse Tax consequences to such Lender, pay to Borrower an amount equal to such net Tax benefit actually realized by such Lender; provided, however, that: (1) in no event will any Lender be required to pay any amount to Borrower the payment of which would place such Lender in a less favorable net after-tax position than such

Lender would have been in had the additional amounts giving rise to such net refund, net credit or other net Tax benefit never been paid in the first place,
(2) if any net refund, net credit or other net Tax benefit resulting in a payment by a Lender to Borrower under this clause (vi) is ultimately disallowed (in whole or in part, and including, without limitation, as a result of a settlement with an applicable taxing authority), Borrower shall, within 10 days after receiving written notice from such Lender, return to such Lender such portion of the payment previously made to Borrower by such Lender (plus interest for the relevant period(s) at the applicable underpayment rate(s)) as such Lender shall determine (in such Lender's sole discretion) to be due and owing in accordance with this clause (vi) and (3) any determination made by any Lender under this clause (vi) shall be conclusive absent manifest error.

         (e) A certificate in reasonable detail as to any amounts submitted by such Lender, through the Administrative Agent, to Borrower, shall be conclusive in the absence of manifest error. The covenants contained in this subsection
4.11 shall survive the termination of this Agreement and repayment of the Loans.

         4.12. Indemnity. Each Credit Party agrees to indemnify each Lender and each of their respective affiliates and to hold such Lender and each of their respective affiliates harmless from any loss or expense (but (x) without duplication of any amounts payable as default interest and (y) excluding any loss of anticipated profits) which such Lender may sustain or incur as a consequence of (a) default by Borrower in making a borrowing after Borrower has given a notice in accordance with subsection 4.1 or in making a conversion of Alternate Base Rate Loans to Eurodollar Loans or in continuing Eurodollar Loans as such, in either case, after Borrower has given notice in accordance with subsection 4.2, (b) default by any Credit Party in making any prepayment after Borrower has given a notice in accordance with subsection 4.4 or (c) a payment or prepayment of a Eurodollar Loan or conversion (including without limitation, as a result of subsection 4.4 and/or a conversion pursuant to subsection 4.10) of any Eurodollar Loan into an Alternate Base Rate Loan, in either case on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder (but excluding loss of profit). This covenant shall survive termination of this Agreement and repayment of the Loans.

         4.13. Repayment of Loans; Evidence of Debt. (a) Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date, (ii) the principal amount of the Tranche A Term Loan of such Lender, in installments, payable on each Tranche A Installment Payment Date, in accordance with subsection 4.4(c) (or the then unpaid principal amount of such Tranche A Term Loan on the date that the Tranche A Term Loans become due and payable pursuant to Section 9),
(iii)
the principal amount of the Tranche B Term Loan of such Lender, in installments, payable on each Tranche B Installment Payment Date, in accordance with subsection 4.4(d) (or the then unpaid principal amount of such Tranche B Term Loan on the date that the Tranche B Term Loans become due and payable pursuant to Section 9), and (iv) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on the Revolving Credit Termination Date. Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and on the dates set forth in subsection 4.5.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan, Tranche A Term Loan and Tranche B Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from Borrower and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.13(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loans made to Borrower by such Lender or to repay any other obligations in accordance with the terms of this Agreement.

         (e) Borrower agrees that, upon the request to the Administrative Agent by any Lender, Borrower will execute and deliver to such Lender (i) a promissory note of Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), (ii) a promissory note of Borrower evidencing the Tranche A Term Loan of such Lender, substantially in the form of Exhibit B-1 with appropriate insertions as to date and principal amount (a "Tranche A Term Note"), (iii) a promissory note of such Borrower evidencing the Tranche B Term Loan of such Lender, substantially in the form of Exhibit B-2 with appropriate insertions as to date and principal amount (a "Tranche B Term Note"), and/or (iv) in the case of the Swing Line Lender, a promissory note of Borrower evidencing the Swing Line Loans of the

Swing Line Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (the "Swing Line Note").

         4.14. Replacement of Lenders. In the event any Lender or the Issuing Lender is a Non-Funding Lender, exercises its rights pursuant to subsection 4.10 or requests payments pursuant to subsections 3.10 or 4.11, Borrower may require, at Borrower's expense (including payment of any processing fees under subsection 11.6(e)) and subject to subsection 4.12, such Lender or the Issuing Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with subsection 11.6) all of its interests, rights and obligations hereunder (including all of its Commitments and the Loans and other amounts at the time owing to it hereunder and its Notes and its interest in the Letters of Credit) to a bank, financial institution or other entity specified by Borrower; provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) Borrower shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld, to such assignment, (iii) Borrower shall have paid to the assigning Lender or the Issuing Lender all monies other than principal, interest and fees accrued and owing hereunder to it (including pursuant to subsections 3.10, 4.10, 4.11 and 4.12) and (iv) in the case of a required assignment by the Issuing Lender, the Letters of Credit shall be canceled and returned to the Issuing Lender.

         4.15. Aggregate Maximum Loans Borrowed. Notwithstanding anything to the contrary contained herein or otherwise, there shall be no extensions of credit under this Agreement exceeding $140,000,000 until the Existing Senior Notes have been paid in full (unless the proceeds of such extensions of credit are being contemporaneously used to repay the Existing Senior Notes in full).

         SECTION 5. REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Loans and to induce the Issuing Lender to issue, and the Participating Lenders to participate in, the Letters of Credit, each Credit Party hereby represents and warrants to each Lender and the Administrative Agent as of the Closing Date and as of the date of the making of any extension of credit hereunder:

         5.1. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of MCL and its consolidated Subsidiaries as at June 30, 2002 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions, (ii) the incurrence of the Loans and the issuance of the Letters of Credit to be incurred or issued, as the case may be, on the Closing Date and all Indebtedness that MCL and its Subsidiaries expect to incur in connection with the Transactions and the issuance of the Loans and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet presents fairly in all material respects on a pro forma basis the estimated financial position of MCL and its consolidated Subsidiaries as at June 30, 2002, assuming that the events specified in the preceding sentence had actually occurred at such date.

         (b) The audited consolidated balance sheets of MCL and its Subsidiaries as at December 31, 1999, 2000 and 2001, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLC or Deloitte & Touche LLP, present fairly in all material respects the consolidated financial condition of MCL and its Subsidiaries as at each such date, and the consolidated results of operations and consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of MCL and its Subsidiaries as at March 31, 2002, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of MCL and its Subsidiaries as at such date, and the consolidated results of operations and consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). During the period from March 31, 2002 to and including the date hereof there has been no disposition by MCL and its Subsidiaries of any material part of their business or property.

         (c) Except as set forth in Schedule 5.1(c), in the financial statements or other information referred to in subsections 5.1(a) and (b), as of the Closing Date, (i) there are no material liabilities of any Credit Party or any of its Subsidiaries of any kind (including, without limitation, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives) required to be set forth on a balance sheet or in the notes thereto prepared in accordance with GAAP, whether accrued, contingent, absolute, determined, determinable or otherwise, which are reasonably likely to result in a Material Adverse Effect, and (ii) there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a Material Adverse Effect.

         5.2. No Change. Since December 31, 2001, there has been no change, development or event affecting the business, assets, operation, properties, condition (financial or otherwise), contingent liabilities, prospects (as such prospects relate to the initial and updated annual financial projections of MCL and its Subsidiaries) or material agreements (that are filed or are required to be filed in any report with the SEC pursuant to the Exchange Act) of MCL and its Subsidiaries which, individually or when taken together with all other circum-stances, changes or events, has had, or would reasonably be expected to have, a Material Adverse Effect.

         5.3. Existence; Compliance with Law. Except as disclosed in Schedule 5.3, each Credit Party and each of its Subsidiaries (a) is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, (b) has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Material Adverse Effect, (c) is duly qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify, individually or in the aggregate, would not have a Material Adverse Effect and (d) is in compliance with all applicable statutes, laws, ordinances, rules, orders, permits and regulations of any Governmental Authority or instrumentality, domestic or foreign (including, without limitation, those related to Hazardous Materials and substances), except where noncompliance individually or in the aggregate, would not have a Material Adverse Effect. None of MCL nor any of its Subsidiaries have received any written communication from a Governmental Authority that alleges that MCL or any of its Subsidiaries is not in compliance with federal, state, local or foreign laws, ordinances, rules and regulations except to the extent such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         5.4. Power; Authorization. Each Credit Party has the power and authority to execute, deliver and perform each of the Credit Documents to which it is a party, and Borrower has the power and authority and legal right to borrow hereunder and to have Letters of Credit issued for its account hereunder. Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of each of the Credit Documents to which it is or will be a party and Borrower has taken all necessary action to authorize the borrowings hereunder and the issuance of Letters of Credit for its account hereunder. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by any Credit Party, or for the validity or enforceability in accordance with its terms against any Credit Party, of any Credit Document except for (i) consents, authorizations and filings which have been obtained or made and are in full force and effect, (ii) such consents, authorizations and filings which the failure to obtain or perform, individually or in the aggregate, would not have a Material Adverse Effect, and (iii) such filings as are necessary to perfect the Liens of the Administrative Agent, for its benefit and for the benefit of the other Secured Parties created pursuant to this Agreement and the Security Documents, which filings are listed in Schedule 5.15(b) annexed hereto.

         5.5. Enforceable Obligations. This Agreement has been, and each of the other Credit Documents and any other agreement to be entered into by any Credit Party pursuant to each of the Transaction Documents will be, duly executed and delivered on behalf of each Credit Party that is party thereto. This Agreement and each of the Transaction Documents each constitute, and each of the other Credit Documents and any other agreement to be entered into by any Credit Party pursuant to the Transaction Documents will constitute upon execution and delivery thereof, the legal, valid and binding obligation of each Credit Party that is party thereto, and is enforceable against each Credit Party that is party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         5.6. No Legal Bar. The execution, delivery and performance of each Credit Document and the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit and the Transactions (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon any Credit Party or any of its Subsidiaries or any of their respective properties or assets, in any manner which, individually or in the aggregate, would have a Material Adverse Effect, and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents and Permitted Liens.

         5.7. No Material Litigation. Except as disclosed in Schedule 5.7, no lawsuits, claims, proceedings or investigations are pending or, to the knowledge of each Credit Party and its Subsidiaries, threatened in writing against or affecting MCL and/or any of its Subsidiaries or any of their respective properties, assets, operations, or businesses, which would affect the legality, validity and enforceability of this Agreement and/or the Transaction Documents of which have had, or are reasonably likely to have, a Material Adverse Effect.

         5.8. Investment Company Act. No Credit Party is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

         5.9. Federal Regulation. The extensions of credit hereunder will not be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR
Form G-3 or FR

Form U-1, as applicable, referred to in Regulation U. Following application of the proceeds of each extension of credit hereunder, not more than 25 percent of the value of the assets of any Credit Party will be Margin Stock (as defined in Regulation U). None of the Credit Parties is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. No Credit Party is subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X of the Board.

         5.10. No Default. Except as disclosed in Schedule 5.10, each Credit Party and its Subsidiaries have performed all material obligations required to be performed by them under their respective Contractual Obligations (including after giving effect to the Transactions) relating to material agreements that are filed or required to be filed in any report with the SEC pursuant to the Exchange Act, and none of them is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except to the extent that such breach or default, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. No Credit Party nor any of its Subsidiaries (including after giving effect to the Transactions) is in default under any material judgment, order or decree of any Governmental Authority, domestic or foreign, applicable to it or any of its respective properties, assets, operations or business, except to the extent that any such defaults would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         5.11. Taxes. Except as disclosed in Schedule 5.11, each Credit Party and its Subsidiaries (including after giving effect to the Transactions) (i) have filed or caused to be filed all material Tax Returns required to be filed, and all such Tax Returns are true and correct in all material respects and (ii) have paid all Taxes shown to be due and payable on said returns or on any assessments made against them or any of their respective property and all other Taxes, fees or other charges imposed on them or any of their respective property by any Governmental Authority (other than any (x) the amount of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves (or other sufficient provisions) in conformity with GAAP have been provided on the books of MCL or its Subsidiaries (including after giving effect to the Transactions), as the case may be, or (y) which would not, individually or in the aggregate, have a Material Adverse Effect). Each Credit Party and its Subsidiaries have made adequate provision (in accordance with GAAP) for all Taxes not yet due and payable. No Credit Party is aware of any proposed or pending tax assessments, deficiencies or audits that are reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

         5.12. Subsidiaries. After giving effect to the consummation of the Transactions, the Subsidiaries of MCL, their jurisdictions of incorporation and their owners (by holder and percentage interest) on the Closing Date shall be as set forth on Schedule 5.12.

         5.13. Ownership of Property; Liens. As of the Closing Date and as of the making of any extension of credit hereunder (subject to transfers and dispositions of property permitted under subsection 8.5), each Credit Party has good and valid title to all of its owned material assets (other than minor irregularities or deficiencies in title which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect) in each case free and clear of all Liens except Permitted Liens.

         5.14. ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all Pension Plans. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan unless such noncompliance would not reasonably be expected to have a Material Adverse Effect. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a Material Adverse Effect.

         (b) Each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, unless such noncompliance would not reasonably be expected to have a Material Adverse Effect. No Credit Party nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan, unless such noncompliance would not reasonably be expected to have a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of MCL or any of its Subsidiaries on the basis of actuarial assumptions, each of which is reasonable under applicable law, did not exceed the current value of the assets of such Foreign Plan by more than $1,000,000.

         5.15. Collateral Documents. (a) Upon execution and delivery thereof by the parties thereto, the Security Documents will be effective to create in favor of the Administrative Agent, for its benefit (as provided in clause 10.12) and/or for the benefit of the other Secured Parties, a legal, valid and enforceable security interest in the pledged stock and intercompany notes described therein and, when stock certificates representing or constituting the pledged stock described in the Security Documents and intercompany notes described in the

Security Documents are delivered to the Administrative Agent, such security interest shall, subject to (1) Permitted Liens of the type described in subsection 8.2(a) and (2) compliance with applicable law other than the laws of
(i) Canada or any political subdivision or province thereof and (ii) the United States (which laws shall be complied with in accordance with subsection 7.10 hereof); constitute a perfected first lien on, and security interest in (or substantially the equivalent thereof relating to Collateral outside the United States), all right, title and interest of the pledgor party thereto in the pledged stock and intercompany notes described therein.

         (b) Upon execution and delivery thereof by the parties thereto, the Security Documents will be effective to create in favor of the Administrative Agent, for its benefit (as provided in clause 10.12) and/or for the benefit of the other Secured Parties, a legal, valid and enforceable security interest (or substantially the equivalent thereof relating to collateral outside the United States) in the collateral described therein, and upon such filing of UCC and PPSA financing statements in the locations listed on Schedule 5.15(b) and appropriate filings with the United States Patent and Trademark Office and the United States Copyright Office (which filings shall be made to the extent set forth on Schedule 5.15(b) or otherwise required by the applicable Security Documents), and upon the taking of possession or control by the Administrative Agent of any such collateral, the security interests in which may be perfected only by possession or control, (which possession or control shall be given to the Administrative Agent to the extent possession by the Administrative Agent is required by any Security Document), such security interests will to the extent such lien can be perfected by the filing of a financing statement pursuant to the UCC, PPSA or possession or control by the Administrative Agent or by the filing of an appropriate filing at the United States Patent and Trademark Office or the United States Copyright Office, subject to the existence of Permitted Liens, constitute perfected first priority liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein.

         5.16. Copyrights, Patents, Permits, Trademarks and Licenses. Schedules 15(a) and 15(b) of the Perfection Certificate set forth a true and complete list as of the Closing Date of all material United States federally registered Intellectual Property owned by a Credit Party and, with respect to such material United States federally registered Intellectual Property, contain a list of all jurisdictions in which such Intellectual Property is registered or applied for, all registration and application numbers and other information relating thereto required pursuant to the Perfection Certificate. Except as disclosed in Schedule 15(a) or 15(b) of the Perfection Certificate, a Credit Party or one of its Subsidiaries owns or has the right to use the Intellectual Property and applications therefor referred to in such Schedule. Except as disclosed in Schedules 15(a) and 15(b) of the Perfection Certificate, no claims are pending by any Person with respect to the ownership, validity, enforceability or a Credit Party's or any of its Subsidiaries' use of such Intellectual Property, or applications therefor, challenging or questioning the validity or effectiveness of any of the foregoing, in any jurisdiction, domestic or foreign, except to the extent such claims, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         5.17. Environmental Matters. Except as disclosed in Schedule 5.17 and except insofar as any exceptions to the following, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse
Effect:

         (a) the properties owned, leased or otherwise operated by any Credit Party or any of its Subsidiaries do not contain therein, thereon or thereunder, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in amounts or concentrations or in a manner that constitutes a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws;

         (b) the properties owned, leased or otherwise operated by any Credit Party or any of its Subsidiaries and all operations and facilities at such properties are in compliance with all Environmental Laws;

         (c) no Credit Party nor any of its Subsidiaries has received or is aware of any written complaint, notice of violation, alleged violation or notice of investigation or of potential liability under any Environmental Law with regard to any Credit Party or any of its Subsidiaries or any properties or facilities owned, leased or otherwise operated by any of them, nor does any Credit Party or any of its Subsidiaries have knowledge that any such action is being contemplated, considered or threatened;

         (d) Hazardous Materials have not been generated, treated, stored on or under, disposed of or released at, on or under any properties presently or formerly owned, leased or otherwise operated by any Credit Party or any of its Subsidiaries, nor have any Hazardous Materials been transported from any such property, or come to be located at, on or under any other property, in violation of or in a manner that could reasonably be expected to give rise to liability on the part of any Credit Party or any of its Subsidiaries under any Environmental Law;

         (e) there are no administrative or judicial actions, investigations or proceedings pending or, to the best knowledge of any Credit Party, threatened under any Environmental Law to which any Credit Party or any of its Subsidiaries is a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders or judgments or agreements to which any Credit Party or any of its Subsidiaries is a party which could reasonably be expected to result in liability or costs on the part of any Credit Party or any of its Subsidiaries under any Environmental Law;

         (f) no Lien has been asserted or recorded or, to the best knowledge of any Credit Party, threatened under any Environmental Law with respect to any Real Property or other assets of any Credit Party or any of its Subsidiaries;

         (g) no Real Property is (x) listed or proposed for listing on the National Priorities List under the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or
    (y) included on any similar list maintained by any Governmental Authority;
    and

         (h) no Credit Party nor any of its Subsidiaries is currently conducting any response or other corrective action pursuant to any Environmental Law at any Real Property or at any other location.

         5.18. Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in subsection 5.1, the Confidential Information Memorandum dated July 9, 2002 delivered to the Lenders in connection with the syndication of the Loans and the Commitments (the "Confidential Information Memorandum"), the Credit Documents (including the schedules thereto), each of the Transaction Documents and any other certificates or documents furnished or to be furnished to the Administrative Agent or the Lenders as updated from time to time in connection with this Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances and at the time in which they were made; provided that with respect to projected, estimated or pro forma financial information, MCL represents only that such information has been and will be prepared in good faith based upon assumptions believed by MCL to be reasonable at the time. Each Credit Party understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

         5.19. Labor Matters. There is (i) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of any Credit Party, threatened against any Credit Party or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of any Credit Party after due inquiry, threatened against any Credit Party or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of any Credit Party after due inquiry, threatened against any Credit Party or any of its Subsidiaries and
(iii) to the best knowledge of any Credit Party after due inquiry, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and, to the best knowledge of any Credit Party, no union organizing ac-tivities are taking place, except such as would not, with respect to any matter specified in clause (i), (ii) or (iii) above, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         5.20. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Credit Documents by the Credit Parties and the consummation of the transactions contemplated hereby and the Transactions, each Credit Party will be Solvent as of the Closing Date.

         5.21. Use of Proceeds. Borrower will use the proceeds of the Loans to finance the Transactions and Permitted Acquisitions and pay related fees and expenses and for other corporate purposes.

         5.22. Canadian Property. As of the Closing Date, no Grantor has any Property in Canada or any political subdivision or province thereof other than MCL, Quality Color Press Inc. and MH Holdings Limited.

         SECTION 6. CONDITIONS PRECEDENT

         6.1. Conditions to Initial Loans and Letters of Credit. The obligation of each Lender to make its Loans, and the obligation of the Issuing Lender to issue any Letter of Credit, on the Closing Date are subject to the satisfaction, or waiver by such Lender, immediately prior to or concurrently with the making of such Loans or the issuance of such Letters of Credit, as the case may be, of the following conditions:

         (a) Agreement; Notes. The Administrative Agent shall have received (i) a counterpart of this Agreement for each Lender duly executed and delivered by a duly authorized officer of each Credit Party, (ii) for the account of each Revolving Credit Lender requesting the same pursuant to subsection 4.13(e), a Revolving Credit Note of Borrower conforming to the requirements of this Agreement and executed by a duly authorized officer of Borrower,
    (iii) for the account of each Tranche A Lender requesting the same pursuant to subsection 4.13(e), a Tranche A Term Note, conforming to the requirements of this Agreement and executed by a duly authorized officer of Borrower,
    (iv) for the account of each Tranche B Lender requesting the same pursuant to subsection 4.13(e), a Tranche B Term Note, conforming to the requirements of this Agreement and executed by a duly authorized officer of Borrower, and
    (v) if requested by Swing Line Lender, for the account of Swing Line Lender, a Swing Line Note, conforming to the requirements of this Agreement and executed by a duly authorized officer of Borrower.

         (b) Transactions. The Lenders shall have reviewed, and be reasonably satisfied with, the final terms and conditions and the documentation relating to the Transactions.

         (c) Capitalization; Capital Structure. (i) The Administrative Agent shall have received an Officers' Certificate of MCL, dated the Closing Date, stating that MCL has retained the outstanding Capital Stock of Moore Holdings U.S.A. Inc. and that Moore Holdings U.S.A. Inc. has retained the outstanding Capital Stock of Borrower, in each case, owned by such Person immediately prior to the Transactions and has retained voting control of the board of directors of Moore Holdings U.S.A. Inc. or Borrower, as the case may be.

         (ii) The terms, conditions and documentation of all Capital Stock and Indebtedness of each Credit Party and its Subsidiaries to remain outstanding after the Closing Date, the certificate of incorporation, by-laws, other governing documents and the corporate and capital structure of each Credit Party and its Subsidiaries, in each case after giving effect to the consummation of the Transactions, shall be in form and substance reasonably satisfactory to the Administrative Agent.

         The execution and delivery of this Agreement by the Lenders and the Administrative Agent shall be deemed to evidence the satisfaction of the Lenders and the Administrative Agent with such of the matters referenced in clauses (i) and (ii) of this paragraph (c) as shall have been disclosed and made available to the Administrative Agent prior to the date hereof.

         (d) Financial Statements. The Lenders shall have received the financial statements described in subsection 5.1 and an Officer's Certificate from MCL's chief financial officer to the effect that such statements accurately present the pro forma financial position of MCL and its Subsidiaries no later than three Business Days before the Closing Date and such financial statements shall be in form and scope reasonably satisfactory to the Lenders and shall not be materially inconsistent with the financial statements previously provided to the Lenders.

         (e) Fees. The Administrative Agent and the Sole Lead Arranger shall have received all reasonable costs, fees, expenses (including, without limitation, the reasonable invoiced fees and expenses of Cahill Gordon & Reindel, counsel for the Administrative Agent and the Sole Lead Arranger, and of other legal counsel for the Administrative Agent) and other consideration presented for payment required to be paid on or before the Closing Date.

         (f) Lien Searches; Lien Perfection. (i) The Administrative Agent shall have received the results of a search of UCC, tax and judgment filings made with respect to each Credit Party and its Subsidiaries in the jurisdictions acceptable to the Administrative Agent, together with copies of financing statements disclosed by such searches and such searches shall disclose no Liens on any assets encumbered by any Security Document, except for Liens permitted hereunder or, if unpermitted Liens are disclosed, the Administrative Agent shall have received satisfactory evidence of the release of such Liens, (ii) the Administrative Agent shall have the results of Intellectual Property searches with respect to all material Intellectual Property (which material Intellectual Property is described on Schedules 15(a) and 15(b) of the Perfection Certificate), together with copies of Liens disclosed thereby and such searches shall disclose no Liens on any intellectual property encumbered by any Security Document except for Liens permitted hereunder or if unpermitted Liens are disclosed, the Administrative Agent shall have received satisfactory evidence of the release of such Liens, and (iii) the Administrative Agent shall have received duly executed financing statements on Form UCC-1 and other instruments, necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents.

         (g) Collateral Agreements. The Administrative Agent shall have received the U.S. Collateral Agreement and the Canadian Collateral Agreement, and the Foreign Stock Pledges, executed and delivered by a duly authorized officer of the parties thereto, together with (i) stock certificates representing 100% (or 66 2/3%, in the case of direct Foreign Subsidiaries of Borrower or any Domestic Subsidiary of Borrower) of all issued and outstanding certificated shares of Capital Stock of each of Moore Holdings U.S.A. Inc., any subsidiary of Moore Holdings U.S.A. Inc. which holds directly or indirectly 100% of the Capital Stock of Borrower, Borrower, each of the direct and indirect Subsidiaries of Borrower existing on Closing Date (other than any Foreign Subsidiary of Borrower which is not a direct Subsidiary of Borrower or a direct Subsidiary of a Domestic Subsidiary), and certain of MCL's direct subsidiaries existing on the Closing Date and undated stock powers for each certificate, executed in blank and delivered by a duly authorized officer of the applicable pledgor, and (ii) all intercompany notes evidencing loans made by any Credit Party to any other Credit Party or any other Subsidiary, together with instruments of transfer or assignment executed in blank with respect thereto.

         (h) [Reserved].

         (i) [Reserved].

         (j) [Reserved].

         (k) Legal Opinions. The Administrative Agent shall have received, dated the Closing Date and addressed to the Administrative Agent and the Lenders,
    (i) an opin-
    ion of Latham & Watkins, counsel to the Credit Parties, in the form of Exhibit J-1, (ii) an opinion of Canadian and each other foreign counsel to the Credit Parties, in the form of Exhibit J-2, and (iii) an opinion of each domestic local counsel, in the form of Exhibit J-3, in each jurisdiction that governs perfection of the liens and security interests granted by MCL or a Domestic or Canadian Subsidiary of MCL intended to be granted to the Administrative Agent pursuant to the Security Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent.

         (l) Closing Certificate. The Administrative Agent shall have received a closing certificate of each Credit Party dated the Closing Date, in substantially the form of Exhibit K, with appropriate insertions and attachments, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary (or other appropriate officers or representatives) of Borrower and its Subsidiaries, respectively.

         (m) Solvency Certificate. The Administrative Agent shall have received a solvency letter, in the form of an Officers' Certificate of MCL, in substantially the form of Exhibit L, in form and substance satisfactory to the Administrative Agent, together with such other evidence reasonably requested by the Lenders, confirming the solvency of MCL and its Subsidiaries on a consolidated basis after giving effect to the consummation of the Transactions.

         (n) Insurance. The Administrative Agent shall have received (i) a schedule describing all insurance (including but not limited to business interruption insurance) maintained by MCL and its Subsidiaries pursuant to subsection 7.5 and (ii) binders (or other customary evidence as to the obtaining and maintenance by MCL of such insurance at the Closing Date) for each policy set forth on such schedule insuring against casualty and other customary risks.

         (o) Control Agreements. To the extent required by the U.S. Collateral Agreement, the Administrative Agent shall have received a Control Agreement, substantially in the form of Exhibit M-1 or Exhibit M-2, as appropriate, duly authorized, executed and delivered by the parties thereto, with respect to each Deposit Account, Securities Account and Commodities Account maintained by any Credit Party.

         (p) Perfection Certificate. The Administrative Agent shall have received a perfection certificate (the "Perfection Certificate"), substantially in the form of Exhibit N, duly authorized, executed and delivered by the Credit Parties.

         (q) Indebtedness. After giving effect to the Transactions, on the Closing Date, none of MCL or any of its Subsidiaries shall have outstanding any Indebtedness for borrowed money or preferred stock other than (x) Indebtedness under the Credit

    Documents and (y) Indebtedness set forth on Schedule 8.1(a) or permitted by subsection 8.1.

         (r) Material Adverse Effect. Since December 31, 2001, there shall have been no change, event or development (whether or not covered by insurance) which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (s) Officers' Certificate. The Administrative Agent shall have received an Officers' Certificate of Borrower, dated the Closing Date, (i) to the effect set forth in subsections 6.2(a) and (b) and (ii) to the effect that all conditions precedent to the making of such initial Loans (except any such condition precedent the satisfaction of which is to be satisfactory to, or subjectively determined by, the Administrative Agent, the Sole Lead Arranger or any other Agent or Lender) have been satisfied or waived.

         (t) [Reserved].

         (u) Existing Indebtedness. The Administrative Agent shall have received satisfactory evidence that (i) the Existing Senior Credit Facility shall be paid in full with the proceeds of a Loan and all commitments thereunder terminated, and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith and the Administrative Agent shall have received evidence thereof reasonably satisfactory to the Administrative Agent and a "pay-off" letter or letters reasonably satisfactory to the Administrative Agent with respect to the credit facilities; in addition, from any Person holding any Lien securing any such Indebtedness, such UCC termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination reasonably satisfactory to the Administrative Agent shall have been made).

         (v) [Reserved].

         6.2. Conditions to All Loans and Letters of Credit. The obligation of
(x) each Lender to make any Loan (other than any Revolving Credit Loan (i) the proceeds of which are to be used to repay Refunded Swing Line Loans or (ii) to be made as contemplated by the last two sentences of subsection 3.8, which shall be made unless an event of the type described in paragraph (f) of Section 9 has occurred and is continuing) and (y) the Issuing Lender to issue any Letter of Credit, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

         (a) Representations and Warranties. Each of the representations and warranties made in or pursuant to Section 5 or which are contained in any other Credit Document shall be true and correct on and as of the date of such Loan or of the issuance of such Letter of Credit as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

         (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to such Loan to be made or such Letter of Credit to be issued on such Borrowing Date.

         Each borrowing by Borrower hereunder and the issuance of each Letter of Credit by the Issuing Lender hereunder shall constitute a representation and warranty by Borrower as of the date of such borrowing or issuance that the conditions in clauses (a) and (b) and of this subsection 6.2 have been satisfied.

         6.3. Permitted Acquisitions. The obligation of the Lenders to make any Loan or otherwise extend any credit to Borrower, the proceeds of which will be used to make a Permitted Acquisition, is subject to the satisfaction of the conditions set forth in subsections 6.1 and 6.2 and to the further conditions precedent that:

         (i) Line of Business Compliance. Immediately after giving effect to such Permitted Acquisition, the Credit Parties would be in compliance with subsection 8.14.

         (ii) No Default or Event of Default. No Default or Event of Default shall then be in existence or would arise therefrom.

         (iii) [Reserved].

         (iv) Receipt of Applicable Acquisition Documents. With respect to any Permitted Acquisition the consideration for which is in excess of $40.0 million, the Administrative Agent shall have received the acquisition agreement and all other documents and agreements related to such Permitted Acquisition (the "Applicable Acquisition Documents") and such Permitted Acquisition shall be consummated in accordance with the terms of the Applicable Acquisition Documents and all Requirements of Law.

         (v) Financial Statements. Borrower will use its reasonable best efforts to deliver to the Administrative Agent and the Lenders prior to the date of consummation of such Permitted Acquisition, financial statements of the entity to be acquired, including but not limited to audited balance sheets, reports of certified public accountants, if any, financial projections and budgets; due diligence data relating to the entity to be acquired; and any other documents relating to the entity to be acquired as may be reasonably requested by the Administrative Agent.

         (vi) Lien Searches. Borrower shall have delivered to the Administrative Agent and the Lenders, certified copies of lien search reports, tax lien, judgment lien and pending lawsuit searches or equivalent reports acceptable to the Administrative Agent each of a recent date listing all effective financial statements or comparable documents that name the entity to be acquired or Subsidiary of the entity to be acquired as debtor and that are filed in those jurisdictions in which each such Person is organized, any property of each such Person is located and each such Person's principal place of business is located, none of which encumber the Collateral covered by the Security Documents except for Permitted Liens. Borrower shall have provided evidence satisfactory to the Administrative Agent that all Liens applicable to the Capital Stock of the entity to be acquired and the property of the entity to be acquired and of each Subsidiary of the entity to be acquired have been released and terminated.

         (vii) Receipt of Security Interests and Legal Opinions. All Collateral to be acquired shall have been pledged pursuant to the Security Documents in accordance with subsection 7.9 hereof and the Lenders shall have a perfected first priority security interest therein subject to no Liens, except for the Liens created by the Securities Documents and Liens permitted under the Security Documents for such Collateral. The Administrative Agent shall have received customary legal opinions addressed to Agents and the Lenders in form and substance reasonably satisfactory to the Administrative Agent with respect to the Security Documents entered into in connection with a Permitted Acquisition.

         SECTION 7. AFFIRMATIVE COVENANTS

         Each Credit Party hereby agrees that, so long as the Commitments remain in effect, any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) or any other amount is owing to any Lender or the Administrative Agent hereunder or under any of the other Credit Documents, it shall, and, in the case of the agreements contained in subsections
7.3 through 7.6, and 7.8 through 7.11, shall cause each of its Subsidiaries to:

         7.1. Financial Statements. Furnish to the Administrative Agent or with sufficient copies for each Lender, which the Administrative Agent shall promptly furnish to each Lender):

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of MCL to end after the Closing Date, a copy of the consolidated balance sheet of MCL and its consolidated Subsidiaries and a similar consolidating financial statement for MCL and its Subsidiaries, in each case as at the end of such fiscal year and the related consolidated statements of stockholders' equity and cash flows and the consolidated statements of income of MCL and its Subsidiaries and a similar consolidating financial statement for MCL and its Subsidiaries, in each case for such fiscal year, setting forth in the case of the consolidated statements of income referred to above in comparative form the figures for the previous year and, in the case of the consolidated balance sheet referred to above, reported on, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, or qualification which would affect the computation of financial covenants, by independent chartered public accountants of nationally recognized standing;

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of MCL to end after the Closing Date, the unaudited consolidated balance sheet of MCL and its Subsidiaries and a similar consolidating financial statement for MCL and its Subsidiaries, in each case as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of MCL and its Subsidiaries and a similar consolidating financial statement of MCL and its Subsidiaries, in each case for such quarterly period and the portion of the fiscal year of MCL through such date, setting forth in the case of the consolidated statements of income referred to above in comparative form the figures for the corresponding quarter in, and year to date portion of, the previous year, and the figures for such periods in the budget prepared by MCL and furnished to the Administrative Agent, certified by the chief financial officer, controller or treasurer of MCL as being fairly stated in all material respects;

         (c) as soon as available, but in any event not later than 30 days after the beginning of each fiscal year of MCL to end after (i) the Closing Date to which such budget relates and (ii) the Tranche B Maturity Date, a preliminary consolidated operating budget for MCL and its Subsidiaries taken as a whole for such fiscal year; and as soon as available, any material revision to or any final revision of any such preliminary annual operating budget or any such consolidated operating budget; and

         (d) concurrently with the delivery of financial statements pursuant to subsection 7.1(a) or (b), a certificate of the chief financial officer or treasurer of MCL setting forth in reasonable detail the computations of Capital Expenditures as of the last day of the fiscal period covered by such financial statements, the Leverage Ratio as of such last day, and the Consolidated Fixed Charge Coverage Ratio as of such last day;

all such financial statements described in subsections 7.1(a) and (b) to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP.

         The obligations under subsections 7.1(a) and 7.1(b) may be satisfied by furnishing to the Administrative Agent the requested financial information via email or web-posting.

         7.2. Certificates; Other Information. Furnish to the Administrative Agent or with sufficient copies for each Lender which the Administrative Agent shall promptly deliver to each Lender):

         (a) concurrently with the delivery of the consolidated financial statements referred to in subsection 7.1(a), a letter from the independent chartered public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default under subsections 8.1 and 8.9, except as specified in such letter;

         (b) within 15 days of the delivery of the financial statements referred to in subsections 7.1(a) and (b) (except that the certificate referred to in clause (iii) below shall be delivered concurrently with such financial statements), a certificate of MCL (executed by a Responsible Officer) stating that, to the best of such officer's knowledge, during such period

                   (i) no Subsidiary has been formed or acquired, unless MCL and Borrower have complied with the requirements of subsection 7.9,

                   (ii) no Credit Party has changed its name or jurisdiction of organization without complying with the requirements of this Agreement and the Security Documents with respect thereto,

                   (iii) such officer has obtained no knowledge that any Default or Event of Default has occurred and is continuing, in each case, except as specified in such certificate, and

                   (iv) showing in detail as of the end of the related accounting period the figures and calculations supporting such statement in respect of paragraph (d) of subsection 8.1, paragraphs (b) and (e) of subsection 8.3 and subsections 8.6 through 8.11 and any other calculations reasonably requested by the Ad-ministrative Agent with respect to the quantitative aspects of the other covenants contained herein;

         (c) promptly upon receipt thereof, copies of all final reports submitted to MCL or to any of its Subsidiaries by independent chartered public accountants in connection with each annual, interim or special audit of the books of MCL or any of its Subsidiaries made by such accountants, and, upon the request of any Lender (through the Administrative Agent), any final comment letter submitted by such accountants to management in connection with their annual audit;

         (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available to the public generally by MCL or any of its Subsidiaries, if any, and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by MCL or any of its Subsidiaries with any United States securities exchange or with the SEC or any United States Governmental Authority succeeding to any of its functions;

         (e) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a management summary describing and analyzing the performance of MCL and its Subsidiaries during the periods covered by such financial statements; and

         (f) [Reserved];

         (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

         The obligations under subsection 7.2(d) may be satisfied by furnishing to the Administrative Agent the relevant information via email or webposting.

         7.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities under the Credit Documents.

         7.4. Conduct of Business and Maintenance of Existence. Except as disclosed in Schedules 5.3 and 5.16 and as otherwise permitted by subsections
8.4 and 8.5, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, material privileges, franchises, copyrights, patents, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, copyrights, patents, trademarks and trade names the loss of which would not, in the aggregate, be reasonably likely to have a Material Adverse Effect; and com-ply with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         7.5. Maintenance of Property; Insurance . (a) Keep all property and assets used and necessary in its business in good working order and condition (ordinary wear and tear excepted).

         (b) Subject to the other provisions of this subsection 7.5, maintain with financially sound and reputable insurance companies insurance on all its property and assets in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks as are usually insured against in the same general area by, companies engaged in the same or a similar business, and furnish to each Lender, upon written request of any Lender (made through the Administrative Agent), full information as to the insurance carried.

         (c) Use good faith efforts to ensure that each insurance policy described in subsection 7.5(b) shall provide that (i) it may not be modified, reduced, canceled or otherwise terminated without at least twenty (20) days' prior written notice to the Administrative Agent; (ii) the Administrative Agent is permitted to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due; (iii) all losses thereunder shall be payable notwithstanding any act or negligence of any Credit Party or any of its Subsidiaries or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments; (iv) to the extent such insurance policy constitutes property insurance relating to Collateral, all losses payable thereunder shall be payable to the Administrative Agent, as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount at least sufficient to prevent coinsurance liability; and (v) with respect to liability insurance, the Administrative Agent shall be named as an additional insured.

         7.6. Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of the Administrative Agent or any Lender upon reasonable notice (made through the Administration Agent and no more frequently than quarterly unless a Default or Event of Default shall have occurred and be continuing) to visit and inspect any Credit Party's or any of its Subsidiaries' properties or assets and examine and make abstracts from any of its books and records at any reasonable time and upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of any Credit Party or any of its Subsidiaries with officers and employees thereof and with their independent chartered public accountants with prior reasonable notice to, and coordination with, the chief financial officer or the treasurer of Borrower.

         7.7. Notices. Promptly give notice to the Administrative Agent upon a Responsible Officer of any Credit Party obtaining actual knowledge thereof (to be distributed by the Administrative Agent to the Lenders):

         (a) of the occurrence of any Default or Event of Default;

         (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of any Credit Party or any of its Subsidiaries which default or event of default has not been waived and would have a Material Adverse Effect, or (ii) litigation, investigation or proceeding which may exist at any time between any Credit Party or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against any Credit Party or any of its Subsidiaries by any Governmental Authority, which in any such case would have a Material Adverse Effect;

         (c) of any litigation or proceeding against or insolvency of any Credit Party or any of its Subsidiaries (i) in which more than $5,000,000 of the amount claimed is not covered by insurance and which is reasonably likely to have a Material Adverse Effect, (ii) in which injunctive or similar relief is sought which if obtained would have a Material Adverse Effect or (iii) the subject matter of which is any Intellectual Property of any Person which is reasonably likely to have a Material Adverse Effect;

         (d) promptly, upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower or any of its Subsidiaries or any Guarantor, in an aggregate amount exceeding $2,000,000, a written notice specifying the nature thereof, what action any Credit Party or any of its Subsidiaries or other ERISA Entities have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto;

         (e) upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any ERISA Entity with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any ERISA Entity from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

         (f) of a Material Adverse Effect known to any Credit Party or any of its Subsidiaries.

Each notice pursuant to this subsection 7.7 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth in reasonable detail the occurrence referred to therein and (in the cases of clauses (a) through (d)) stating what action (if any) the Credit Parties propose to take with respect thereto. It is understood that, in an effort to comply with its covenants hereunder, Borrower may from time to time deliver notices of events (including events of the types described above) to the Administrative Agent and/or the Lenders, and that the notification of any event or events shall not constitute an admission or determination by any Credit Party that the event or events covered by such notice have resulted or will result in a Material Adverse Effect.

         7.8. Environmental Laws. (a) Except where noncompliance would not reasonably be expected to result in a Material Adverse Effect (i) comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) use its best efforts to cause all of its tenants, subtenants, contractors, subcontractors and invitees to comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them.

         (b) Comply with all orders, decrees and lawful directives pursuant to Environmental Laws issued to any Credit Party or any of its Subsidiaries by any Governmental Authority, other than such orders, decrees and lawful directives
(x) as to which an appeal or other challenge has been timely and properly taken in good faith or (y) which would not reasonably be expected to give rise to a Material Adverse Effect.

         (c) Maintain, update as appropriate and implement in all material respects an environmental program designed to (i) ensure that each Credit Party and its Subsidiaries, any of their respective operations (including, without limitation, disposal of Hazardous Materials), and any properties owned, leased or otherwise operated by any of them, attain and remain in substantial compliance with all applicable Environmental Laws; (ii) reasonably and prudently manage any liabilities or potential liabilities that each Credit Party and its Subsidiaries, any of their respective operations (including, without limitation, disposal of Hazardous Materials), and any properties owned, leased or otherwise operated by any of them, may be subject to under all applicable Environmental Laws; and (iii) ensure that each Credit Party and its Subsidiaries undertake reasonable efforts to identify, and evaluate, issues of compliance with and potential liability under Environmental Laws prior to acquiring, directly or indirectly, any ownership or leasehold interest in real property, or other interest in any real property that could give rise to any Credit Party or any of its Subsidiaries being subjected to liability under any Environmental Law as a result of such acquisition, in each case except where any failures to maintain, update as appropriate, and implement in all material respects an environmental program as described above, individually or in the aggregate, after giving effect to any mainte-nance, updating or implementation efforts undertaken, would not reasonably be expected to result in a Material Adverse Effect.

         7.9. Additional Collateral and Guarantees. (a) With respect to any Properties acquired after the Closing Date by Borrower or any of its Subsidiaries or MCL (other than any Foreign Subsidiary of Borrower) that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (but, in any event, excluding any assets described in paragraph (b) of this subsection promptly (and in any event within 60 days after the acquisition thereof)): (x) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such Properties subject to no Liens other than Permitted Liens, and (y) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Each Credit Party shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired Properties.

         (b) With respect to any Person that is or becomes (1) a direct Subsidiary of MCL; (2) a Subsidiary of Moore Holdings U.S.A. Inc. which holds directly or indirectly 100% of the Capital Stock of Borrower; or (3) a direct or indirect Subsidiary of Borrower, in each case that has assets having either book value or fair market value in excess of $2,000,000, promptly (and in any event within 60 days after such Person becomes a Subsidiary or has such assets) (i) deliver to the Administrative Agent the certificates representing the Capital Stock of such Subsidiary (except that with respect to any Foreign Subsidiary of Borrower, in no event shall more than 66 2/3% of the Capital Stock of any Foreign Subsidiary be subject to any Lien or pledged under any Credit Document), together with undated stock powers executed and delivered in blank by a Responsible Officer of such Credit Party and all intercompany notes, if any, owing from such Subsidiary to any Credit Party, together with undated instruments of transfer executed and delivered in blank by a Responsible Officer of such Credit Party, and (ii) cause such new Subsidiary (x) to become a party to the Subsidiary Guarantee and the applicable Security Agreement or such comparable documentation which is in form and substance reasonably satisfactory to the Administrative Agent, and (y) to take all actions necessary or advisable to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including, without limitation, if applicable, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent; provided, however, that (a) subject to subsection 7.9(c)(B), no Foreign Subsidiary of Borrower need be-come a Subsidiary Guarantor or a party to the applicable Security Agreement and with respect to any Foreign Subsidiary of Borrower that is not a direct Subsidiary of Borrower or a direct Subsidiary of a Domestic Subsidiary of Borrower, neither MCL nor any of its Subsidiaries need comply with clause (i) above, (b) no direct Subsidiary of MCL need become a party to the applicable Security Agreement (other than Borrower, Moore Holdings U.S.A. Inc. or any Subsidiary of Moore Holdings U.S.A. Inc. which holds directly or indirectly 100% of the Capital Stock of Borrower), (c) subject to subsection 7.9(c)(B), no direct Subsidiary of MCL that is not a wholly owned Subsidiary of MCL need become party to a Subsidiary Guarantee and (d) subject to subsection 7.9(c)(B), no Subsidiary of MCL need become party to a Subsidiary Guarantee or any Security Agreement to the extent prohibited by applicable law.

         (c) If (A) at any time any two or more wholly owned Subsidiaries in the aggregate of MCL not otherwise subject to subsection 7.9(b) other than by virtue of clauses (a)-(d) of the proviso thereof produce revenue in excess of 5% of total revenue of MCL and its Subsidiaries (as evidenced by the most recent financial statements delivered pursuant to subsection 7.1), comply with subsection 7.9(b) within 60 days after the end of the most recent fiscal quarter then ended so that no two or more such Subsidiaries produce revenue in excess of 5% of total revenue of MCL and its Subsidiaries or (B) any Subsidiary which is not a Guarantor guarantees any Indebtedness of MCL or any of its Subsidiaries (other than a guarantee by a Non-Qualified Subsidiary of another Non-Qualified Subsidiary's Indebtedness), comply immediately with subsection 7.9(b) regardless of whether such Subsidiary is a Foreign Subsidiary of Borrower.

         (d) Notwithstanding the foregoing, (1) the Subsidiaries of MCL or Borrower listed on Schedule 7.9 need not comply with subsection 7.9, and (2) Borrower may designate any Subsidiary of MCL or Borrower created or acquired after the Closing Date as a Non-Qualified Subsidiary which need not comply with subsection 7.9 if (i) such designation is made prior to any Investment made in such Subsidiary, (ii) such designation is made prior to any Affiliate transaction as described in subsection 8.12 and (iii) Borrower shall have provided the Administrative Agent with prior written notice of such designation.

         7.10. Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 7.10, in each case within the time limits specified on such schedule.

         7.11. Compliance with Law. Conduct its business and affairs in compliance with all Laws applicable thereto except to the extent failure to do so would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

         7.12. Security Interests; Further Assurances. Promptly (but in no event later than 5 days), upon the reasonable request of Administrative Agent or any Lender, at Bor-rower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to other Liens except as permitted by the Security Documents, or use good faith efforts to obtain any consents, including, without limitation, landlord or similar lien waivers and consents, as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by Administrative Agent or the Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent or the Lenders may be so required to obtain.

         7.13. Required Interest Rate Agreements. Within 35 days after the Closing Date, Borrower at all times so long as any Loan or Commitment is outstanding shall enter into Interest Rate Agreements designed to protect Borrower against fluctuations in interest rates with respect to at least 50% of the aggregate principal amount of the Tranche B Term Loans on terms and with counterparties reasonably satisfactory to the Administrative Agent.

         7.14. Use of Proceeds and Letters of Credit. The proceeds of any Tranche A Term Loan will be used only to fund certain Permitted Acquisitions and any related initial working capital requirements with respect thereto. The proceeds of any Tranche B Term Loan will be used to fund the refinancing of the Existing Senior Notes. The proceeds from the Revolving Credit Loans and the Swing Line Loans will be used only for general corporate purposes and to fund Borrower's working capital requirements.

         7.15. Taxes. MCL shall, and shall cause each of its Subsidiaries to, timely and correctly file all material Tax Returns required to be filed by it. MCL shall pay or cause to be paid or discharged, when due, all Taxes, charges and assessments against MCL and its Subsidiaries or their property and all other lawful claims required to be paid by MCL or such Subsidiaries, except as contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established in accordance with GAAP.

         7.16. Existing Senior Notes. The Existing Senior Notes shall be paid in full prior to all extensions of credit under this Agreement exceeding $140,000,000 (unless the pro-
ceeds of such extensions of credit are being contemporaneously used to repay the Existing Senior Notes in full).

         SECTION 8. NEGATIVE COVENANTS

         Each Credit Party hereby agrees that it shall not, and it shall not permit any of its Subsidiaries to, directly or indirectly, so long as the Commitments remain in effect or any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Credit Document (it being understood that each of the permitted exceptions to each of the covenants in this Section 8 is in addition to, and not overlapping with, any other of such permitted exceptions except to the extent expressly provided):

         8.1. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) the Indebtedness outstanding on the Closing Date and disclosed in
    Schedule 8.1(a), including the Refinancing of any such Indebtedness on terms and conditions taken as a whole no less favorable to MCL and its Subsidiaries or the Lenders than the Indebtedness being Refinanced;

         (b) Indebtedness consisting of the Loans and in connection with the Letters of Credit and this Agreement;

         (c) Contingent Obligations permitted by subsection 8.3;

         (d) Indebtedness

                   (i) of any Credit Party to MCL or any Subsidiary of MCL,

                   (ii) of any Non-Qualified Subsidiary to any other Non-Qualified Subsidiary, and

                   (iii) of any Non-Qualified Subsidiary to MCL or any of its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $10,000,000 (plus the sum of any amounts dividended or distributed by any Non-Qualified Subsidiary to any Credit Party), minus the sum of (x) the amount of any guarantees of obligations of Non-Qualified Subsidiaries pursuant to subsection 8.3(c)(ii) and (y) the amount of investments made in a Non-Qualified Subsidiary pursuant to subsection 8.6(b)(iii);

    provided if any Subsidiary of MCL would be required to comply with subsection 7.9(b) immediately after giving effect to the incurrence of any such Indebtedness and the application of the resulting proceeds, such Subsidiary shall comply with the requirements of such subsection within 10 days of the transaction giving rise to such requirement;

         (e) other unsecured Indebtedness of MCL or any of its Subsidiaries in an aggregate principal amount at any one time outstanding not in excess of $20,000,000;

         (f) Indebtedness of MCL or any of its Subsidiaries in respect of Financing Leases in an aggregate principal amount at any one time outstanding not in excess of $20,000,000 so long as subsections 8.7 and 8.9 would not be contravened;

         (g) Subordinated Indebtedness of MCL or any of its Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $150,000,000;

         (h) Indebtedness in connection with surety bonds, letters of credit and performance bonds obtained in the ordinary course of business in connection with workers' compensation obligations of MCL or any of its Subsidiaries;

         (i) Indebtedness of Foreign Subsidiaries of MCL in an aggregate principal amount at any time outstanding not in excess of the equivalent at the date of each incurrence thereof of $15,000,000 at any time outstanding;

         (j) Indebtedness of MCL or any of its Subsidiaries for the deferred purchase price of newly acquired property and to finance equipment of any Credit Party or its Subsidiaries (pursuant to purchase money mortgages or otherwise and whether owed to the seller or a third party) used in the ordinary course of business (provided that such financing is entered into within 180 days of the acquisition of such property) of MCL or its Subsidiaries in an amount (based on the remaining balance of the obligations therefor on the books of MCL) which shall not exceed $25,000,000 in the aggregate at any one time outstanding, and Refinancings of Indebtedness permitted under this subsection 8.1(j);

         (k) Indebtedness under Hedge Agreements permitted by subsection 8.8;
    and

         (l) Indebtedness (i) of a Person assumed in connection with an Acquisition of such Person (or Indebtedness of such Person existing at the time such Person was acquired) so long as such Indebtedness was not incurred in anticipation of, or in connection with, such Acquisition, and (ii) to any one or more Persons selling the entity or assets acquired in an Acquisition (including seller earnouts) which such Indebtedness to any seller shall be on terms, conditions and pursuant to documentation reasonably sat-isfactory to the Administrative Agent and Refinancings of Indebtedness permitted pursuant to this subsection 8.1(l); provided, however, that Indebtedness under this subsection 8.1(l) shall not exceed $25,000,000 in the aggregate at any time outstanding.

         Notwithstanding any of the foregoing, in no event shall the Indebtedness of BVBA (other than pursuant to the Guarantees) exceed $20,000,000 in the aggregate at any time outstanding.

         8.2. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if (i) adequate reserves with respect thereto are maintained on the books of MCL or the relevant Subsidiary, as the case may be, in accordance with GAAP and (ii) in the case of any such charge which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

         (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings if (i) adequate reserves with respect thereto are maintained on the books of MCL or the relevant Subsidiary, as the case may be, in accordance with GAAP and
    (ii) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

         (c) pledges or deposits made and Liens arising in the ordinary course of business in connection with workers' compensation, unemployment or employee insurance, employee tax withholdings and other social security legislation;

         (d) deposits to secure the performance of bids, tenders, trade or government contracts, leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (in each case, other than for borrowed money) incurred in the ordinary course of business for amounts not yet delinquent or, to the extent such amounts are so delinquent, such amounts are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted if (i) adequate reserves with respect thereto are maintained on the books of MCL or the relevant Subsidiary, as the case may be, in accordance with GAAP and (ii) in the case of any such Lien against any of the Collateral (A) such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions and (B) to the extent such Liens are not imposed by law, such Lien shall in no event encumber any Collateral other than cash or Cash Equivalents;

         (e) easements (including, without limitation, reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, minor encroachments, and other similar minor encumbrances, defects or irregularities in title which do not, individually or in the aggregate, materially interfere with or adversely affect in any material respect the ordinary conduct of the business of MCL or its Subsidiaries on the Real Property subject thereto;

         (f) Liens in favor of the Administrative Agent and the Lenders (or any Person party to an Interest Rate Agreement with Borrower who was a Lender or an Affiliate of a Lender at the date of entering into such Interest Rate Agreement with Borrower) pursuant to the Credit Documents, including Liens pursuant to the Credit Documents in respect of Interest Rate Agreements, and bankers' liens arising by operation of law relating thereto;

         (g) Liens on property of MCL or any of its Subsidiaries created solely for the purpose of securing

                   (i) Indebtedness not exceeding $15,000,000 in aggregate amount at any time outstanding permitted by subsection 8.1(i); or

                   (ii) Indebtedness permitted by subsection 8.1(j) representing or incurred to finance, refinance or refund the purchase price of property; or

                   (iii) Indebtedness of MI Insurance Ltd. which is permitted by subsection 8.1 in connection with letters of credit issued for workers' compensation and insurance purposes;

    provided that (A) no such Lien incurred in connection with Indebtedness pursuant to subsection 8.1(j) shall extend to or cover other property of MCL or any of its Subsidiaries other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property and (B) no such Lien incurred in connection with Indebtedness pursuant to subsection 8.1(i) shall extend to or cover any Collateral;

         (h) Liens existing on the Closing Date after giving effect to the consummation of the Transactions and described in subsection 5.13 or
    Schedule 8.2(h); provided that no such Lien shall extend to or cover other assets or property of MCL or any of its Subsidiaries other than the respective assets or property encumbered by such Lien on the Closing Date;

         (i) Liens on documents of title and the property covered thereby securing Indebtedness in respect of the Commercial L/Cs or other commercial letters of credit;

         (j) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which MCL or any of its Subsidiaries has easement rights or on any Property that is leased and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

         (k) leases or subleases, licenses or sublicenses with respect to the assets or properties of MCL or any of its Subsidiaries, in each case, entered into in the ordinary course of MCL's or such Subsidiary's business so long as such leases or subleases do not, individually or in the aggregate, (A) interfere in any material respect with the ordinary conduct of the business of MCL or any of its Subsidiaries or (B) materially impair the use (for its intended purposes) or the value of the assets or property subject thereto;

         (l) Liens on goods (and proceeds thereof) financed with drawings under commercial letters of credit securing reimbursement obligations in respect of such commercial letters of credit issued in accordance with the terms of this Agreement;

         (m) Liens on a Person or assets acquired in an Acquisition which were existing on the date of such Acquisition and not created in anticipation of such Acquisition; provided, however, that (1) such Liens do not extend beyond the assets of the Person or assets acquired and (2) any Indebtedness secured by such Liens is permitted by subsection 8.1(l);

         (n) Liens in respect of Financing Leases permitted pursuant to subsection 8.1(f), so long as the Liens do not extend to or cover property of any Credit Party or any of its Subsidiaries other than the property subject to the respective Financing Lease or Financing Leases and the related contract rights and proceeds;

         (o) Interests of lessors under operating leases and UCC financing statements in respect thereof;

         (p) banker's liens and rights of set-off relating to deposit accounts; and

         (q) interests of a licensor under a license agreement; and

         (r) precautionary UCC, PPSA or similar financing statements or filings filed against a Credit Party as lessee or sublessee or consignee.

         8.3. Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation, except:

         (a) the Guarantees;

         (b) other guarantees by MCL or any of its Subsidiaries incurred in the ordinary course of business for an aggregate amount at any time outstanding not to exceed $10,000,000;

         (c) guarantees by MCL or any of its Subsidiaries;

                   (i) of obligations of Borrower or any Qualified Subsidiary, and

                   (ii) of obligations of any Non-Qualified Subsidiary in an aggregate principal amount not to exceed $10,000,000 (plus the sum of any amounts dividended or distributed by such Non-Qualified Subsidiaries to any Credit Party), minus the sum of (A) the amount outstanding pursuant to subsection 8.1(d)(iii) and (B) the amount of investments made in Non-Qualified Subsidiaries pursuant to subsection 8.6(b)(iii);

    provided that, in each case, if the primary obligation being guaranteed is subordinated, such guarantees are subordinated to the Guarantees on substantially the same basis as such primary obligation is subordinated to the Loans;

         (d) Contingent Obligations existing on the Closing Date and described in Schedule 8.3(d) and Contingent Obligations relating to any Indebtedness permitted under subsection 8.1(a);

         (e) guarantees of obligations to third parties in connection with relocation of employees of MCL or any of its Subsidiaries, in an amount which, together with all loans and advances made pursuant to subsection 8.6(f), shall not exceed $3,000,000 at any time outstanding;

         (f) Contingent Obligations in connection with workers' compensation obligations, and in connection with performance, surety and appeal bonds, and similar obligations incurred in the ordinary course of business, of any Credit Party or any of its Subsidiaries;

         (g) Hedge Agreements permitted by subsection 8.8 or otherwise entered into in the ordinary course of business to hedge obligations and not for speculative purposes;

         (h) endorsements for collection in the ordinary course of business; and

         (i) guarantees by any Non-Qualified Subsidiary of any obligations of any Non-Qualified Subsidiary.

         8.4. Prohibition of Fundamental Changes. Enter into any merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any type of business other than of the same general type now conducted by it, except:

         (a) for the transactions otherwise permitted pursuant to paragraph (b),
    (g) or (h) of subsection 8.5 or pursuant to subsection 8.6;

         (b) MCL or any Subsidiary thereof may be merged with or into Borrower or any Qualified Subsidiary;

         (c) any Non-Qualified Subsidiary may be merged with or into any Non-Qualified Subsidiary;

         (d) any Subsidiary of MCL (other than Borrower or any of its Subsidiaries) may be merged with or into MCL; and

         (e) any Subsidiary of MCL which is not a Credit Party may dissolve, wind up or liquidate (or be dissolved, wound up or liquidated);

provided that in connection with the foregoing, the appropriate Credit Parties shall take all actions necessary or reasonably requested by the Administrative Agent to maintain the perfection or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to the Security Documents and otherwise comply with the provisions of subsection 7.9 to the extent applicable.

         8.5. Prohibition on Sale of Assets . Convey, sell, lease (other than a sublease of real property), assign, transfer or otherwise dispose of (including through a transaction of merger or consolidation of any Subsidiary) any of its property, business or assets (including, without limitation, other payments and receivables but excluding leasehold interests), whether now owned or hereafter acquired, except:

         (a) sales or other dispositions of inventory in the ordinary course of business;

         (b) that MCL or any of its Subsidiaries may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, and MCL or any of its Subsidiaries may merge or amalgamate with and into, Borrower or any Qualified Subsidiary (or, in the case of any Non-Qualified Subsidiary, into MCL or another Non-Qualified Subsidiary), and MCL or any of its Subsidiaries may sell or otherwise dispose of, or part with control of any or all of, the Capital Stock of any Subsidiary to Borrower or any Qualified Subsidiary (or, if a Non-Qualified Subsidiary, to MCL or to another Non-Qualified Subsidiary); provided that (i) Borrower shall not, directly or indirectly, transfer any substantial part of its assets pursuant to this paragraph and (ii) all actions necessary or reasonably requested by the Administrative Agent shall be taken by the appropriate Credit Parties to maintain the perfection or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to the Security Documents;

         (c) leases of Fee Properties and other real property owned in fee;

         (d) any Taking or Destruction affecting any Property subject, however, to the proviso set forth in clause (b) of the definition of Net Proceeds;

         (e) dispositions described on Schedule 8.5;

         (f) the sale or other disposition of any Property that, in the reasonable judgment of MCL or any of its Subsidiaries, has become uneconomic, obsolete or worn out, and that is sold or disposed of in the ordinary course of business for proceeds not to exceed $3,000,000 per annum; provided that, to the extent such Properties constituted Collateral, the net proceeds thereof shall be reinvested in Properties owned (or to be owned) by a Credit Party or one of its wholly owned Subsidiaries having a fair market value at least equal to the amount of such net proceeds and any Property purchased with such net proceeds shall be pledged to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, in accordance with subsection 7.9;

         (g) transactions permitted by subsection 8.4;

         (h) any sale or disposition of any interest in Property; provided that
    (i) so long as no Event of Default then exists, the net proceeds of any such sale shall constitute Net Proceeds only to the extent such net proceeds are not reinvested in Properties owned (or to be owned) by a Credit Party or one of its wholly owned Subsidiaries having a fair market value at least equal to the amount of such net proceeds within 270 days from the date of such sale, (ii) if the Property so sold constituted Collateral under the Security Documents, then (x) such net proceeds shall be deposited and maintained in the Collateral Account pending the reinvestment contemplated in clause
    (h)(i) of this subsection 8.5 and applied in accordance with subsection 12.2; provided, that there shall be no obligation to deposit any such net proceeds unless and until, and only to the extent that, the aggregate amount at any time outstanding (and not applied in accordance with this Agreement) exceeds $15,000,000 (such $15,000,000 to be calculated net of the amount to be reinvested under any then existing binding contract en-tered into by MCL or any of its Subsidiaries to reinvest such net proceeds), and (y) any Property purchased with the net proceeds thereof shall be mortgaged or pledged, as the case may be, to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties in accordance with subsection 7.9, and (iii) the aggregate amount of net proceeds for all such sales received collectively by MCL and its Subsidiaries shall not exceed $30,000,000 per annum;

         (i) Subsidiaries may (x) be dissolved in accordance with subsection 8.4 and (y) pay dividends in accordance with subsection 8.11;

         (j) Investments permitted by subsection 8.6;

         (k) licenses or sublicenses by MCL or any of its Subsidiaries of software, Intellectual Property and general intangible and leases, licenses or subleases of other property in the ordinary course of business and which do not materially interfere with the business of MCL or any of its Subsidiaries;

         (l) any disposition or dispositions (in an aggregate amount not to exceed $10,000,000 during the term of this Agreement) in connection with a Sale and Leaseback Transaction; provided that (i) so long as no Event of Default then exists, the net proceeds of any such Sale and Leaseback Transaction shall constitute Net Proceeds only to the extent such net proceeds are not reinvested in properties or assets owned (or to be owned) by a Credit Party or one of its wholly owned Subsidiaries having a fair market value at least equal to the amount of such net proceeds within twelve months from the date of such sale and (ii) if the property so sold constituted Collateral under the Security Documents, then (x) such net proceeds shall be deposited and maintained in the Collateral Account pending the reinvestment contemplated in clause (h)(i) of this subsection 8.5 and applied in accordance with subsection 12.2; provided, that, there shall be no obligation to deposit any such net proceeds unless and until, and only to the extent that, the aggregate amount at any time outstanding (and not applied in accordance with this Agreement) exceeds $15,000,000 (such $15,000,000 to be calculated net of the amount to be reinvested under any then existing binding contract entered into by MCL or any of its Subsidiaries to reinvest such net proceeds), and (y) any property purchased with the net proceeds thereof shall be mortgaged or pledged, as the case may be, to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, to the extent required by subsection 7.9;

         (m) the sale or other disposition of the equity or assets of Peak Technologies, Inc., an Illinois corporation, for fair market value as reasonably determined by Borrower; and

         (n) sales of receivables and related assets to one or more direct or indirect wholly owned Subsidiaries of MCL on customary business terms (as reasonably determined by Borrower) (i) whose Capital Stock is pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to a Security Document reasonably acceptable to the Administrative Agent (ii) who is a Guarantor; (iii) who shall be subject to all the covenants contained in this Agreement as if references to BVBA contained therein are to such wholly owned Subsidiary of MCL; and (iv) whose business function is substantially similar to BVBA.

         8.6. Limitation on Investments. Make any Investment in (including, without limitation, any acquisition of all or any substantial portion of the assets, and any acquisition of a business or a product line, of other companies, other than the acquisition of inventory in the ordinary course of business), any Person (except to the extent permitted by subsection 8.3 or 8.7), except:

         (a) loans, advances or Indebtedness permitted by subsections 8.1(c) and 8.1(d);

         (b) Investments

                   (i) by any Non-Qualified Subsidiary in another Non-Qualified Subsidiary;

                   (ii) by MCL or any of its Subsidiaries in Borrower or a Qualified Subsidiary; and

                   (iii) by MCL or any of its Subsidiaries in any Non-Qualified Subsidiary (including to create any Non-Qualified Subsidiary); provided that (x) the requirements, if any, of subsection 7.9 are satisfied and
         (y) the aggregate amount of all investments in such Non-Qualified Subsidiaries shall not exceed (I) $10,000,000 (plus the sum of any amounts dividended or distributed by such Non-Qualified Subsidiaries to a Credit Party), minus (II) the sum of (x) the amount of any guarantees of Obligations of Non-Qualified Subsidiaries pursuant to subsection 8.3(c)(ii) and (y) the amount of any Indebtedness of any Non-Qualified Subsidiary at any such time outstanding in accordance with subsection 8.1(d)(iii);

         (c) MCL or any of its Subsidiaries may invest in, acquire and hold Cash Equivalents.

         (d) MCL or any of its Subsidiaries may make payroll advances in the ordinary course of business;

         (e) MCL or any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that nothing in this clause (e) shall prevent MCL or any of its Subsidiaries from offering such concessionary trade terms, or from receiving such investments, in connection with the bankruptcy or reorganization of its suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances;

         (f) MCL or any of its Subsidiaries may make travel and entertainment advances and relocation and other loans to officers and employees of MCL or any of its Subsidiaries; provided that the aggregate principal amount of all such loans and advances outstanding at any one time, together with the guarantees of such loans and advances made pursuant to subsection 8.3(e), shall not exceed $3,000,000 at any one time outstanding;

         (g) Investments by Borrower, MCL and any Subsidiary of MCL that is a Guarantor not to exceed $50,000,000 at any time outstanding;

         (h) Investments made in order to consummate Acquisitions; provided, however, that (w) no Default or Event of Default exists or will result therefrom; (x) on a pro forma basis, after giving effect to such Acquisition(s), (A) MCL would have been in compliance with subsection 8.9 on the last day of the most recently completed fiscal quarter (assuming, for purposes of subsection 8.9, that such Acquisition had occurred on the first day of the trailing four quarter period ending on such last day) as evidenced in an Officers' Certificate delivered to the Administrative Agent and each Lender at least 10 Business Days prior to the consummation of such Acquisition, accompanied by supporting schedules and data in reasonable detail, and (B) MCL can reasonably be expected to remain in compliance with such covenants through the final maturity date of the Loans and to have sufficient cash liquidity to conduct its business and pay its debts and other liabilities as they come due; (y) the aggregate amount of the Acquisition Consideration (which for each Acquisition shall be measured at the date of consummation thereof) for all Acquisitions consummated since the Closing Date shall not exceed $150,000,000; and (z) such Acquisition shall be effected through Borrower or a Qualified Subsidiary and the Person acquired shall be merged with or into a Borrower or a Qualified Subsidiary or shall be at the time of consummation thereof a Qualified Subsidiary (any such Acquisition in compliance with this subsection 8.6(h), a "Permitted Acquisition");

         (i) MCL or any of its Subsidiaries may make loans to senior management of MCL or any of its Subsidiaries in an aggregate principal amount not to exceed

    $1,000,000 for purposes of their purchasing Capital Stock of MCL or any of its Subsidiaries;

         (j) transactions effected in accordance with subsection 8.5;

         (k) Contingent Obligations permitted pursuant to subsection 8.3 hereof;

         (l) Investments existing as of Closing Date and set forth on Schedule 8.6; and

         (m) any Non-Qualified Subsidiary (other than BVBA) may invest in and hold Investments not to exceed $20,000,000 in the aggregate at any one time outstanding, and BVBA may invest in Cash Equivalents.

         If any Subsidiary would be required to comply with subsection 7.9(b) immediately after giving effect to any investment permitted by subsection 8.6(b), such Subsidiary shall comply with the requirements of such subsection within 10 days of the transaction giving rise to such requirement.

         8.7. Capital Expenditures. Make or commit to make any Capital Expenditures, except that the Credit Parties and their Subsidiaries may make or commit to make Capital Expenditures not exceeding the amount set forth below (the "Base Amount") for each of the fiscal years or periods of MCL (or other period) set forth below:

                     Fiscal Year                   Base Amount
                     -----------                   -----------
                        2002                       $80 million
                        2003                       $75 million
                        2004                       $75 million
                        2005                       $80 million
                        2006                       $80 million
                        2007                       $85 million
                        2008                       $85 million

provided that (A) for any period set forth above, the Base Amount set forth above may be increased by a maximum of 100% of the Base Amount for any such period by carrying over to the next period only any portion of the Base Amount (without giving effect to any increase) not spent in the immediately preceding period only, and that Capital Expenditures in any period shall be deemed first made from the Base Amount applicable to such period in any given period, and (B) notwithstanding anything to the contrary herein, additional Capital Expenditures may be made with net proceeds received in property sales or dispositions under subsection 8.5(g), 8.5(h) or 8.5(l).

         8.8. Hedge Agreements. Enter into, create, incur, assume or suffer to exist any Hedge Agreements or obligations in respect thereof except in the ordinary course of business for non-speculative purposes or pursuant to subsection 7.13.

         8.9. Financial Covenants.

         (A) Leverage Ratio. At the last day of any fiscal quarter set forth below, permit the Leverage Ratio to be greater than the ratio set forth below for such fiscal quarter:

           Fiscal Year                Fiscal Quarter                 Ratio
           -----------                --------------                 -----
               2002                   Third                          2.75:1.0
                                      Fourth                         2.75:1.0

               2003                   First                          2.75:1.0
                                      Second                         2.75:1.0
                                      Third                          2.75:1.0
                                      Fourth                         2.50:1.0

               2004                   First                          2.50:1.0
                                      Second                         2.50:1.0
                                      Third                          2.50:1.0
                                      Fourth                         2.25:1.0

               2005                   First                          2.25:1.0
                                      Second                         2.25:1.0
                                      Third                          2.25:1.0
                                      Fourth                         2.0:1.0

               2006                   First                          2.0:1.0
                                      Second                         2.0:1.0
                                      Third                          2.0:1.0
                                      Fourth                         2.0:1.0

               2007                   First                          2.0:1.0
                                      Second                         2.0:1.0
                                      Third                          2.0:1.0
                                      Fourth                         2.0:1.0

         (B) Consolidated Fixed Charge Coverage. At the last day of any fiscal quarter set forth below, permit the Consolidated Fixed Charge Coverage Ratio to be less than the ratio set forth below for such fiscal quarter:

                                                                   Consolidated
                                                                   Fixed Charge
           Fiscal Year                Fiscal Quarter              Coverage Ratio
           -----------                --------------              --------------
               2002                   Third                         2.50:1.0
                                      Fourth                        2.50:1.0

               2003                   First                         2.50:1.0
                                      Second                        2.50:1.0
                                      Third                         2.50:1.0
                                      Fourth                        2.50:1.0

               2004                   First                         2.50:1.0
                                      Second                        2.50:1.0
                                      Third                         2.50:1.0
                                      Fourth                        2.75:1.0

               2005                   First                         2.75:1.0
                                      Second                        2.75:1.0
                                      Third                         2.75:1.0
                                      Fourth                        3.0:1.0

               2006                   First                         3.0:1.0
                                      Second                        3.0:1.0
                                      Third                         3.0:1.0
                                      Fourth                        3.0:1.0

               2007                   First                         3.0:1.0
                                      Second                        3.0:1.0
                                      Third                         3.0:1.0
                                      Fourth                        3.0:1.0

         8.10. Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of MCL to (a) make Dividend Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, MCL or any other Subsidiary of MCL, (b) make loans or advances to, or other Investments in, MCL or any other Subsidiary of MCL or (c) transfer any of its assets to MCL or any other Subsidiary of MCL, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Credit Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or (iii) documents relating to the Existing Senior Notes.

         8.11. Limitation on Dividends. Declare, make or pay any Dividend Payments on any shares of any class of Capital Stock, either directly or indirectly, except that:

         (a) Subsidiaries may pay Dividend Payments pro rata to the holders of their Capital Stock (giving effect to relative preferences and priorities);

         (b) MCL or any of its Subsidiaries may pay or make Dividend Payments or distributions to any holder of its Capital Stock in the form of additional shares of Capital Stock of the same class and type;

         (c) [Reserved];

         (d) [Reserved]; and

         (e) Borrower may make Dividend Payments to Moore Holdings U.S.A. Inc. and Moore Holdings U.S.A. Inc. may make Dividend Payments to MCL so that MCL may repurchase Capital Stock of MCL (and MCL may repurchase Capital Stock of
    MCL), provided that (i) the aggregate amount of Dividend Payment by Borrower, Moore Holdings U.S.A. Inc. and MCL (without duplication for Dividend Payments by Borrower to Moore Holdings U.S.A. Inc. or by Moore Holdings U.S.A. Inc. to MCL) pursuant to this paragraph (e) shall not exceed $20,000,000 during each 12 month period during the term of this Agreement beginning on August 2 of any year and $100,000,000 in the aggregate during the term of this Agreement, (ii) no Default or Event of Default then exists or would arise therefrom and each Credit Party is in pro forma compliance with subsection 8.9 and (iii) on a pro forma basis after giving effect to such Dividend Payment, there exists at least $50,000,000 of Available Revolving Credit Commitments.

         8.12. Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except for transactions which are otherwise permitted under this Agreement or which are in the ordinary course of MCL's or any of its Subsidiaries' business and which are upon fair and reasonable terms no less favorable to MCL or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate; provided that nothing in this subsection 8.12 shall prohibit MCL or any of its

Subsidiaries from engaging in the following transactions: (1) transactions between or among Credit Parties, (2) the performance of MCL's or any of its Subsidiaries' obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (3) the payment of fees, compensation and other benefits to, and customary indemnity and reimbursement provided on behalf of, employees, officers, directors or consultants of MCL or any of its Subsidiaries in the ordinary course of business, (4) the maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, in each case, in the ordinary course of business, (5) transactions permitted by subsection 8.11, (6) transactions between any Credit Party and any Subsidiary of a Credit Party permitted by subsections 8.1, 8.3, 8.5 and 8.6 and (7) transactions existing on the Closing Date and included on Schedule 8.12 on the terms in effect on the Closing Date.

         8.13. Limitation on Changes in Fiscal Year. Permit the fiscal year of MCL to end on a day other than on December 31 in any calendar year.

         8.14. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which MCL and any of its Subsidiaries is engaged on the Closing Date (or which are substantially related thereto or are reasonable extensions thereof).

         8.15. Amendments to Certain Documents. Amend, modify, waive or terminate any provisions of the documentation governing the organization of MCL or any of its Subsidiaries in any such case in a manner which is materially adverse to any Credit Party or any of its Subsidiaries or the Lenders, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld.

         8.16. Limitation on Prepayments and Amendments of Certain Debt; Refinancing of Existing Senior Notes. (a) Optionally prepay, retire, redeem, purchase, defease or exchange, or make or arrange for any mandatory prepayment, retirement, redemption, purchase or defeasance, of any outstanding Subordinated Indebtedness (other than (1) any refinancing of Indebtedness permitted by this Agreement, (2) the Obligations and (3) the conversion or exchange of Indebtedness of MCL or any of its Subsidiaries for or into Capital Stock of
MCL), (b) waive, amend, supplement, modify, terminate or release any of the provisions with respect to any Subordinated Indebtedness of MCL or any of its Subsidiaries without the prior consent of the Administrative Agent, to the extent that any such waiver, amendment, supplement, modification, termination or release would be materially adverse to MCL or any of its Subsidiaries or the Lenders (provided, however, in no event shall MCL or any of its Subsidiaries waive, amend, supplement, modify, terminate or release any of the subordination provi-sions with respect to any Subordinated Indebtedness) or would provide for any amendment or waiver of the Existing Senior Notes such that they need not be refinanced with the proceeds of the Loans or (c) refinance the Existing Senior Notes other than with the proceeds of the Loans.

         8.17. No Further Negative Pledge. Except with respect to the documents relating to the Existing Senior Notes and other Indebtedness of one or more Non-Qualified Subsidiaries described on Schedule 8.1(a) and prohibitions against other encumbrances on specific property encumbered (and the related agreements and proceeds) to secure payment of particular Indebtedness permitted hereunder or prohibitions in license agreements under which MCL or any of its Subsidiaries is the licensee, enter into any agreement prohibiting the creation or assumption of any Lien upon its Properties, whether now owned or hereafter acquired, except pursuant to (a) the Credit Documents, (b) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Credit Documents on property or assets of MCL or any of its Subsidiaries (whether now owned or hereafter acquired) securing the Loans or any Interest Rate Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of MCL or of its Subsidiaries to secure the Loans or any Interest Rate Agreement, and (c) any industrial revenue or development bonds, acquisition agreement or operating leases of real property and equipment entered into in the ordinary course of business. Notwithstanding any of the foregoing, Indebtedness incurred by a Non-Qualified Subsidiary may contain a provision that no Lien on the assets of such Non-Qualified Subsidiary may exist unless such Indebtedness is equally and ratably secured with any other Indebtedness secured by such assets.

         SECTION 9. EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following events:

         (a) Borrower shall fail to (i) pay any principal of any Loan or Note when due in accordance with the terms hereof or thereof or to reimburse the Issuing Lender in accordance with subsection 3.8 or (ii) pay any interest on any Loan or Note or any other amount payable under any Credit Document within three days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

         (b) Any representation or warranty made or deemed made by any Credit Party in any Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) Any Credit Party shall default in the observance or performance of any agreement contained in subsection 7.7(a) or 7.9 or Section 8 of this Agreement; or

         (d) Any Credit Party shall default in the observance or performance of any other agreement contained in any Credit Document and such default shall continue unremedied for a period of 30 days after Borrower's receipt of written notice of such default from the Administrative Agent or any Lender; or

         (e) With respect to any Indebtedness, Interest Rate Agreement or Contingent Obligation which aggregates in excess of $5,000,000 (other than the Loans and L/C Obligations) (A) any Credit Party or any of its Subsidiaries shall (i) default in any payment of principal of or interest on or other amounts in respect of any such Indebtedness (other than the Loans, the L/C Obligations and any intercompany debt) or Interest Rate Agreement or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement or Contingent Obligation was created; or (ii) default (after giving effect to any applicable grace period) in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness, the party or parties to such Interest Rate Agreements or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (determined without regard to whether any notice or lapse of time is required), such Indebtedness to become due prior to its stated maturity, such Interest Rate Agreement to be terminated, or such Contingent Obligation to become payable, (B) any such Indebtedness, Interest Rate Agreement or Contingent Obligation shall be declared due and payable, or required to be prepaid other than by regularly scheduled required repayment prior to the stated maturity thereof, or (C) any such Indebtedness, Interest Rate Agreement or Contingent Obligation shall mature and remain unpaid; or

         (f) (i) Any Credit Party or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Credit Party or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudi-cation or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Credit Party or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Credit Party or any of its Material Subsidiaries shall indicate in writing its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or
    (iii) above; or (v) any Credit Party or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) An ERISA Event or noncompliance with respect to Foreign Plans shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

         (h) One or more judgments or decrees shall be entered against any Credit Party or any of its Material Subsidiaries involving in the aggregate a liability (to the extent not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

         (i) Any material Credit Document shall cease, for any reason, to be in full force and effect or any Credit Party or any of its Subsidiaries shall so assert in writing, or any Security Document shall cease to give the Administrative Agent for the benefit of the Secured Parties the rights, powers and privilege purported to be created thereby or cease to be effective to grant a perfected Lien on the Collateral described in such Security Document with the priority purported to be created thereby, subject to such exceptions as may be permitted therein or herein, and in the case of any Security Agreement, such condition shall continue unremedied for 10 days after notice thereof to Borrower by the Administrative Agent or any Lender; or

         (j) There shall have occurred a Change of Control; or

         (k) Any non-monetary judgment, order or decree is entered against any Credit Party or any of its Subsidiaries which does or would reasonably be likely to have a Material Adverse Effect, and there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

then, and in any such event, (x) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Credit Party, automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (ii) all obligations of the Credit Parties in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and the Issuing Lender's obligations to issue the Letters of Credit shall immediately terminate and (y) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Borrower, declare the Commitments and the Issuing Lender's obligations to issue the Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligations shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to Borrower, (a) declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (b) declare all or a portion of the obligations of Borrower in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that Borrower discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations. All payments under this Section 9 on account of undrawn Letters of Credit shall be made by Borrower directly to a cash collateral account established by the Administrative Agent for such purpose for application to Borrower's reimbursement obligations under subsection 3.8 as drafts are presented under the Letters of Credit, (x) with the balance, if any, to be applied to Borrower's obligations under this Agreement and the Notes as the Administrative Agent shall determine with the approval of the Required Lenders and (y) after all Letters of Credit have terminated in accordance with their terms (or been fully drawn upon), and after all obligations under this Agreement and the Notes have been paid in full (other than ongoing indemnity obligations where no demand for payment has been made), any excess amounts on deposit shall be returned to Borrower. Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         SECTION 10. THE AGENTS AND THE ISSUING LENDER

         10.1. Appointment. Each Lender hereby irrevocably designate and appoint Citicorp USA, Inc. as the Administrative Agent under the Credit Documents and irrevocably authorize Citicorp USA, Inc., as Administrative Agent for such Lender, to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the

Credit Documents, together with such other powers as are reasonably incidental thereto. For the purposes of holding any security granted by any Credit Party pursuant to the laws of the Province of Quebec to secure payment of any debenture or other title of indebtedness issued by any Credit Party, the Administrative Agent shall be the holder of an irrevocable power of attorney (fonde de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Lenders. By executing an Assignment and Acceptance, each future Lender shall be deemed to ratify the power of attorney (fonde de pouvoir) granted to the Administrative Agent hereunder. The Administrative Agent agrees to act in such capacity. The Lenders and the Credit Parties agree that notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec), the Administrative Agent may, as the person holding the power of attorney of the Lenders, acquire any debentures or other titles of indebtedness secured by any hypothec granted by any Credit Party to the Administrative Agent pursuant to the laws of the Province of Quebec. Unless expressly provided to the contrary in the relevant document, the Administrative Agent holds any security granted by any Credit Party under the laws of England in trust for the Administrative Agent, the Issuing Lender and the Lenders from time to time. Subject to the terms of the Credit Documents, each of the Administrative Agent, the Issuing Lender and each Lender authorizes the Administrative Agent to execute, hold and enforce any security granted by any Credit Party under the laws of England. The perpetuity period for the trusts in this subsection 10.1 is 80 years. (Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship (except to the extent that the Administrative Agent acts as trustee as specifically set out above) with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against any Agent.)

         10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each of the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in subsection 10.3.

         10.3. Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, the Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit

Documents or for any failure of any Credit Party to perform its obligations thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Credit Document, or to inspect the properties, books or records of any Credit Party.

         10.4. Reliance by Agents. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, entries maintained in the Register, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Credit Document in accordance with a request of the Required Lenders (unless a higher percentage of Lenders is expressly required), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         10.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from an Agent, a Lender or Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent nor any officers, directors, employees, agents, attorneys-in-fact or Affiliates thereof has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.7. Indemnification. The Lenders agree to indemnify the Agents in their capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to the respective amounts of their respective Commitments (or, to the extent such Commitments have been terminated, according to the respective outstanding principal amounts of the Loans and the L/C Obligations and the respective obligations, whether as Issuing Lender or a Participating Lender, under the Letter of Credit), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Commitments, the Credit Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this subsection 10.7 shall survive the repayment of the Loans and all other amounts payable hereunder.

         10.8. Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though such Agent were not an Agent hereunder. With respect to Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each

Agent shall have the same rights and powers, duties and liabilities under the Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

         10.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and Borrower. If the Administrative Agent shall resign as Administrative Agent under the Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall, so long as no Event of Default has occurred and is continuing, be approved by Borrower, which shall not unreasonably withhold or delay its approval, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. If no successor agent has accepted appointment as the applicable Administrative Agent by the date which is 30 days following the retiring Administrative Agent's notice of registration, the retiring Administrative Agent's registration shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Credit Documents.

         10.10. Issuing Lender as Issuer of Letters of Credit. Each Revolving Credit Lender hereby acknowledges that the provisions of this Section 10 shall apply to the Issuing Lender, in its capacity as issuer of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent, except that obligations to indemnify the Issuing Lender shall be ratable among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the outstanding principal amount of their respective Revolving Credit Loans and L/C Obligations and their respective participating interests in the outstanding Letters of Credit).

         10.11. Other Agents. Each Lender hereby acknowledges that neither the Syndication Agent, the Sole Lead Arranger, the Co-Documentation Agents nor any other Lender designated as "Agent" hereunder or herein or in any Credit Document has any liability hereunder other than in its capacity as a Lender. Each party hereto agrees that each Agent not a signatory hereto shall be a third party beneficiary of the rights herein set forth applicable to such Agent.

         10.12. Parallel Debt. (a) Each Credit Party hereby irrevocably and unconditionally undertake to pay the Administrative Agent amounts equal to any amounts owing by such Credit Party to each Lender under the Credit Documents as and when the same fall due for payment thereunder, so that the Administrative Agent shall be the obligee of such covenant to pay and shall be entitled to claim performance thereof in its own name and not as agent acting on behalf of the Lenders.


         (b) The Credit Parties and the Administrative Agent acknowledge that for this purpose such obligations of the Credit Parties are several and are separate and independent from, and without prejudice to, the identical obligations which the Credit Parties have to each Lender under the relevant Credit Documents, provided that this shall not, at the time, result in any Credit Party incurring an aggregate obligation to the Lenders and Administrative Agent which is greater than the obligation to the Lenders under the Credit Documents.

         (c) Without prejudice to the foregoing, it is agreed by the parties that (i) the amounts due and payable by any Credit Party under this subsection
10.12 (the "Parallel Debt") shall be decreased to the extent that such Credit Party has paid any amounts to the Administrative Agent or any Lender in respect of liabilities hereunder and vice versa and (ii) the Parallel Debt shall not exceed the aggregate of the corresponding obligations which any Credit Party has to the Administrative Agent and the Lenders under the Credit Documents.

         (d) Nothing in this subsection 10.12 shall in any way negate, affect or increase the obligations of any Credit Party to the Administrative Agent and the Lenders under the Credit Documents in respect of the liabilities under this Agreement. For the purpose of this subsection 10.12, the Administrative Agent acts in its own name and on behalf of itself and not as agent or representative of any other party hereto and any security granted to the Administrative Agent to secure the Parallel Debt is granted to the Administrative Agent in its capacity as creditor of the Parallel Debt as well as any other capacity under the Credit Documents.

         (e) Without limiting or affecting the Administrative Agent's rights against the Credit Parties (whether under this subsection 10.12 or under any other provision of the Credit Documents), the Administrative Agent agrees with each Lender (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as parallel creditor except with the consent of each Lender. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Administrative Agent's right to act in the protection or preservation of rights under, or to enforce any, Credit Document (or to do any act reasonably incidental to any of the foregoing).

         SECTION 11. MISCELLANEOUS

         11.1. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, no Credit Document nor any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 11.1. With the written consent of the Required Lenders, the Administrative Agent (acting at the request of the Required Lenders) and the applicable Credit Parties or their Subsidiaries may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to any Credit Document to which they are parties or changing in any manner the rights of the Lenders or of any such Credit Party or its Subsidiaries thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of any such Credit Document or any Default or Event of Default and its consequences; provided that:

         (a) no such waiver and no such amendment, supplement or modification shall release all or substantially all of the Guarantees or the Collateral without the written consent of each affected Lender; provided that, notwithstanding the foregoing, this paragraph (a) shall not be applicable to and no consent shall be required for releases of Collateral in connection with any dispositions permitted by subsection 8.5;

         (b) no such waiver and no such amendment, supplement or modification shall forgive the principal amount or extend the date for any scheduled amortization payment of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Termination Date as then in effect, or reduce the stated rate of any interest, fee or letter of credit commission payable hereunder (except in connection with the waiver of applicability of any post-default increase in interests, fees or letter of credit commission, and it being further understood and agreed that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest, fees or letter of credit commission for the purposes of this clause (b)) or extend the scheduled date of any payment of any interest, fee or commitment commission, or increase the amount of the Commitments (it being understood that waivers or modifications of conditions precedent, covenants, Defaults of Events of Default or of mandatory reductions in the Commitments shall not constitute an increase in the Commitments of any Lender), or modify subsection 11.7(a) or subsection in case without the written consent of each Lender whose obligations or Revolving Credit Commitments, as the case may be, held hereunder are being directly modified thereby;

         (c) no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of this subsection 11.1 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Loans and the Commitments on the Closing Date) or reduce any percentage specified in the definition of Required Lenders (it being understood that, with the written consent of the Required Lenders (such consent not required with respect to the Term Loan B Facility Increase), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and Revolving Credit Commitments are included in the Closing Date), or consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement and the other Credit Documents, in each case without the written consent of all Lenders;

         (d) no such waiver and no such amendment, supplement or modification shall change the allocation of payments between the Term Loan Facilities pursuant to subsection 4.4 or make any change to subsection 4.4(e), in each case without the written consent of the Majority Facility Lenders in respect of each Term Loan Facility adversely affected thereby (it being understood and agreed that, with the consent of the Required Lenders, additional extensions of term loans may be included for purposes of allocation of payments pursuant to subsection 4.4 on substantially the same basis as either the Tranche A Term Loans or Tranche B Term Loans (as agreed by Borrower and the Required Lenders) are treated on the Closing Date) and that only the consent of the Credit Parties and the entities providing the Term Loan B Facility Increase need be obtained for any such allocation of payments in respect of the Term Loan B Facility Increase;

         (e) no such waiver and no such amendment, supplement or modification shall reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility;

         (f) no such waiver and no such amendment, supplement or modification shall reduce the amount of, or extend the date of, any scheduled amortization payment in respect of any Term Loan without the written consent of all of the Lenders holding Term Loans pursuant to the respective Facility, and all of the Lenders under the Revolving Credit Facility may extend the Revolving Credit Termination Date (it being understood that the consent of no other Lender or Agent need be obtained);

         (g) no such waiver and no such amendment, supplement or modification affecting the then Administrative Agent or Issuing Lender shall amend, modify or waive any provision of Section 10 without the written consent of such Administrative Agent or Issuing Lender, as the case may be; and

         (h) without the consent of any other Agent or of any Lender, the Credit Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any Property or so that the security interests therein comply with applicable law.

Any such waiver and any such amendment, supplement or modification described in this subsection 11.1 shall apply equally to each of the Lenders and shall be binding upon each Credit Party and its Subsidiaries, the Lenders, the Administrative Agent and the Issuing Lender and all future holders of the Notes and the Loans. Any extension of a Letter of Credit by the Issuing Lender shall be treated hereunder as a new Letter of Credit. In the case of any waiver, the Credit Parties, the Lenders, the Administrative Agent and Issuing Lender shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         11.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex, if one is listed), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or, in the case of telex notice, when sent, answer back received, addressed as follows in the case of Borrower or any other Credit Party, the Administrative Agent, and as set forth in Schedule I in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                  Borrower:                      Moore North America, Inc.
                                                 One Canterbury Green
                                                 Stamford, CT  06901
                                                 Attention: General Counsel
                                                 Telecopy:  (203) 406-3856
                                                 Telephone: (203) 406-3717

                  With a copy to:                Latham & Watkins
                                                 Sears Tower, Suite 5800
                                                 Chicago, IL  60606
                                                 Attention: Jeffrey G. Moran
                                                 Telecopy:  (312) 993-9767
                                                 Telephone:    (312) 876-7700

                                                          and

                                                 Osler Hoskin & Harcourt
                                                 1 First Canadian Place
                                                 Toronto, Ontario M5X 1B8
                                                 Canada
                                                 Attention: Randall Pratt
                                                 Telecopy:  (416) 862-6666
                                                 Telephone: (416) 862-6596

                  The Administrative Agent
                  and Swing Line Lender:         Citicorp USA, Inc.
                                                 Two Penns Way, Suite 200
                                                 New Castle, DE  19720
                                                 Attention: Paul Joseph
                                                 Telecopy:  (302) 894-6016
                                                 Telephone: (212) 994-0961

                  and

                                                 Citicorp USA, Inc.
                                                 Citibank Place
                                                 123 Front Street West
                                                 Toronto, Ontario M5J 2M3
                                                 Canada
                                                 Attention: Rod Smith
                                                 Telecopy:  (416) 947-5802
                                                 Telephone: (416) 947-5348

                  With a copy to:                Cahill Gordon & Reindel
                                                 80 Pine Street
                                                 New York, NY  10005
                                                 Attention: Michael E. Michetti
                                                 Telecopy:  (212) 269-5420
                                                 Telephone: (212) 701-3000
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsections 3.4, 3.5, 4.1, 4.2, 4.3 and 4.4 shall not be effective until received and provided, further, that the failure to provide the copies of notices to Borrower provided for in this subsection 11.2 shall not result in any liability to the Administrative Agent.

         11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Notes and the making of the extensions of credit hereunder.

         11.5. Indemnification; Payment of Expenses and Taxes. (a) MCL and Borrower jointly and severally agree to pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Sole Lead Arranger and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents and the Sole Lead Arranger in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Credit Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated or any such amendment, modification or waiver becomes effective), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents, the Sole Lead Arranger the Issuing Lenders or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agents, the Sole Lead Arranger, the Issuing Lenders or any Lender, in connection with the enforcement or protection of their rights in connection with the Credit Documents, including their rights under this subsection 11.5, or in connection with the Loans made, or Letters of Credit issued or drawn hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations relating to any workout or restructuring in respect of such Loans or Letters of Credit.

         (b) MCL and Borrower jointly and severally agree to indemnify the Agents, the Sole Lead Arranger, the Issuing Lender and each Lender, and each of their Affiliates, officers, directors and controlled parties of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Credit Document or any other agreement or instrument contemplated hereby by any Credit Party, the performance by any Credit Party of its respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on, under, at or from any Real Property or any other property or facility currently or formerly owned, leased or operated by any Credit Party or any of its Subsidiaries, or any liability under or violation of Environmental Laws related in any way to any Credit Party or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitees or (v) any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents.

         (c) To the extent that MCL or Borrower fails to pay any amount required to be paid by it to an Agent or an Issuing Lender under paragraph (a) or (b) of this subsection 11.5, each Lender severally agrees to pay to such Agent or such Issuing Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or such Issuing Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the aggregate amount of the total Loans and Commitments at the time.

         (d) To the extent permitted by applicable law, neither MCL nor Borrower shall assert, and each of MCL and Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this subsection 11.5 shall be payable promptly after written demand therefor.

         11.6. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of each Credit Party, the Lenders, each Agent, all future holders of the Notes and the Loans, and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking, lending or investment business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any participating interest in the Letters of Credit of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 11.7. Borrower also agrees that each Participant shall be entitled to the benefits of subsections 3.10, 4.11 and 4.12 with respect to its participation in the Letters of Credit and in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such Participant, or any right to instruct such Lender with respect to voting hereunder, only with respect to matters requiring the consent of either all of the Lenders hereunder or all of the Lenders holding the relevant Term Loans or Revolving Credit Commitments subject to such participation.

         (c) Subject to paragraph (g) of this subsection 11.6, any Lender may at any time and from time to time, in accordance with applicable law,

         (i) assign all or any part of its rights and obligations under this Agreement relating to the Term Loans and the Term Notes to any Lender or any Affiliate or Approved Fund of any Lender or the Federal Reserve Bank pursuant to an Assignment and Acceptance executed by such Assignee and such assigning Lender, and delivered to the Administrative Agent (for its acceptance and recording in the Register (as defined below));

         (ii) assign, with the consent of the Administrative Agent (which in each case shall not be unreasonably withheld or delayed), all or any part of its rights and obligations under this Agreement relating to the Revolving Credit Loans or the Revolving Credit Commitment and the Revolving Credit Notes to any Lender or any Affiliate thereof pursuant to an Assignment and Acceptance executed by such Assignee and such assigning Lender and the Administrative Agent, and delivered to the Administrative Agent for its acceptance and recording in the Register; and

         (iii) assign to one or more Eligible Assignees, all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance executed by such Assignee and such assigning Lender (and, in the case of an Eligible Assignee that is not then a Lender or an Affiliate or Approved Fund of a Lender, by Borrower (to the extent such assignment is not in connection with assignments by Citicorp USA, Inc. or any of its Affiliates in connection with the syndication of the Loans and Commitments within 60 days of the date hereof and so long as no Default or Event of Default shall have occurred and be continuing) and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register.

Unless an assignment is to any Lender or any Affiliate or Approved Fund of any Lender or the Federal Reserve Bank or unless the assigning Lender is transferring all of its rights and obligations, each sale pursuant to clause
(iii) of this subsection 11.6(c) shall be in a principal amount of at least $5,000,000 ($1,000,000 in the case of the Term Loan B Facility) (or such lesser amounts as the Administrative Agent and Borrower may determine) unless the assigning Lender is transferring all of its rights and obligations. In the event of a sale of less than all of such rights and obligations, such Lender after any such sale shall retain Commitments and/or Loans and/or L/C Participating Interests aggregating at least $1,000,000 (or in such lesser amount as the Administrative Agent and Borrower may determine). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a

Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of the indemnification provisions set forth in subsection 11.5).

         (d) The Administrative Agent, which for purposes of this subsection 11.6(d) only shall be deemed to be the agent of Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and by Borrower and the Administrative Agent to the extent required by paragraph (c) of this subsection 11.6), together with payment to the Administrative Agent of a registration and processing fee of $3,500 if the Assignee is not a Lender prior to the execution of such Assignment and Acceptance and $1,000 otherwise, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and Borrower (and no such assignment shall become effective unless and until so recorded); provided that, in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor or an Affiliate of such investment advisor (which funds are not then Lenders hereunder), only a single $3,500 fee shall be payable for all such contemporaneous assignments. On or prior to such effective date, Borrower at its own expense, shall execute and deliver to the Administrative Agent (in exchange for any or all of the Term Notes or Revolving Credit Notes of the assigning Lender, if any (or if any Note is lost, an affidavit of such loss and indemnity satisfactory to Borrower)) new Term Notes or Revolving Credit Notes, as the case may be, to the order of such Assignee (if requested) in an amount equal to the Revolving Credit Commitment or the Term Loans, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or any

Term Loans hereunder, new Term Loan Notes or Revolving Credit Notes, as the case may be, to the order of the assigning Lender in an amount equal to the Commitment or such Term Loans, as the case may be, retained by it hereunder (if requested). Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

         (f) Each Agent and the Lenders agree that they will use reasonable efforts to protect the confidentiality of any confidential information concerning each Credit Party and its Subsidiaries and Affiliates. Each Credit Party authorizes each Lender to disclose (i) to its directors, employees, officers, Affiliates and advisors, who shall be bound by the confidentiality provisions hereof, (ii) to any regulatory authority as required by law or to any quasi-regulatory authority (including the National Association of Insurance Commissioners), (iii) in connection with any enforcement or other legal action,
(iv) to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning any Credit Party and its Subsidiaries which has been delivered to such Lender by or on behalf of any Credit Party pursuant to this Agreement or which has been delivered to such Lender by or on behalf of any Credit Party in connection with such Lender's credit evaluation of each Credit Party and its Subsidiaries prior to becoming a party to this Agreement; provided that each Lender shall cause its respective prospective and actual Transferees to agree in writing to protect the confidentiality of any confidential information concerning each Credit Party and its Subsidiaries and Affiliates, (v) as has become generally available to the public, (vi) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such party or to the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, and (vii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding; provided, however, that each Credit Party acknowledges that the Administrative Agent has disclosed and may continue to disclose such information as the Administrative Agent in its sole discretion determines is appropriate to the Lenders from time to time.

         (g) If, pursuant to this subsection 11.6, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the terms of this Agreement including without limitation subsection 4.11(d).

         (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 11.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments merely creating security interests, including, without limitation, any pledge or assignment creating a security interest by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with ap-plicable law; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         11.7. Adjustments; Set-off. (a) If any relevant Lender (a "benefited Lender") shall at any time receive any payment of all or part of any of its Loans or L/C Participating Interests, as the case may be, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 9, or otherwise) in a greater proportion than any such payment to and collateral received by any other relevant Lender (other than in accordance with subsection 4.4(e) or any other provision hereof expressly providing for payments to be made only to an individual Lender or to the Lenders of a particular Facility), if any, in respect of such other relevant Lender's Loans or L/C Participating Interests, as the case may be, or interest thereon, such benefited Lender shall purchase for cash from the other relevant Lenders such portion of each such other relevant Lender's Loans or L/C Participating Interests, as the case may be, or shall provide such other relevant Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the relevant Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Credit Party agrees that each Lender so purchasing a portion of another Lender's Loans and/or L/C Participating Interests may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. The Administrative Agent shall promptly give Borrower notice of any set-off; provided that the failure to give such notice shall not affect the validity of such set-off.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Credit Party, any such notice being expressly waived by each Credit Party to the extent permitted by applicable law, upon (i) the filing of a petition under any of the provisions of the federal Bankruptcy Code or amendments thereto, by or against;
(ii) the making of an assignment for the benefit of creditors by; (iii) the application for the appointment, or the appointment, of any receiver of, or of any substantial portion of the property of; (iv) the issuance of any execution against any substantial portion of the property of; (v) the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any substantial portion of the property of; or (vi) the issuance of a warrant of attachment against any substantial portion of the property of any Credit Party to set off and apply against any indebtedness, whether matured or unmatured, of any Credit Party to such Lender, any amount owing from such Lender to any Credit Party, at or at any time after, the happening of any of the above mentioned events. As security for such indebtedness, each Credit Party hereby grants to each Lender a continuing security interest in any and all deposits, accounts or moneys of each Credit Party then or thereafter maintained with such Lender, subject in each case to subsection 11.7(a) of this Agreement. The aforesaid right of set-off may, to the extent permitted by applicable law, be exercised by such Lender against any Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of any Credit Party, or against anyone else claiming through or against any Credit Party or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and the Administrative Agent. This Agreement shall become effective with respect to Borrower, the Administrative Agent and the Lenders when the Administrative Agent shall have received copies of this Agreement executed by the Credit Parties, the Administrative Agent and the Lenders, or, in the case of any Lender, shall have received telephonic confirmation from such Lender stating that such Lender has executed counterparts of this Agreement or the signature pages hereto and sent the same to the Administrative Agent.

         11.9. Governing Law; Third Party Rights. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in this subsection 11.9, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. The designation of any Agent by the Administrative Agent in connection with the syndication hereof shall entitle such Agents to certain rights as third-party beneficiaries as provided herein, without any further act by any party hereto.

         11.10. Submission to Jurisdiction; Waivers. (a) Each party to this Agreement hereby irrevocably and unconditionally:

         (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

         (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

         (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (b) Each party hereto unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above and any counterclaim therein.

         11.11. [Reserved] .

         11.12. Interest. Each provision in this Agreement and each other Credit Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by Borrower for the use, forbearance or detention of the money to be loaned under this Agreement or any other Credit Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Credit Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Credit Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such other Credit Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Credit Document to the contrary, if the maturity of the Loans or the obligations in respect of the other Credit Documents are accelerated for any reason, or in the event of any prepayment of all or any portion of the Loans or the obligations in respect of the other Credit Documents by Borrower or in any other event, earned interest on the Loans and such other obligations of Borrower may never exceed the Highest Lawful Rate, and any unearned interest otherwise payable on the

Loans or the obligations in respect of the other Credit Documents that is in excess of the Highest Lawful Rate shall be canceled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of the Loans or such other obligations, be either refunded to Borrower or credited on the principal of the Loans. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and the Lenders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

         11.13. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.14. Integration. This Agreement and the other Credit Documents (and those provisions of the commitment letter dated July 1, 2002 among Borrower, MCL, Salomon Smith Barney Inc. and Citicorp USA, Inc. that expressly by their terms survive the execution and delivery of this Agreement) represent the entire agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

         11.15. Acknowledgments. Each Credit Party hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Credit Party arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and each Credit Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among any Credit Party and the Lenders.

         SECTION 12. COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

         12.1. Collateral Account. (a) The Administrative Agent is hereby authorized to establish and maintain at its office at 390 Greenwich Street, New York, NY 10013, in the name of the Administrative Agent and pursuant to a Control Agreement, a restricted deposit account designated "Moore North America, Inc. -- Collateral Account" with respect to which the Administrative Agent shall at all times have "control" (as defined in Section 9-104 of the UCC). Each Credit Party shall deposit into the Collateral Account from time to time; provided that there shall be no obligation to deposit any such net proceeds unless and until, and only to the extent that, the aggregate amount at any time outstanding (and not applied in accordance with this Agreement) exceeds $15,000,000 (such $15,000,000 to be calculated net of the amount to be reinvested under any then existing binding contract entered into by MCL or any of its Subsidiaries to reinvest such net proceeds), (A) the cash proceeds of any of the Collateral (including pursuant to any disposition thereof) to the extent contemplated herein or in any other Credit Document, (B) the cash proceeds of any Taking or Destruction with respect to Collateral, (C) any cash in respect of any Collateral to which the Collateral Agent is entitled pursuant to the Credit Documents, and (D) any cash such Credit Party is required to pledge as additional collateral security hereunder pursuant to the Credit Documents.

         (b) The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, the Administrative Agent shall within two Business Days of receiving a request of the applicable Credit Party for release of cash proceeds constituting (A) net insurance proceeds or net awards from the Collateral Account remit such cash proceeds on deposit in the Collateral Account to or upon the order of such Credit Party, so long as such Credit Party has satisfied the conditions relating thereto set forth in subsection 12.2, (B) net cash proceeds from any sale or other disposition of Collateral from the Collateral Account, remit such cash proceeds on deposit in the Collateral Account, so long as such Credit Party has satisfied the conditions relating thereto set forth in subsection 12.2 and (C) with respect to the L/C Sub-Account at such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of the Letters of Credit have been paid in full. At any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified herein, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Obligations in the manner specified in subsection 12.3 hereof subject, however, in the case of amounts deposited in the L/C Sub-Account, to the provisions of subsection 12.1(d). The Credit Parties shall have no right to withdraw, transfer or otherwise receive any fund deposited in the Collateral Account except to the extent specifically provided herein.

         (c) Amounts on deposit in the Collateral Account shall be invested from time to time in Cash Equivalents as the applicable Credit Party (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Administrative Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified herein, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in subsection 12.3 hereof.

         (d) Amounts deposited into the Collateral Account as cover for liabilities in respect of Letters of Credit under any provision of this Agreement requiring such cover shall be held by the Administrative Agent in a separate sub-account designated as the "L/C Sub-Account" (the "L/C Sub-Account") and, notwithstanding any other provision hereof to the contrary, all amounts held in the L/C Sub-Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second as collateral security for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full.

         12.2. Proceeds of Destruction, Taking and Collateral Dispositions. (a) So long as no Event of Default shall have occurred and be continuing, in the event there shall be any net award in respect of any Taking or net insurance proceeds in respect of any Destruction or net cash proceeds from any sale or disposition of Collateral of the type contemplated in subsection 8.5(h), the applicable Credit Party shall have the right, at such Credit Party's option, to apply such net award or net insurance proceeds within 270 days from the date of the applicable Destruction or Taking (or, in the case of such disposition, to apply such net cash proceeds within 270 days from the date of such disposition) to reinvest in properties or assets owned (or to be owned) by Borrower or a wholly owned Subsidiary of Borrower having a fair market value at least equal to the amount of such net insurance proceeds or net awards or net cash proceeds, as the case may be, in accordance with the applicable provisions of this Agreement. In the event such Credit Party elects so to reinvest such net insurance proceeds or net awards or net cash proceeds, as the case may be, such Credit Party shall deliver to the Administrative Agent (A) a written notice of such election and
(B) an Officers' Certificate stating that (1) the net insurance proceeds or net awards, as the case may be, shall be utilized so to reinvest in Collateral in the manner contemplated by the proviso set forth in clause (b) of the definition of Net Proceeds, or the net cash proceeds shall be utilized so to reinvest in Collateral in the manner contemplated by the proviso set forth in subsection 8.5(h), as the case may be, and (2) no Event of Default has occurred and is continuing (the items described in clauses (1) and (2) of this sentence, collectively, the "Investment Election Notice"). Upon receipt of an Investment Election Notice, the Administrative Agent shall release such net insurance pro-ceeds or net awards or net cash proceeds to such Credit Party in accordance with the provisions of subsection 12.1(b) hereof.

         12.3. Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, promptly by the Administrative Agent as follows:

         FIRST, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

         SECOND, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including, without limitation, compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

         THIRD, without duplication of amounts applied pursuant to clauses FIRST and SECOND above, to the indefeasible payment in full in cash, pro rata, of
    (i) interest, principal and other amounts constituting Obligations (other than the obligations arising under the Interest Rate Agreements) in each case equally and ratably in accordance with the respective amounts thereof then due and owing and (ii) the obligations arising under the Interest Rate Agreements in accordance with the terms of the Interest Rate Agreements; and

         FOURTH, the balance, if any, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

         In the event that any such proceeds are insufficient to pay in full the items described in clauses FIRST through THIRD of this subsection 12.3, the Credit Parties shall remain liable for any deficiency.



                      [This space intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                            MOORE NORTH AMERICA, INC.,
                                as Borrower


                            By:        Thomas J. Quinlan
                                ------------------------------------------
                                Name:  Thomas J. Quinlan
                                Title: Executive Vice President, Treasurer



                            MOORE CORPORATION LIMITED,
                                as Parent Guarantor


                            By:        Thomas J. Quinlan
                                ------------------------------------------
                                Name:  Thomas J. Quinlan
                                Title: Executive Vice President, Treasurer


                            MOORE HOLDINGS U.S.A.,
                                as Parent Guarantor


                            By:        Thomas J. Quinlan
                                ------------------------------------------
                                Name:  Thomas J. Quinlan
                                Title: Executive Vice President, Treasurer


                            THE NIELSEN COMPANY,
                                as Subsidiary Guarantor


                            By:        Thomas J. Quinlan
                                ------------------------------------------
                                Name:  Thomas J. Quinlan
                                Title: Executive Vice President, Treasurer

                            LITHO INDUSTRIES, INC.,
                                as Subsidiary Guarantor

                            By:        Thomas J. Quinlan
                                ------------------------------------------
                                Name:  Thomas J. Quinlan
                                Title: Executive Vice President, Treasurer


                            FRDK, INC.,
                                 as Subsidiary Guarantor

                            By:        Thomas J. Quinlan
                                ------------------------------------------
                                Name:  Thomas J. Quinlan
                                Title: Executive Vice President, Treasurer


                            PEAK TECHNOLOGIES, INC.,
                                                as Subsidiary Guarantor

                            By:        Thomas J. Quinlan
                                ------------------------------------------
                                Name:  Thomas J. Quinlan
                                Title: Executive Vice President, Treasurer


                            MH HOLDINGS LIMITED,
                                 as Subsidiary Guarantor

                            By:        Thomas J. Quinlan
                                ------------------------------------------
                                Name:  Thomas J. Quinlan
                                Title: President


                            QUALITY COLOR PRESS, INC.,
                                 as Subsidiary Guarantor

                            By:        Thomas W. Oliva
                                ------------------------------------------
                                Name:  Thomas W. Oliva
                                Title: President

                            MOORE GROUP SERVICES bvba,
                                 as Subsidiary Guarantor

                            By:        Thomas J. Quinlan
                                ------------------------------------------
                                Name:  Thomas J. Quinlan
                                Title: Director


                            MOORE BUSINESS FORMS HOLDING UK LIMITED,
                                 as Subsidiary Guarantor

                            By:        Jennifer O. Estabrook
                                ------------------------------------------
                                Name:  Jennifer O. Estabrook
                                Title: Director


                            MOORE INTERNATIONAL BV,
                                 as Subsidiary Guarantor

                            By:        Thomas J. Quinlan
                                ------------------------------------------
                                Name:  Thomas J. Quinlan
                                Title: Director


                            MOORE DE MEXICO HOLDINGS, SA DE CV.,
                                 as Subsidiary Guarantor

                            By:        Thomas W. Oliva
                                ------------------------------------------
                                Name:  Thomas W. Oliva
                                Title: President


                            MOORE BRASIL LTDA.,
                                 as Subsidiary Guarantor

                            By:        Francisco Alberte Itzaina
                                ------------------------------------------
                                Name:  Francisco Alberte Itzaina
                                Title: Managing Director

                            CITICORP USA, INC.,
                                 as Administrative Agent

                            By:        Robert H. Chen
                                ------------------------------------------
                                Name:  Robert H. Chen
                                Title: Vice President

                            CITIBANK, N.A.,
                                 as Lender

                            By:        Robert H. Chen
                                ------------------------------------------
                                Name:  Robert H. Chen
                                Title: Vice President


                            LASALLE BANK, N.A.,
                                 as Lender


                            By:        Aaron L. Markos
                                ------------------------------------------
                                Name:  Aaron L. Markos
                                Title: Assistant Vice President


                            FLEET NATIONAL BANK,
                                 as Lender


                            By:        Julie V. Jalelian
                                ------------------------------------------
                                Name:  Julie V. Jalelian
                                Title: Managing Director


                            COMERICA BANK,
                                 as Lender


                            By:        Thomas A. Higginbottom
                                ------------------------------------------
                                Name:  Thomas A. Higginbottom
                                Title: Senior Vice President,
                                       International Finance

                            BANK OF NOVA SCOTIA (ATLANTA AGENCY),
                                 as Lender


                            By:        W.E. Zarrett
                                ------------------------------------------
                                Name:  W.E. Zarrett
                                Title: Managing Director


                            CIBC INC.,
                                 as Lender


                            By:        Douglas Cornett
                                ------------------------------------------
                                Name:  Douglas Cornett
                                Title: Managing Director

                                                                     SCHEDULE II



                                                           PRICING GRID



                                    APPLICABLE MARGIN                            APPLICABLE MARGIN
                                  FOR EURODOLLAR LOANS                     FOR ALTERNATE BASE RATE LOANS
                        ------------------------------------------ ----------------------------------------------
       Leverage             Tranche A            Revolving              Tranche A               Revolving
        Ratio              Term Loans           Credit Loans            Term Loans            Credit Loans
----------------------- ------------------ ----------------------- --------------------- ------------------------

=>2.5 to 1.00                 2.50%                2.50%                  1.50%                   1.50%

<2.5 to 1.00                  2.25%                2.25%                  1.25%                   1.25%
but =>2.0 to 1.00

<2.0 to 1.00                  2.00%                2.00%                  1.00%                   1.00%
but =>1.5 to 1.00

<1.5 to 1.00                  1.75%                1.75%                   .75%                   .75%
but =>1.0

<1.0 to 1.00                  1.50%                1.50%                   .50%                   .50%

-------------------------------------------------------------------------------------------------------------------